Exhibit 10.1

EXECUTION VERSION

CREDIT AGREEMENT

by and among

CANTOR FITZGERALD SECURITIES

as Agent,

THE LENDERS THAT ARE PARTY HERETO

as the Lenders,

EGALET CORPORATION

as Borrower

Dated as of March 20, 2019

i

(continued)

(continued)

(continued)

(continued)

v

EXHIBITS AND SCHEDULES

Exhibit A-1	Form of Assignment and Acceptance
Exhibit B-1	Form of Notice of Borrowing
Exhibit C-1	Form of Compliance Certificate
Exhibit L-1	Form of LIBOR Notice
Exhibit P-1	Form of Perfection Certificate
Exhibit Q	Form of Guarantee
Exhibit R	Form of Closing Date Intercreditor Agreement
Exhibit S	Form of Intellectual Property Security Agreements
Exhibit T	Form of Intercompany Subordination Agreement

Schedule A-1	Agent’s Account
Schedule C-1	Commitments
Schedule D-1	Designated Accounts
Schedule P-1	Permitted Dispositions
Schedule 1.1	Definitions
Schedule 3.1	Conditions Precedent
Schedule 4.1(b)	Capitalization of Borrower
Schedule 4.1(c)	Capitalization of Borrower’s Subsidiaries
Schedule 4.1(d)	Subscriptions, Options, Warrants, Calls
Schedule 4.5	Intellectual Property
Schedule 4.6(b)	Litigation
Schedule 4.11	Environmental Matters
Schedule 4.14	Permitted Indebtedness
Schedule 4.15	Tax Related Proceedings
Schedule 4.26	Regulatory Disclosure
Schedule 5.1	Financial Statements, Reports, Certificates
Schedule 5.19	Post-Closing Obligations

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”), is entered into as of March 20, 2019, by and among the lenders identified on the signature pages hereof (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”, as that term is hereinafter further defined), Cantor Fitzgerald Securities, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”) and Egalet Corporation, a Delaware corporation  (the “Borrower”).

WHEREAS, capitalized terms used in the preamble hereto and in these Recitals shall have the respective meanings set forth for such terms in Schedule 1.1;

WHEREAS, the Borrower has requested that the Lenders provide a revolving credit facility and the Lenders are willing to do so on the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      DEFINITIONS AND CONSTRUCTION.

1.1.                            Definitions.  Capitalized terms used in this Agreement shall have the meanings specified therefor on Schedule 1.1.

1.2.                            Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, that (i) if the Borrower notifies Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Closing Date or in the application thereof on the operation of such provision (or if Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Agent and the Borrower agrees that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Lenders and the Borrower after such Accounting Change conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon and agreed to by the Required Lenders, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred, and (ii) to the extent expressly required pursuant to the provisions of this Agreement, certain calculations shall be made on a pro forma basis.  When used herein, the term “financial statements” shall include the notes and schedules thereto.  Whenever the term “Borrower” is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower and its Subsidiaries on a consolidated basis, unless the context clearly requires otherwise.  Notwithstanding anything to the contrary contained herein, (a) all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under the Financial Accounting Codification Section 825-10 (or any similar accounting principle) permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof, and (b) the term “unqualified opinion” as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is (i) unqualified, and (ii) does not include any explanation, supplemental comment, or other comment concerning the ability of the applicable Person to continue as a going concern or concerning the scope of the audit.  Notwithstanding any other provision contained herein, any change in GAAP that would require an operating lease to be treated as a capital lease should not be given effect hereunder.

1.3.                            Code.  Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern.

1.4.                            Construction.  Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and  “including” are not limiting, and the term “or” has, except where the context otherwise requires, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be.  Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified.  Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties.  Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean (a) the indefeasible payment or repayment in full in cash of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, together with the payment of any premium applicable to the repayment of the Loans, (ii) all Lender Group Expenses that have accrued and are unpaid regardless of whether demand has been made therefor, (iii) all fees or charges that have accrued hereunder or under any other Loan Document (including the Unused Line Fee and the Utilization Fee) and are unpaid, (b) the receipt by Agent of cash collateral in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to Agent or a Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including attorneys’ fees and legal expenses), such cash collateral to be in such amount as Agent reasonably determines is appropriate to secure such contingent Obligations, (c) the payment or repayment in full in cash of all other outstanding Obligations other than unasserted contingent indemnification Obligations and (d) the termination of all of the Commitments of the Lenders.  Any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns.  Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record.  Any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time.  Any references in this Agreement to “Articles” and/or “Sections” which make reference to any particular piece of legislation or statute, including without limitation, Bankruptcy Code, ERISA, IRC and/or the Code shall for greater certainty mean the equivalent section in the applicable piece of legislation to the extent that the context implies reference to such other similar or equivalent legislation as is in effect from time to time in any other applicable jurisdiction, as applicable.  Furthermore, where any such reference is meant to apply to such other similar or equivalent legislation where such other similar or equivalent legislation has parallel or like concepts, then such references shall import such parallel or like concepts from such other similar or equivalent legislation, as applicable.

1.5.                            Time References.  Unless the context of this Agreement or any other Loan Document clearly requires otherwise, all references to time of day refer to Eastern standard time or Eastern daylight saving time, as in effect in New York, New York on such day.  For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to and including”; provided that, with respect to a computation of fees or interest payable to Agent or any Lender, such period shall in any event consist of at least one full day.

1.6.                            Schedules and Exhibits.  All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

1.7.                            Divisions.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

2.                                      LOANS AND TERMS OF PAYMENT.

2.1.                            Revolving Loans.

(a)                                 Subject to the terms and conditions of this Agreement, and prior to the Maturity Date, each Revolving Lender agrees (severally, not jointly or jointly and severally) to make revolving loans denominated in Dollars (“Revolving Loans”) to the Borrower in an aggregate amount (after giving effect to such Revolving Loan) at any one time outstanding not to exceed such Lender’s Revolver Commitment.

(b)                                 On the Closing Date, the Borrower shall borrow the Minimum Draw Amount  and, notwithstanding anything to the contrary contained herein, an amount equal to the Minimum Draw Amount shall be outstanding at all times prior to the Maturity Date, unless otherwise repaid pursuant to Section 2.4(e).

(c)                                  Amounts in excess of the Minimum Draw Amount borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time prior to the Maturity Date.  The outstanding principal amount of the Revolving Loans, together with interest accrued and unpaid thereon, shall be due and payable on the Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement.

2.2.                            [Reserved].

2.3.                            Borrowing Procedures and Settlements.

(a)                                 Procedure for Borrowing Revolving Loans.  Each Borrowing shall be made by a written request in the form attached hereto as Exhibit B-1 (a “Notice of Borrowing”) by an Officer of the applicable Borrower delivered to Agent and received by Agent no later than 2:00 p.m. (x) on the Business Day that is three (3) Business Days prior to the requested Funding Date for any Borrowing of a Base Rate Loan and (y) on the Business Day that is three (3) Business Days prior to the requested Funding Date for any Borrowing of a LIBOR Rate Loan, specifying, in each case, (A) the amount of such Borrowing, and (B) the requested Funding Date (which shall be a Business Day); provided, that (i) a

Notice of Borrowing in respect of any Borrowing to be made on the Closing Date may be delivered no later than 5:00 p.m. on the Business Day prior to the Closing Date and (ii) Agent may, at the direction of the Required Lenders in their sole discretion, elect to accept as timely requests that are received later than 2:00 p.m. on the applicable Business Day. At Agent’s election, in lieu of delivering the above-described written request, any Officer of the applicable Borrower may give Agent telephonic notice of such request by the required time.  In such circumstances, the Borrower agrees that any such telephonic notice will be confirmed in writing within one (1) Business Day of the giving of such telephonic notice, but the failure to provide such written confirmation shall not affect the validity of the request.  The Borrowing of any LIBOR Rate Loan shall be subject to the provisions of Section 2.12.

(b)                                 [Reserved]

(c)                                  Making of Revolving Loans.

(i)                                     If a Revolving Loan is requested, then after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall promptly notify the Lenders by telecopy, telephone, email, or other electronic form of transmission, of the requested Borrowing; provided that the borrowing of any LIBOR Rate Loans shall be subject to the provisions of Section 2.12; provided that no Notice of Borrowing shall be delivered to any Lender during the hours of 9:00 a.m. through 4:00 p.m., New York City time, on any Business Day.  Each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent’s Account, not later than 2:00 p.m. on the Business Day that is the requested Funding Date.  After Agent’s receipt of the proceeds of such Revolving Loans from the Lenders, Agent shall make the proceeds thereof available to the applicable Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to a Designated Account; provided, that, no Lender shall have an obligation to make any Revolving Loan, if one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived.

(ii)                                  Unless Agent receives notice from a Lender prior to 2:00 p.m. on the Business Day that is the requested Funding Date relative to a requested Borrowing as to which Agent has notified the Lenders of a requested Borrowing that such Lender will not make available as and when required hereunder to Agent for the account of the Borrower the amount of that Lender’s Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower a corresponding amount.  If, on the requested Funding Date, any Lender shall not have remitted the full amount that it is required to make available to Agent in immediately available funds and if Agent has made available to the Borrower such amount on the requested Funding Date, then such Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent’s Account, no later than 11:00 a.m. on the Business Day that is the first Business Day after the requested Funding Date (in which case, the interest accrued on such Lender’s portion of such Borrowing for the Funding Date shall be for Agent’s separate account).  If any Lender shall not remit the full amount that it is required to make available to Agent in immediately available funds as and when required hereby and if Agent has made available to the Borrower such amount, then that Lender shall be obligated to immediately remit such amount to Agent, together with interest at the Defaulting Lender Rate for each day until the date on which such amount is so remitted.  A notice submitted by Agent to any Lender with respect to amounts owing under this Section 2.3(c)(ii) shall be conclusive, absent manifest error.  If the amount that a Lender is required to remit is made available to Agent, then such payment to Agent shall constitute such Lender’s Revolving Loan for all purposes of this Agreement.  If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify the Borrower of such failure to fund and, upon demand by Agent, the Borrower shall pay such amount to Agent for Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Revolving Loans composing such Borrowing.

(d)                                 [Reserved].

(e)                                  [Reserved].

(f)                                   Notation.  Agent, as a non-fiduciary agent for the Borrower, shall maintain at one of its offices in New York a copy of each Assignment and Acceptance delivered to it and a register showing the names and addresses of each Lender, the principal amount (and stated interest) of the Loans owing to each Lender and the interests therein of each Lender, from time to time. The entries in such register shall be conclusive absent manifest error, and the Borrower, the Agent, and the Lenders shall treat each Person whose name is recorded in the register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(g)                                  Defaulting Lenders.  Notwithstanding the provisions of Section 2.4(b)(ii), Agent shall not be obligated to transfer to a Defaulting Lender any payments made by the Borrower to Agent for the Defaulting Lender’s benefit or any proceeds of Collateral that would otherwise be remitted hereunder to the Defaulting Lender, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments (A) first, to each Non-Defaulting Lender ratably in accordance with their Commitments (but, in each case, only to the extent that such Defaulting Lender’s portion of a Revolving Loan (or other funding obligation) was funded by such other Non-Defaulting Lender), (B) to a suspense account maintained by Agent, the proceeds of which shall be retained by Agent and may be made available to be re-advanced to or for the benefit of Borrower (upon the request of Borrower and subject to the conditions set forth in Section 3.2) as if such Defaulting Lender had made its portion of Revolving Loans hereunder, and (C) from and after the date on which the Commitments are cancelled or terminated and all other Obligations have been paid in full, to such Defaulting Lender in accordance with tier (L) of Section 2.4(b)(ii).  Subject to the foregoing, Agent may hold and re-lend to the Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender.  Solely for the purposes of voting or consenting to matters with respect to the Loan Documents (including the calculation of Pro Rata Share in connection therewith) and for the purpose of calculating the fee payable under Section 2.10(b), such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero; provided, that the foregoing shall not apply to any of the matters governed by Section 14.1(a)(i) through (iii).  The provisions of this Section 2.3(g) shall remain effective with respect to such Defaulting Lender until the earlier of (y) the date on which all of the Non-Defaulting Lenders, Agent, and Borrower shall have waived, in writing, the application of this Section 2.3(g) to such Defaulting Lender, or (z) the date on which such Defaulting Lender makes payment of all amounts that it was obligated to fund hereunder, pays to Agent all amounts owing by Defaulting Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by Agent, provides adequate assurance to Agent of its ability to perform its future obligations hereunder.  The operation of this Section 2.3(g) shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by the Borrower of its duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender.  Any failure by a Defaulting Lender to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle the Borrower, at their option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to Agent.

In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being paid its share of the outstanding Obligations; provided, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups’ or the Borrower’s rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.  In the event of a direct conflict between the priority provisions of this Section 2.3(g) and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.3(g) shall control and govern.

(h)                                 Independent Obligations.  All Revolving Loans shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares.  It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loan (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

2.4.                            Payments; Reductions of Commitments; Prepayments.

(a)                                 Payments by the Borrower.

(i)                                     Except as otherwise expressly provided herein, all payments made or remitted by the Borrower under this Agreement or the other Loan Documents shall be made to Agent’s Account for the account of the Lender Group and shall be made in immediately available funds, no later than 2:00 p.m. on the date specified herein.  Any payment received by Agent later than 2:00 p.m. shall be deemed to have been received (unless Agent, at the direction of the Required Lenders in their sole discretion, elects to credit it on the date received) on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.  Without limiting the generality of the foregoing, Agent may require that any payments due under this Agreement be made in the United States.

(ii)                                  Unless Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, Agent may assume that the Borrower has made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender.  If and to the extent the Borrower do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid; provided that such interest shall be an obligation of the Borrower and shall be payable by the Borrower upon demand.

(b)                                 Apportionment and Application.

(i)                                     So long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all principal and interest payments received by Agent shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses received by Agent (other than fees or expenses that are for Agent’s separate account) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee or expense relates.  Subject to Section 2.4(b)(iv), Section 2.4(d), and Section 2.4(e), all payments to be made hereunder by Borrower shall be remitted to Agent and all such payments, and all proceeds of Collateral received by Agent, shall be applied, so long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, to reduce the balance of the Revolving Loans outstanding and, thereafter, to Borrower (to be wired to a Designated Account) or such other Person entitled thereto under applicable law.

(ii)                                  At any time that an Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all payments remitted to Agent and all proceeds of Collateral received by Agent shall be applied as follows:

(A)                               first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Agent from the Loan Parties under the Loan Documents, until paid in full,

(B)                               second, to pay any fees or premiums then due to Agent from the Loan Parties under the Loan Documents until paid in full,

(C)                               third, ratably, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders from the Loan Parties under the Loan Documents, until paid in full,

(D)                               fourth, ratably, to pay any fees or premiums then due to any of the Lenders under the Loan Documents until paid in full,

(E)                                fifth, ratably, to pay interest accrued in respect of the Revolving Loans until paid in full,

(F)                                 sixth, ratably to pay the principal of all Revolving Loans until paid in full,

(G)                               seventh, to pay any other Obligations other than Obligations owed to Defaulting Lenders,

(H)                              eighth, ratably to pay any Obligations owed to Defaulting Lenders; and

(I)                                   ninth, to the Borrower (to be wired to a Designated Account) or such other Person entitled thereto under applicable law.

(iii)                               Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(e).

(iv)                              In each instance, so long as no Application Event has occurred and is continuing, Section 2.4(b)(ii) shall not apply to any payment made by the Borrower to Agent and specified by the Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement or any other Loan Document.

(v)                                 For purposes of Section 2.4(b), “paid in full” of a type of Obligation means payment in cash or immediately available funds of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any Insolvency Proceeding, default interest, interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(vi)                              In the event of a direct conflict between the priority provisions of this Section 2.4 and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, if the conflict relates to the provisions of Section 2.3(g) and this Section 2.4, then the provisions of Section 2.3(g) shall control and govern, and if otherwise, then the terms and provisions of this Section 2.4 shall control and govern.

(c)                                  Termination of Commitments. The Revolver Commitments shall terminate automatically on the Maturity Date.

(d)                                 Optional Prepayments; Optional Commitment Reduction.

(i)                                     Subject to Section 2.1(b), the Borrower may prepay the principal of any Revolving Loan at any time in whole or in part, without premium or penalty.

(ii)                                  Upon the prior written notice, which may be conditional in accordance with Section 3.5, to the Agent (which notice the Agent shall promptly transmit to each of the Revolving Lenders), the Borrower shall have the right, without premium or penalty, on any day, permanently to terminate or reduce the unused Revolver Commitments in whole or in part; provided that (x) any such reduction shall be made ratably among the Lenders in accordance with their Pro Rata Share of the Revolver Commitments, (y) any partial reduction shall be in an aggregate amount of at least $1,000,000 or any whole multiple of $500,000 in excess thereof and (z) all Unused Line Fees accrued until the effective date of any termination of Revolver Commitments shall be paid on the effective date of such termination.

(e)                                  Mandatory Prepayments; Mandatory Commitment Reductions.

(i)                                     In the event that at any time, the Revolver Usage on such date exceeds the Maximum Revolver Amount, the Borrower shall, within three (3) Business Days prepay the Obligations in an aggregate amount equal to the amount of such excess in accordance with Section 2.4(f).  On or prior to the date of any mandatory prepayment required to be made pursuant to this Section 2.4(e)(i), the Borrower shall provide written notice to Agent of the amount of such prepayment, the Loans to which the same will be applied, and calculations therefor (in reasonable detail).

(ii)                                  In the event that the Loan Parties or any of their Subsidiaries receive any Net Proceeds from a Disposition (other than to a Loan Party) of any Material Asset, then the Revolver Commitments shall be reduced automatically in an amount equal to the Net Proceeds of such Disposition and, if after giving effect to such reduction the aggregate Revolver Usage exceeds the Maximum Revolver Amount, the Borrower shall repay the Revolving Loans in an aggregate amount equal to the amount of such excess within five (5) Business Days of such receipt. Each repayment of the Loans and reduction of the Revolver Commitments shall be made ratably among the Lenders in accordance with their Pro Rata Share of the Revolver Commitments.

(f)                                   Application of Payments.  Each prepayment of Loans pursuant to Section 2.4(e) shall, (A) so long as no Application Event shall have occurred and be continuing, be applied to the outstanding principal amount of the Revolving Loans until paid in full, and (B) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(ii).

2.5.                            Promise to Pay; Promissory Notes.

(a)                                 The Borrower agrees to pay the Lender Group Expenses thirty (30) days after the date on which demand therefor is made by Agent.  The Borrower promises to pay all of the Obligations (including principal, interest, premiums, if any, fees, costs, and expenses (including Lender Group Expenses)) in full on the Maturity Date or, if earlier, on the date on which the Obligations become due and payable pursuant to the terms of this Agreement.  The Borrower agrees that its obligations contained in the first sentence of this Section 2.5(a) shall survive payment or satisfaction in full of all other Obligations.

(b)                                 Any Lender may request that any portion of its Commitments or the Loans made by it be evidenced by one or more promissory notes.  In such event, the Borrower shall execute and deliver to such Lender the requested promissory notes payable to the order of such Lender in a form furnished by Agent and reasonably satisfactory to the Borrower.  Thereafter, the portion of the Commitments and Loans evidenced by such promissory notes and interest thereon shall at all times be represented by one or more promissory notes in such form payable to the order of the payee named therein.

2.6.                            Interest Rates:  Rates, Payments, and Calculations.

(a)                                 Interest Rates.  Except as provided in Section 2.6(c), all Loans that have been borrowed hereunder pursuant to the terms hereof shall bear interest (from the date of incurrence through but excluding the date of repayment or prepayment (whether by acceleration or otherwise)) as follows:

(i)                                     if the relevant Loan is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, and

(ii)                                  if the relevant Loan is a Base Rate Loan, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

(b)                                 [Reserved].

(c)                                  Default Rate.  At the election of Agent or the Required Lenders upon the occurrence and during the continuation of an Event of Default (other than any Event of Default pursuant to Section 8.1, 8.4 or 8.5) and automatically upon the occurrence and continuance of any Event of Default pursuant to Section 8.1, 8.4 or 8.5, all Loans and interest thereon that have been borrowed hereunder pursuant to the terms hereof shall bear interest at a per annum rate equal to 2 percentage points above the per annum rate otherwise applicable thereunder.

(d)                                 Payment.  Except to the extent provided to the contrary in this Section 2.6, Section 2.10 or Section 2.12(a), (i) all fees payable hereunder or under any of the other Loan Documents shall be due and payable, in arrears, on the first day of each month and (ii) all costs and expenses payable hereunder or under any of the other Loan Documents, and all Lender Group Expenses shall be due and payable thirty (30) days after the date on which demand therefor is made by Agent.  All amounts (including interest, fees, costs, expenses, Lender Group Expenses, or other amounts payable hereunder or under any other Loan Document) payable pursuant to the terms of this Agreement shall constitute Obligations hereunder.

(e)                                  Computation.  All interest and fees payable under the Loan Documents shall be computed on the basis of (i) in the case of LIBOR Rate Loans and all other computations of fees and interest (other than in a case of a Base Rate Loan), a 360 day year and (ii) in the case of Base Rate Loans, a 365 day year (or a 366 day year, in the case of a leap year), in each case, for the actual number of days elapsed in the period during which the interest or fees accrue. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

(f)                                   Intent to Limit Charges to Maximum Lawful Rate.  In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable.  The Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, that, anything contained herein to the contrary notwithstanding, if such rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the Closing Date, the Borrower is and shall be liable only for the payment of such maximum amount as is allowed by law, and payment received from the Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

2.7.                            Crediting Payments.  The receipt of any payment item by Agent shall not be required to be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to Agent’s Account or unless and until such payment item is honored when presented for payment.  Should any payment item not be honored when presented for payment, then the Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into Agent’s Account in Dollars on a Business Day on or before 2:00 p.m.  If any payment item is received into Agent’s Account on a non-Business Day or after 2:00 p.m. on a Business Day (unless Agent, at the direction of the Required Lenders in their sole discretion, elects to credit it on the date received), it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

2.8.                            Designated Account.  Agent is authorized to make the Revolving Loans under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Officer or, without instructions, if pursuant to Section 2.6(d).  The Borrower agrees to establish and maintain the Designated Accounts with the Designated Account Bank for the purpose of receiving the proceeds of the Revolving Loans requested by the Borrower and made by Agent or the Lenders hereunder.  Unless otherwise agreed by Agent and the Borrower, any Revolving Loan requested by the Borrower and made by Agent or the Lenders hereunder shall be made to a Designated Account.

2.9.                            Maintenance of Loan Account; Statements of Obligations.  Agent shall maintain an account on its books in the name of Borrower (the “Loan Account”) for all Revolving Loans made by Agent or the Lenders to Borrower or for Borrower’s account and for all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses.  In accordance with Section 2.7, the Loan Account will be credited with all payments received by Agent from the Borrower or for the Borrower’s account.  Agent shall make available to the Borrower monthly statements regarding the Loan Account, including the principal amount of the Revolving Loans, interest accrued hereunder, fees accrued hereunder or under the other Loan Documents, and a summary itemization of all expenses constituting Lender Group Expenses accrued hereunder or under the other Loan Documents, and each such statement, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between the Borrower and the Lender Group unless, within 30 days after Agent first makes such a statement available to the Borrower, the Borrower shall deliver to Agent written objection thereto describing the error or errors contained in such statement.

2.10.                     Fees.

(a)                                 Unused Line Fee.  Borrower shall pay to Agent, for the ratable account of the Revolving Lenders, an unused line fee (the “Unused Line Fee”) in an amount equal to 0.50% per annum times the result of (i) the aggregate amount of the Revolver Commitments, less (ii) the average daily amount of the Revolver Usage during the immediately preceding fiscal quarter (or portion thereof), which Unused Line Fee shall be due and payable on the last Business Day of each March, June, September and December and on the date on which the Obligations are paid in full.

(b)                                 Utilization Fee. Borrower shall pay to Agent, for the ratable account of the Revolving Lenders, a utilization fee (the “Utilization Fee”) in an amount equal to 1.0% per annum times the average daily amount of the Revolver Usage during the immediately preceding fiscal quarter (or portion thereof), which Utilization Fee shall be due and payable on the last Business Day of each March, June, September and December and on the date on which the Obligations are paid in full.

(c)                                  Upfront Fees.                    Borrower shall pay to Agent, for the account of each Lender, an upfront fee in an amount of 1.00% of the stated principal amount of such Lender’s Revolver Commitment on the Closing Date.

(d)                                 Termination Fee.  If prior to the second anniversary of the Closing Date, (i) all of the Revolver Commitments are permanently reduced or terminated pursuant to Section 2.4(d), Section 2.4(e)(ii), or Section 3.5 or (ii) Agent has, at the instruction of the Required Lenders, accelerated the maturity of the Obligations pursuant to Section 9.1 (subject to any grace period or cure right contained in Section 8.2 or any other provision of this Agreement), the Borrower shall pay to Agent, for the account of each Lender, a termination fee in an amount equal to (A) 1.00% of the stated principal amount of such Lender’s Commitment so reduced or terminated to the extent such reduction, termination or acceleration occurs prior to the first anniversary of the Closing Date and (B) 0.50% of the stated principal amount of such Lender’s Commitment so reduced or terminated to the extent such reduction, termination or acceleration occurs on or after the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date.

2.11.                     [Reserved].

2.12.                     LIBOR Option.

(a)                                 Interest and Interest Payment Dates.  In lieu of having interest charged at the rate based upon the Base Rate, Borrower shall have the option, subject to Section 2.12(b) below (the “LIBOR Option”) to have interest on all or a portion of the Revolving Loans be charged (whether at the time when made (unless otherwise provided herein), upon conversion from a Base Rate Loan to a LIBOR Rate Loan, or upon continuation of a LIBOR Rate Loan as a LIBOR Rate Loan) at a rate of interest based upon the LIBOR Rate.  Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto.  On the last day of each applicable Interest Period, unless the Borrower has properly exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder.  At any time that an Event of Default has occurred and is continuing, the Borrower no longer shall have the option to request that Revolving Loans bear interest at a rate based upon the LIBOR Rate.

(b)                                 LIBOR Election.

(i)                                     The Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Agent prior to 2:00 p.m. at least three (3) Business Days prior to the commencement of the proposed Interest Period and/or the date of the Borrowing, as applicable (the “LIBOR Deadline”).  Notice of the Borrower’s election of the LIBOR Option for all or a portion of the Revolving Loans and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice (which may be delivered concurrently with and/or combined with any Notice of Borrowing) received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. on the same day).  Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the affected Lenders.

(ii)                                  Each LIBOR Notice shall be irrevocable and binding on the Borrower.  In connection with each LIBOR Rate Loan, the Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense actually incurred by Agent or any Lender as a result of (A) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (B) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (C) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, or expenses, “Funding Losses”).  A certificate of Agent or a Lender delivered to the Borrower setting forth in reasonable detail any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 2.12 shall be conclusive absent manifest error.  The Borrower shall pay such amount to Agent or the Lender, as applicable, within 30 days of the date of its receipt of such certificate.  If a payment of a LIBOR Rate Loan on a day other than the last day of the applicable Interest Period would result in a Funding Loss, Agent may, in its sole discretion at the request of the Borrower, hold the amount of such payment as cash collateral in support of the Obligations until the last day of such Interest Period and apply such amounts to the payment of the applicable LIBOR Rate Loan on such last day, it being agreed that Agent has no obligation to so defer the application of payments to any LIBOR Rate Loan and that, in the event that Agent does not defer such application, the Borrower shall be obligated to pay any resulting Funding Losses.

(iii)                               Unless the Required Lenders, in their sole discretion, agree otherwise, the Borrower shall have not more than 7 LIBOR Rate Loans in effect at any given time.  The Borrower may only exercise the LIBOR Option for proposed LIBOR Rate Loans of at least $1,000,000.

(c)                                  Conversion.  The Borrower may convert LIBOR Rate Loans to Base Rate Loans at any time; provided, that in the event that LIBOR Rate Loans are converted or prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any prepayment through the required application by Agent of any payments or proceeds of Collateral in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, the Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with Section 2.12 (b)(ii).

(d)                                 Special Provisions Applicable to LIBOR Rate.

(i)                                     The LIBOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs, in each case, due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including any Changes in Law (including any changes in tax laws (except changes of general applicability in corporate income tax laws)) and changes in the reserve requirements imposed by the Board of Governors, which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at the LIBOR Rate; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any additional or increased costs arising more than 180 days prior to the date that such Lender notifies the Borrower of the circumstances giving rise to such additional or increased costs and of such Lender’s intention to claim compensation therefor; provided further that if such claim arises by reason of circumstances that is retroactive or if the effects of such circumstances were not reasonably known to such Lender during such 180-day period referred to above, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof or the date such effects of such circumstances became known or would have reasonably been known to such Lender, as applicable.  In any such event, the affected Lender shall give the Borrower and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender,  the Borrower may, by notice to such affected Lender (A) require such Lender to furnish to the Borrower a statement setting forth in reasonable detail the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (B) repay the LIBOR Rate Loans of such Lender with respect to which such adjustment is made (together with any amounts due under Section 2.12(b)(ii)).

(ii)                                  In the event that any change in market conditions or any Change in Law shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent and the Borrower and Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender’s notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) the Borrower shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.

(iii)                               Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Agent (with, in the case of the Required Lenders, a copy to Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i)                                     adequate and reasonable means do not exist for ascertaining the LIBOR Rate for any requested Interest Period, including, without limitation, because the LIBO Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary or

(ii)                                  the administrator of the LIBOR Rate or a Governmental Authority having jurisdiction over the Agent has made a public statement identifying a specific date after which the LIBO Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or

(iii)                               loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, then, reasonably promptly after such determination by the Agent or receipt by the Administrative of such notice, as applicable, the Agent and the Borrower may amend this Agreement to replace the LIBOR Rate with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar credit facilities in such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes (as defined below) and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Agent written notice that such Required Lenders do not accept such amendment.

If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Agent will promptly so notify the Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Rate Loans shall be suspended (to the extent of the affected LIBOR Rate Loans), and (y) the LIBOR Rate component shall no longer be utilized in determining the Base Rate.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Rate Loans (to the extent of the affected LIBOR Rate Loans) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.  Notwithstanding anything to the contrary herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

As used above, “LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Agent determines in consultation with the Borrower).

(e)                                  No Requirement of Matched Funding.  Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate.

2.13                        Capital Requirements.

(a)                                 If, after the date hereof, any Lender determines that (i) any Change in Law regarding capital or reserve requirements for banks or bank holding companies, or (ii) compliance by such Lender, or their respective parent bank holding companies, with any guideline, request or directive of any Governmental Authority regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender’s, or such holding companies’ capital as a consequence of such Lender’s commitments hereunder to a level below that which such Lender, or such holding companies could have achieved but for such Change in Law or compliance (taking into consideration such Lender’s, or such holding companies’ then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by such Lender to be material, then such Lender may notify the Borrower and Agent thereof.  Following receipt of such notice, the Borrower agrees to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 30 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error).  In determining such amount, such Lender may use any reasonable averaging and attribution methods.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any reductions in return incurred more than 180 days prior to the date that such Lender notifies the Borrower of such Change in Law giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided further that if such claim arises by reason of the Change in Law that is retroactive or if the effects of such Change in Law were not reasonably known to such Lender during such 180-day period referred to above, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof or the date such effects of such Change in Law became known or would have reasonably been known to such Lender, as applicable.  Borrower shall not be required to pay any amount to any Person under this Section 2.13(a) in respect of any Taxes governed by Section 16 of this Agreement or any Excluded Taxes.

(b)                                 If any Lender requests additional or increased costs referred to in Section 2.12(d)(i) or amounts under Section 2.13(a) or sends a notice under Section 2.12(d)(ii) relative to changed circumstances (such Lender, an “Affected Lender”), then such Affected Lender shall use reasonable efforts to promptly designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if (i) in the reasonable judgment of such Affected Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 2.12(d)(i) or Section 2.13(a), as applicable, or would eliminate the illegality or impracticality of funding or maintaining LIBOR Rate Loans and (ii) in the reasonable judgment of such Affected Lender, such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it.  The Borrower agrees to pay all reasonable out-of-pocket costs and expenses incurred by such Affected Lender in connection with any such designation or assignment.  If, after such reasonable efforts, such Affected Lender does not so designate a different one of its lending offices or assign its rights to another of its offices or branches so as to eliminate the Borrower’s obligation to pay any future amounts to such Affected Lender pursuant to Section 2.12(d)(i) or Section 2.13(a), as applicable, or to enable the Borrower to obtain LIBOR Rate Loans, then the Borrower (without prejudice to any amounts then due to such Affected Lender under Section 2.12(d)(i) or Section 2.13(a), as applicable) may, unless prior to the effective date of any such assignment the Affected Lender withdraws its request for such additional amounts under Section 2.12(d)(i) or Section 2.13(a), as applicable, or indicates that it is no longer unlawful or impractical to fund or maintain LIBOR Rate Loans, may substitute a Lender, in each case,  reasonably acceptable to Agent to purchase the Obligations owed to such Affected Lender and such Affected Lender’s Commitments hereunder (a “Replacement Lender”), and if such Replacement Lender agrees to such purchase, such Affected Lender shall assign to the Replacement Lender its Obligations and Commitments, and upon such purchase by the Replacement Lender, which such Replacement Lender shall be deemed to be a “Lender” (as the case may be) for purposes of this Agreement and such Affected Lender shall cease to be a “Lender” (as the case may be) for purposes of this Agreement.

(c)                                  Notwithstanding any other provision herein, no Lender shall demand compensation pursuant to this Section 2.13 if it shall not at the time be the general policy or practice of such Lender (as the case may be) to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any.

3.                                      CONDITIONS; TERM OF AGREEMENT.

3.1.                            Conditions Precedent to the Occurrence of the Closing Date and the Initial Extension of Credit.  The obligation of each Lender to make the initial extensions of credit provided for hereunder is subject to the fulfillment, to the satisfaction of Agent and each Lender, of each of the conditions precedent set forth on Schedule 3.1 (the making of such initial extensions of credit by a Lender being conclusively deemed to be its satisfaction or waiver of the conditions precedent unless the Agent has received written notice from such Lender prior to the Closing Date specifying its objection thereto), as well as the conditions set forth in Section 3.2.

3.2.                            Conditions Precedent to all Extensions of Credit.  The obligation of the Lenders (or any member thereof) to make any Revolving Loans hereunder (or to extend any other credit hereunder) at any time shall be subject to the following conditions precedent:

(a)                                 the representations and warranties of Borrower or its Subsidiaries contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date); and

(b)                                 no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof.

3.3.                            Maturity.  Subject to Section 9.1, this Agreement shall continue in full force and effect for a term ending on the Maturity Date.

3.4.                            Effect of Maturity.  On the Maturity Date, all commitments of the Lenders to provide additional credit hereunder shall automatically be terminated and all of the Obligations immediately shall become due and payable without notice or demand and the Borrower shall be required to repay all of the Obligations in full.  No termination of the obligations of the Lender Group (other than payment in full of the Obligations and termination of the Commitments) shall relieve or discharge any Loan Party of its duties, obligations, or covenants hereunder or under any other Loan Document and Agent’s Liens in the Collateral shall continue to secure the Obligations and shall remain in effect until all Obligations have been paid in full and the Commitments have been terminated.  When all of the Obligations have been paid in full and the Lenders’ Commitments have been terminated irrevocably, Agent will, at the Borrower’s sole expense, execute and deliver any termination statements, lien releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Agent’s Liens and all notices of security interests and liens previously filed by Agent.

3.5.                            Early Termination by the Borrower.  The Borrower has the option, at any time upon five (5) Business Days prior written notice to Agent, to terminate this Agreement and terminate the Commitments hereunder by repaying to Agent all of the Obligations in full.  The foregoing notwithstanding, (a) the Borrower may rescind termination notices relative to proposed payments in full of the Obligations with the proceeds of third party Indebtedness if the closing for such issuance or incurrence does not happen on or before the date of the proposed termination and the termination notice was stated to be conditional upon such closing (in which case, a new notice shall be required to be sent in connection with any subsequent termination) , and (b) the Borrower may extend the date of termination at any time if the termination notice was stated to be conditional upon the occurrence of a specified event, which event has not yet occurred.

3.6.                            [Reserved].

4.                                      REPRESENTATIONS AND WARRANTIES.

In order to induce the Lender Group to enter into this Agreement, the Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date, and shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the date of the making of each Revolving Loan (or other extension of credit) made thereafter, as though made on and as of the date of such Revolving Loan (or other extension of credit) (except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

4.1.                            Due Organization and Qualification; Subsidiaries.

(a)                                 Each Loan Party (i) is duly organized, incorporated and existing and (to the extent such concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any jurisdiction where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

(b)                                 As of the Closing Date, set forth on Schedule 4.1(b) is a complete and accurate description of the authorized Equity Interests of the Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding.  The Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its or any of its Subsidiaries’ Equity Interests or any security convertible into or exchangeable for any of its or any of its Subsidiaries’ Equity Interests.

(c)                                  Set forth on Schedule 4.1(c) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement), is a complete and accurate list of the Borrower’s direct and indirect Subsidiaries, showing: (i) the number of shares of each class of common and preferred Equity Interests authorized for each of such Subsidiaries and (ii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower.  All of the outstanding Equity Interests of each such Subsidiary has been validly issued and is fully paid and non-assessable.

(d)                                 As of the Closing Date, except as set forth on Schedule 4.1(d), there are no subscriptions, options, warrants, or calls relating to any shares of the Borrower or any of its Subsidiaries’ Equity Interests, including any right of conversion or exchange under any outstanding security or other instrument.

4.2.                            Due Authorization; No Conflict.

(a)                                 As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party.

(b)                                 As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party do not and will not (i) violate any material provision of Requirements of Law applicable to any Loan Party or its Subsidiaries, the Governing Documents of any Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under (A) the Senior Secured Indenture or any other Material Debt Documents or (B) any other Material Contract of any Loan Party or Subsidiary, except to the extent for purposes of this clause (B), any such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party other than Permitted Liens, (iv) require any approval of any holder of Equity Interests of a Loan Party or any approval or consent of any Person under any Material Contract of any Loan Party or Subsidiary, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of any Material Contract (other than the debt documents referred to in subclause (ii)(A) above), for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect or (v) or materially adversely affect any material Health Care Permit.

4.3.                            Governmental Consents.  The execution, delivery, and performance by each Loan Party of the Loan Documents to which such Loan Party is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect and except for filings and recordings with respect to the Collateral not yet required to be made pursuant to the terms of this Agreement or the applicable other Loan Documents, or otherwise delivered to Agent for filing or recordation, as of the Closing Date.

4.4.                            Binding Obligations; Perfected Liens.

(a)                                 Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, examinership, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(b)                                 Except as otherwise contemplated hereby or under any other Loan Documents, the provisions of the Security Documents, together with such filings and other actions required to be taken hereby or by the applicable Security Documents (including the delivery to Agent of any Investment Property Collateral (as defined in the Collateral Agreement) required to be delivered pursuant to the applicable Security Documents), are effective to create in favor of the Agent for the benefit of the Agent and the Lenders a legal, valid and enforceable perfected first priority Lien (subject to any Permitted Liens) on all right, title and interest of the Borrower and the Guarantors, respectively, in the Collateral described therein.

4.5.                            Title to Assets; No Encumbrances; Intellectual Property.  Each of the Loan Parties and its Subsidiaries has (a) good, sufficient and legal title to (in the case of fee interests in Real Property), (b) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (c) good and marketable title to (in the case of all other personal property), all of their respective material assets reflected in their most recent financial statements delivered to the Lenders prior to the Closing Date or delivered pursuant to Section 5.1, as applicable, in each case except for assets disposed of since the date of such financial statements to the extent permitted hereby.  All of such material assets are free and clear of Liens except for Permitted Liens. Each of the Borrower and each of its Subsidiaries own, or possess the right to use, all of the Intellectual Property that is reasonably necessary for the operation of their respective businesses as conducted, except for those for which the failure to own or possess the right to use could not reasonably be expected to result in a Material Adverse Effect.  As of the Closing Date, a complete and correct list of all of (x) the registrations and applications for Intellectual Property owned by any of the Loan Parties that is applicable to any of the Products or otherwise owned by any of the Loan Parties or its Subsidiaries and (y) material licenses of Intellectual Property applicable to any of the Products is set forth on Schedule 4.5. To the Borrower’s knowledge, the operation of the Borrower and each of its Subsidiaries’ respective businesses as currently conducted does not infringe upon or otherwise violate any Intellectual Property owned by any other Person, except as, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  No claim or litigation alleging that the Intellectual Property owned or used by the Borrower or any of their respective Subsidiaries, or the conduct of the Borrower’s or any of their respective Subsidiaries’ businesses, infringe or otherwise violate the Intellectual Property of any Person, is pending or, to knowledge of the Borrower, threatened in writing, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. To the Borrower’s knowledge, no Person has infringed or misappropriated or is currently infringing or misappropriating any Intellectual Property owned by any of the Loan Parties or their Subsidiaries, in each case, that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect.  The Borrower does not hold any assets as the trustee of any trust.

4.6.                            Litigation.

(a)                                 There are no actions, suits, or proceedings pending or, to the knowledge of the Borrower, after due inquiry, threatened in writing against a Loan Party or any of its Subsidiaries that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect.

(b)                                 Schedule 4.6(b) sets forth a complete and accurate description of each of the actions, suits, or proceedings with asserted liabilities in excess of, or that could reasonably be expected to result in liabilities in excess of $2,000,000 that, as of the Closing Date, is pending or, to the knowledge of the Borrower, after due inquiry, threatened in writing against a Loan Party or any of its Subsidiaries.

(c)                                  To the knowledge of the Loan Parties, there is no pending or threatened (in writing) Health Care Proceeding commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator against or affecting any Loan Party or any Subsidiary of any Loan Party, except to the extent such pending or threatened Health Care Proceeding could not reasonably be expected to result in a Material Adverse Effect. No Loan Party has received written notice of any such Health Care Proceeding against or affecting such Loan Party or any Subsidiary of such Loan Party that could reasonably be expected to result in a Material Adverse Effect.

4.7.                            Compliance with Laws.  No Loan Party nor any of its Subsidiaries is: (a) in violation of any applicable laws, rules, regulations, executive orders, or codes (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (b) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any other Governmental Authority, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

4.8.                            No Material Adverse Effect.  All historical financial statements relating to the Loan Parties and their Subsidiaries that have been delivered by Borrower to Agent have been prepared in accordance with GAAP (except, as expressly noted therein and/or in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, the Loan Parties’ and their Subsidiaries’ consolidated financial condition as of the date thereof and results of operations for the period then ended.  Since January 31, 2019, no event, circumstance, or change has occurred that has or could reasonably be expected to result in a Material Adverse Effect with respect to the Loan Parties and their Subsidiaries.

4.9.                            No Liquidation.   All indebtedness represented by the Loans is being incurred for proper purposes and in good faith.  As of the Closing Date and as of the date of the making of any Revolving Loans hereunder, no steps have been taken or are currently intended by any Loan Party or, to the knowledge of the Loan Parties, any other Person for the winding-up, liquidation, dissolution or administration or for the appointment of a receiver, liquidator or administrator of any Loan Party for all or any of the Loan Parties’ properties or assets.

4.10.                     Employee Benefits.  As of the date of this Agreement and for five years prior thereto, no Loan Party and none of their Subsidiaries or ERISA Affiliates maintains or contributes to, or has contributed to, any Benefit Plan or Multiemployer Plan.

4.11.                     Environmental Condition.  Except as set forth on Schedule 4.11 or has not or could not reasonably be expected to result in a Material Adverse Effect with respect to the Loan Parties and their Subsidiaries, (a) no Loan Party’s nor any of its Subsidiaries’ properties or assets has ever been used by a Loan Party, its Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such disposal, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law, (b) no Loan Party’s nor any of its Subsidiaries’ properties or assets has ever been designated or identified in any manner pursuant to any Environmental Law as a Hazardous Materials disposal site or at a location at which any material Remedial Action is required to be performed by any of the Loan Parties or their Subsidiaries pursuant to any Environmental Law, (c) no Loan Party nor any of its Subsidiaries has received notice that an Environmental Lien has attached to any revenues or to any Real Property owned or operated by a Loan Party or its Subsidiaries or that any such Environmental Lien has caused such Real Property to be subject to any material restrictions on the ownership, occupancy, use of transferability of such Real Property by any Loan Party or any of its Subsidiaries, (d) except to the extent such Loan Party or Subsidiary has set aside on its books financial reserves as required by GAAP (or such other generally accepted accounting principles as may be applicable in the relevant jurisdiction), there are no releases of Hazardous Materials at, on, under, from or affecting any Real Property that are reasonably expected to form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or other Environmental Liabilities, and (e) no Loan Party nor any of its Subsidiaries nor any of their respective facilities or operations is subject to any outstanding Environmental Action or any written order, consent decree, or settlement agreement with any Person relating to any Environmental Law or Environmental Liability.

4.12.                     Complete Disclosure.  All factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about the Borrower’s industry) furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement or the other Loan

Documents, and all other such factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about the Borrower’s industry) hereafter furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified (and after giving effect to any supplements thereto) and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. As of the date on which any Projections are delivered to Agent and/or the Lenders, such Projections represent the Borrower’s good faith estimate, on the date such Projections are delivered, of the Loan Parties’ and their Subsidiaries’ future performance for the periods covered thereby based upon assumptions believed by the Borrower to be reasonable at the time of the delivery thereof to Agent and/or Lenders (it being understood that such Projections are subject to uncertainties and contingencies, many of which are beyond the control of the Loan Parties and their Subsidiaries, that no assurances can be given that such Projections will be realized, and that actual results may differ in a material manner from such Projections).

4.13.                     Patriot Act.  To the extent applicable, each Loan Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”) and (c) any other applicable Anti-Terrorism Laws.  No part of the proceeds of the loans made hereunder will be used by any Loan Party or any of their Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

4.14.                     [Reserved].

4.15.                     Payment of Taxes.  Except as otherwise permitted under Section 5.5, all income and other material tax returns and reports of each Loan Party and its Subsidiaries required by any Governmental Authority to be filed by any of them have been timely filed with the appropriate Governmental Authority, and all income and other material taxes shown on such tax returns to be due and payable and all material assessments, fees and other governmental charges upon a Loan Party and its Subsidiaries and upon their respective assets, income, businesses and franchises that are due and payable have been paid to the appropriate Governmental Authority when due and payable.  Each Loan Party and each of its Subsidiaries have made adequate provision in accordance with GAAP for all taxes not yet due and payable.  No Borrower knows of any proposed tax assessment against a Loan Party or any of its Subsidiaries that is not being actively contested by such Loan Party or such Subsidiary diligently, in good faith, and by appropriate proceedings; provided reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.  Except as set forth on Schedule 4.15, as of the Closing Date, there is no unstayed action, suit, proceeding, investigation (solely in the case of investigation, known to the Borrower), audit, or claim now pending or, to the knowledge of the Borrower, threatened by any authority regarding any material taxes relating to the Borrower and its Subsidiaries.  Except as set forth on Schedule 4.15, as of the Closing Date, neither the Borrower nor any of its Subsidiaries has entered into a currently effective agreement or waiver extending, or having the effect of extending, any statute of limitations relating to the payment or collection of any material taxes of the Borrower or any of its Subsidiaries.

4.16.                     Margin Stock.  No Loan Party nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No part of the proceeds of the loans made to the Borrower will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors.

4.17.                     Governmental Regulation.  No Loan Party is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.  No Loan Party is required to be registered under the Investment Company Act of 1940.

4.18.                     OFAC.  No Loan Party nor any of its Subsidiaries is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC.  No Loan Party nor any of its Subsidiaries (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. No proceeds of any Loan made hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

4.19.                     Employee and Labor Matters.  There is (i) no unfair labor practice complaint pending or, to the knowledge of the Borrower, threatened against Borrower or its Subsidiaries before the National Labor Relations Board or any similar Governmental Authority and no labor grievance or labor arbitration proceeding pending or threatened against Borrower or its Subsidiaries which arises out of or under any collective bargaining agreement and that, in each case, could reasonably be expected to result in a Material Adverse Effect, (ii) no labor strike, labor dispute, slowdown, or work stoppage pending or threatened in writing against Borrower or its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect, or (iii) as of the Closing Date, to the knowledge of the Borrower, after due inquiry, no material labor union organizing activity taking place with respect to any of the employees of Borrower or its Subsidiaries with respect to such employees’ employment with Borrower or its Subsidiaries.  None of Borrower or its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state law, which remains unpaid or unsatisfied, that could reasonably be expected to result in a Material Adverse Effect.  The hours worked and payments made to employees of Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any similar applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  All material payments due from Borrower or its Subsidiaries to its employees on account of wages and employee health and welfare insurance and other similar employee benefits have been paid or accrued as a liability on the books of Borrower, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.20.                     Beneficial Ownership Certification.  As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all material respects.

4.21.                     Leases.  Each Loan Party and its Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating, and, subject to Permitted Protests, all of such material leases are valid and subsisting and no default by the applicable Loan Party or its Subsidiaries exists under any of them, except as could not reasonably be expected to result in a Material Adverse Effect.

4.22.                     Solvency.  Immediately after giving effect to each making of Revolving Loans, (i) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of Borrower and its

Subsidiaries on a consolidated basis; (ii) the then current fair saleable value of the property of Borrower and its Subsidiaries on a consolidated basis will at such time be greater than the amount that will then be required to pay the probable liability of Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

4.23.                     [Reserved].

4.24.                     Health Care and Regulatory Matters.

(a)                                 Compliance with Health Care Laws; Health Care Permits.  Each Loan Party and each of their respective Subsidiaries is in compliance with all Health Care Laws, Health Care Permits and requirements of Government Drug Rebate Programs applicable to it and its assets, business or operations, except to the extent that any noncompliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  Except as disclosed in public filings of the Borrower with the SEC prior to the Closing Date, (i) each Loan Party and each of their Subsidiaries holds in full force and effect (without default, violation or noncompliance) all Health Care Permits necessary for it to own, lease, sublease or operate its assets or to conduct its business and operations as presently conducted (including to include its Products in any Government Drug Rebate Program in which it participates), except to the extent where such failure to be in full force and effect or such default, material violation or material noncompliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (ii) to the knowledge of each Loan Party, no circumstance exists or event has occurred which could reasonably be expected to result in the suspension, revocation, termination, restriction, limitation, modification or non-renewal of any Health Care Permit that could reasonably be expected to have a Material Adverse Effect and (iii) the Products provided by any Loan Party are qualified for participation in the Government Drug Rebate Programs, and each Loan Party and each of their Subsidiaries is entitled to participate in the Government Drug Rebate Programs.

(b)                                 Rebates.  Except to the extent a failure to do so would not reasonably be expected to result in a Material Adverse Effect, each Loan Party and each of their respective Subsidiaries has timely filed or caused to be timely filed all reports that it is required to file under applicable Requirements of Law with respect to Government Drug Rebate Programs. No Loan Party is aware of any claims, actions or appeals pending before any administrative contractor, intermediary or carrier or any other Governmental Authority with respect to any such reports filed by such Loan Party, or any claim made by any Governmental Authority in connection with any audit of such reports.

(c)                                  Material Statements.  No Loan Party nor any of their Subsidiaries, nor any officer, affiliate, employee or agent of any Loan Party or any Subsidiary of any Loan Party, has made an untrue statement of a material fact or fraudulent statement to any Governmental Authority, failed to disclose a material fact that must be disclosed to any Governmental Authority, or committed an act, made a statement or failed to make a statement that, at the time such statement, disclosure or failure to disclose occurred, would constitute a violation of any Health Care Law that could reasonably be expected to have a Material Adverse Effect.

(d)                                 Exclusion.  Except (1) as disclosed in public filings of the Borrower with the SEC prior to the Closing Date or (2) where any of the following would not reasonably be expected to result in a Material Adverse Effect, no Loan Party nor any of their Subsidiaries, nor, to the knowledge of any Loan Party, any owner, officer, director, partner, agent or managing employee or Person with a “direct or indirect ownership interest” (as that phrase is defined in 42 C.F.R. § 420.201) in any Loan Party or any Subsidiary of any Loan Party, has (i) had a civil monetary penalty assessed pursuant to 42 U.S.C. § 1320a-7; (ii) been suspended, debarred or excluded from participation in Medicare, Medicaid or any other federal or state healthcare program; (iii) been convicted (as that term is defined in 42 C.F.R. §1001.2) of any of those offenses described in 42 U.S.C. §1320a-7b or 18 U.S.C. §§669, 1035, 1347 or 1518, including any of the following categories of offenses: (A) criminal offenses relating to the delivery of an item or service under any federal health care program (as that term is defined in 42 U.S.C. §1320a-7b) or healthcare benefit program (as that term is defined in 18 U.S.C. §24b), (B) criminal offenses under federal or state law relating to patient neglect or abuse in connection with the delivery of a healthcare item or service, (C) criminal offenses under laws relating to fraud and abuse, theft, embezzlement, false statements to third parties, money laundering, kickbacks, breach of fiduciary responsibility or other financial misconduct in connection with the delivery of a healthcare item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local governmental agency, (D) laws relating to the interference with or obstruction of any investigations into any criminal offenses described in this clause (d), or (E) criminal offenses under laws relating to the unlawful manufacturing, distribution, prescription or dispensing of a controlled substance; or (iv) been involved or named in a complaint made or any other action taken pursuant to the False Claims Act under 31 U.S.C. §§3729-3731 or qui tam action brought pursuant to 31 U.S.C. §3729 et seq.

(e)                                  HIPAA.  Except to the extent that failure to do so would not reasonably be expected to result in a Material Adverse Effect, each Loan Party and each of their respective Subsidiaries is in compliance with applicable requirements of HIPAA.  Further, in each contractual arrangement that is subject to HIPAA, the relevant Loan Party and each of its respective Subsidiaries has: (i) when required by HIPAA, entered into a written business associate agreement (as such term is defined under the HIPAA regulations) that substantially meets the requirements of HIPAA; (ii) at all times complied in all material respects with such business associate agreements in respect of the HIPAA privacy or security standards; and (iii) to such Loan Party or Subsidiary’s knowledge, at no time experienced or had a material unauthorized use or disclosure of Protected Health Information (as defined in the HIPAA regulations) or material privacy or security breach or other privacy or security incident within the meaning of HIPAA.

(f)                       Corporate Integrity Agreement.  Except as disclosed in public filings of the Borrower with the SEC prior to the Closing Date, no  Loan Party nor any of their Subsidiaries, nor, to the knowledge of any Loan Party, any owner, officer, director, partner, agent or managing employee of any Loan Party or any Subsidiary of any Loan Party, is a party to or bound by any individual integrity agreement, corporate integrity agreement, corporate compliance agreement, deferred prosecution agreement, consent order, consent decree, settlement agreement, or other formal or informal agreement with any Governmental Authority concerning compliance with Health Care Laws, any Government Drug Rebate Programs or the requirements of any Health Care Permit.

4.25.                     FDA Regulatory Compliance.

(a)                                 Except as disclosed in Schedule 4.25 or in public filings of the Borrower with the SEC prior to the Closing Date and (2) as would not reasonably be expected to result in a Material Adverse Effect, (i) each Loan Party and each of their Subsidiaries has, and it and its Products are in conformance with, all Registrations, (ii) all Registrations are valid and in full force and effect; (iii) to the knowledge of each Loan Party, neither the FDA nor any comparable Governmental Authority is considering limiting, suspending, or revoking any such Registration; (iv) the Loan Parties and each of their Subsidiaries have fulfilled and performed their obligations under each Registration, and, to the knowledge of each Loan Party, no event has occurred or condition exists which would constitute a breach or default under, or would cause revocation or termination of, any such Registration; and (v) to the knowledge of each Loan Party, all reports, documents, claims, permits, adverse event reports, complaints, notices, registrations and applications required to be filed, maintained or furnished to the FDA or any other Regulatory Authority by a Loan Party or any of its Subsidiaries have been so filed, maintained or furnished.

(b)                                 Each Loan Party and each of their Subsidiaries are conducting their business and operations in compliance with all applicable Health Care Laws, except to the extent that any noncompliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  Except as disclosed in Schedule 4.25 or in public filings of the Borrower with the SEC prior to the Closing Date and (2) as would not reasonably be expected to result in a Material Adverse Effect, (i) no Loan Party nor any of their Subsidiaries is subject to any obligation arising under an administrative or regulatory action, proceeding, investigation or inspection by or on behalf of the FDA or any comparable Governmental Authority, warning letter, Form FDA-483, untitled letter, notice of violation letter, consent decree, request for information or other notice, response or commitment made to or with the FDA or any comparable Governmental Authority, in each case, in respect of such Loan Party or its Subsidiary, and no such obligation has been threatened and (ii) no Loan Party has received written notice from a Governmental Authority that any Product designed, developed, investigated, manufactured, prepared, assembled, packaged, tested, labeled, distributed, sold or marketed by or on behalf of any Loan Party or any of their Subsidiaries that are subject to the jurisdiction of the FDA or any comparable Governmental Authority are not being designed, developed, investigated, manufactured, prepared, assembled, packaged, tested, labeled, distributed, sold and marketed in compliance with the Health Care Laws.

(c)                                  Except as would not reasonably be expected to be result in a Material Adverse Effect, all pre-clinical and clinical investigations conducted or sponsored by or on behalf of any Loan Party or any of their Subsidiaries are being and have been conducted in compliance with all applicable Health Care Laws including (i) FDA standards for the design, conduct, performance, monitoring, auditing, recording, analysis and reporting of clinical trials contained in Title 21 parts 50, 54, 56, 312 and 314 of the Code of Federal Regulations, and (ii) federal and state Requirements of Law restricting the collection, use and disclosure of individually identifiable health information and personal information.

(d)                                 Except (i) as disclosed in Schedule 4.25 or in public filings of the Borrower with the SEC prior to the Closing Date or (ii) as would not reasonably be expected to be result in a Material Adverse Effect, neither any Loan Party nor any of their Subsidiaries has voluntarily or involuntarily initiated, conducted or issued, caused to be initiated, conducted or issued, or received written notice of any material recall, field corrective action, market withdrawal or replacement, safety alert, warning, “dear doctor” letter, investigator notice, or other notice or action to wholesalers, distributors, retailers, healthcare professionals or patients relating to an alleged lack of safety, efficacy or regulatory compliance of any Product or is currently considering initiating, conducting or issuing any recall of any Product.

4.26.                     Material Contracts.  Except for matters which, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each Material Contract of any Loan Party or Subsidiary (other than those that have expired at the end of their normal terms) (a) is in full force and effect and is binding upon and enforceable against the applicable Loan Party or its Subsidiary and, to the Borrower’s knowledge, after due inquiry, each other Person that is a party thereto in accordance with its terms, (b) has not been otherwise amended or modified (other than amendments or modifications permitted by Section 6.6(b)), and (c) is not in default due to the action or inaction of the applicable Loan Party or its Subsidiary.

5.                                      AFFIRMATIVE COVENANTS.

The Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations (other than contingent indemnification obligations for which no claim has been asserted):

5.1.                            Financial Statements, Reports, Certificates.  The Borrower (a) will deliver to Agent each of the financial statements, reports, notices and other items set forth on Schedule 5.1 no later than the times specified therein, (b) agrees that no Loan Party or Subsidiary of a Loan Party will have a fiscal year different from that of Borrower, and (c) agrees to maintain a system of accounting that enables the Borrower to produce financial statements in accordance with GAAP.

5.2.                            Perfection Certificate Supplement.  Within 120 days after the end of each fiscal year of the Borrower (or, if earlier, the date on which the Borrower is required to file a Form 10-K with the SEC (without giving effect to any extension permitted by the SEC)) (commencing with the fiscal year ended December 31, 2019), the Borrower will deliver to Agent a supplement to the Perfection Certificate in the event any information on the Perfection Certificate delivered on the Closing Date is no longer accurate.

5.3.                            Existence.  Subject to Section 6.3, each of the Borrower and each Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate existence, rights (charter and statutory), license and franchises in accordance with their respective organizational documents (as the same may be amended from time to time); provided that this provision shall not require the Borrower to maintain any right, license or franchise or to preserve the corporate existence of any Restricted Subsidiary, if the Borrower or such Restricted Subsidiary determines in good faith that the maintenance or preservation thereof is no longer necessary or desirable in the conduct of its business, taken as a whole.

5.4.                            Maintenance of Properties.  The Borrower will, and will cause each of its Subsidiaries to maintain and preserve all of its assets that are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear, tear, casualty, and condemnation and Asset Sales permitted by Section 6.4 excepted (and except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect).

5.5.                            Taxes.  The Borrower will, and will cause each of its Subsidiaries to, pay in full before delinquency or before the expiration of any extension period all federal and all other material governmental assessments and taxes imposed, levied, or assessed against it, or any of its assets or in respect of any of its income, businesses, or franchises, except to the extent that (a) the validity of such governmental assessment or tax is the subject of a Permitted Protest and so long as, in the case of an assessment or tax that has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such assessment or tax or (b) the failure to pay could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  The Borrower will and will cause each of its Subsidiaries to make timely payment or deposit of all material tax payments and withholding taxes required of it and them by applicable law, including those laws concerning state disability, and local, state, and federal income taxes (and any foreign equivalent thereof).

5.6.                            Insurance.  The Borrower will, and will cause each of its Subsidiaries to, at the Borrower’s expense, maintain insurance respecting each of the Borrower’s and its Subsidiaries’ assets wherever located, covering liabilities, losses, damages and other risks and hazards as are customarily are insured against by other Persons engaged in same or similar businesses and similarly situated and located. All such policies of insurance shall be with financially sound and reputable insurance companies reasonably acceptable to Agent (it being agreed that, as of the Closing Date, each of Navigators Specialty Insurance Company, Chubb Custom Insurance Company, Ironshore Specialty Insurance Company,

Federal Insurance Company and Lloyd’s of London is acceptable to Agent) and in such amounts as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located and, in any event, in amount, adequacy, and scope reasonably satisfactory to Agent (it being agreed that the amount, adequacy, and scope of the policies of insurance of the Borrower in effect as of the Closing Date are acceptable to Agent).  All property insurance policies covering the Collateral are to be made payable to Agent for the benefit of Agent and the Lenders, as their interests may appear, in case of loss, pursuant to a standard loss payable endorsement with a standard non-contributory “lender” or “secured party” clause and are to contain such other provisions as Agent may reasonably require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies (provided, that to the extent no Event of Default has occurred and is continuing, Agent shall promptly remit all proceeds of such policies to Borrower and its Subsidiaries). All certificates of property and general liability insurance are to be delivered to Agent, with the loss payable (but only in respect of Collateral) and additional insured endorsements in favor of Agent. If the Borrower or its Subsidiaries fails to maintain such insurance, Agent may arrange for such insurance, but at the Borrower’s expense and without any responsibility on Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims.  The Borrower shall give Agent prompt notice of any loss exceeding $250,000 covered by their or their Subsidiaries’ casualty or business interruption insurance.  Upon the occurrence and during the continuance of an Event of Default, Agent shall have the sole right to file claims under any property and general liability insurance policies in respect of the Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies. The Borrower shall provide the Agent with thirty (30) days prior written notice in the event of any non-renewal or cancellation of any insurance policy.

5.7.                            Inspection.

(a)                                 The Borrower will, and will cause each of its Subsidiaries to, permit Agent, any Initial Lender, and each of their respective duly authorized representatives or agents to visit any of its properties and inspect any of its assets or books and records, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees (provided an authorized representative of a Borrower shall be allowed to be present) at such reasonable times and intervals as Agent or any Initial Lender, as applicable, may designate and, so long as no Default or Event of Default has occurred and is continuing, with reasonable prior notice to the Borrower and during regular business hours; provided that, so long as no Event of Default has occurred and is continuing, such rights shall not be exercised at the Borrower’s expense more often than one time during any calendar year.  Notwithstanding anything to the contrary in this Section 5.7, none of the Loan Parties or any of its Subsidiaries will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Agent or any Lender (or their respective representatives or agents) is prohibited by any law or any binding agreement with a third party (provided, that, with respect to any such binding agreement with a third party, the relevant Loan Party or Subsidiary shall upon request from Agent have used commercially reasonable efforts to obtain a waiver of any such prohibition) or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.

(b)                                 [Reserved].

5.8.                            Compliance with Laws.  The Borrower will, and will cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental

Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

5.9.                            Environmental.  The Borrower will, and will cause each of its Subsidiaries to,

(a)                                 Keep any property either owned or operated by Borrower or its Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the Borrower’s or its Subsidiaries’ obligations or liability evidenced by such Environmental Liens,

(b)                                 Comply, in all material respects, with Environmental Laws and provide to Agent documentation of any material non-compliance which Agent reasonably requests except for such non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect,

(c)                                  Promptly notify Agent of any release of which the Borrower has knowledge of a Hazardous Material in any reportable quantity from or onto property owned or operated by Borrower or its Subsidiaries and take any Remedial Actions required to abate said release under, or otherwise to come into compliance with, in all material respects, applicable Environmental Law except for such release which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect,

(d)                                 Promptly, but in any event within five (5) Business Days of its receipt thereof, provide Agent with written notice of any of the following:  (i) notice that an Environmental Lien has been filed against any of the real or personal property of Borrower or its Subsidiaries, (ii) written notice of commencement of any material Environmental Action filed against, or written notice that a material Environmental Action will be filed against, Borrower or its Subsidiaries, and (iii) written notice of a material notice of violation, citation, or other administrative order from a Governmental Authority, and

(e)                                  If the Borrower or any of its Subsidiaries, or any tenant or occupant of any Real Property owned, leased or operated by Borrower or any of its Subsidiaries, causes or permits any intentional or unintentional act or omission resulting in the presence or release of any Hazardous Material (except in compliance with applicable Environmental Laws), the Borrower agrees to undertake, and/or to cause any of its Subsidiaries, and use commercially reasonable efforts to cause its tenants or occupants to undertake, at their sole expense, any clean up, removal, remedial or other action required pursuant to Environmental Laws to remove and clean up any Hazardous Materials from any Real Property except where the failure to do so has not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect.

5.10.                     Intellectual Property.  The Borrower shall, at its sole expense, either directly or by using commercially reasonable efforts to cause any Restricted Subsidiary to do so, take any and all commercially reasonable actions to (a) diligently maintain the Intellectual Property owned or held by the Borrower or any Restricted Subsidiary on the Closing Date and (b) to the extent the Borrower with any Restricted Subsidiary determines such action to be appropriate, diligently defend or assert such Intellectual Property against infringement or interference by any other Persons and against any claims of invalidity or unenforceability by any other Persons (including by bringing any legal action for infringement or defending any counterclaim of invalidity or action for declaratory judgment of non-infringement), in each case, where the failure to so act, prepare, execute, deliver or file would reasonably be expected to have a material adverse effect on the Intellectual Property or the results of operations or financial condition of the Borrower and its Restricted Subsidiaries, in each case, taken as a whole. The Borrower shall not, and shall use its commercially reasonable efforts to cause any Restricted Subsidiary not to, disclaim or abandon, or fail to take any action the Borrower in good faith determines appropriate to prevent the disclaimer or abandonment of, the Intellectual Property, in each case, where such disclaimer, abandonment or failure to take any such action would reasonably be expected to have a material adverse effect on the Intellectual Property or the results of operations or financial condition of the Borrower and its Restricted Subsidiaries, in each case, taken as a whole.  Any license of the Intellectual Property rights related to any of the Specified Products (to the extent that such Intellectual Property right is directly owned, licensed or otherwise held by the Borrower or any Guarantor on the Closing Date and included in the Collateral on the date of such license) to the Borrower or any of its Subsidiaries shall only be to the Borrower or a Guarantor.

5.11.                     Future Guarantors.  The Borrower shall cause each Restricted Subsidiary, within ten Business Days of becoming a Restricted Subsidiary (or such longer period as the Agent reasonably agrees), to execute and deliver to the Agent a supplement to the Guarantee substantially in the form set forth as Exhibit A to the Guarantee pursuant to which such Restricted Subsidiary shall guarantee the Borrower’s Obligations under this Agreement and a supplement to the Collateral Agreement substantially in the form set forth as Exhibit H to the Collateral Agreement; provided, however, that no Foreign Subsidiary (other than Egalet Limited or any IP Subsidiary) shall be required to become a Guarantor to the extent it is reasonably likely that it would result in material adverse tax consequences for the Borrower or any of its Subsidiaries (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) as determined in good faith by the Borrower, unless such Subsidiary has become a Guarantor of the Senior Secured Notes.

5.12.                     Further Assurances.  The Borrower shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Agreement.

5.13.                     Conference Calls.  The Borrower shall hold quarterly conference calls, beginning with the first full fiscal quarter ending after the Closing Date, for all the Lenders to discuss such financial information no later than ten Business Days after the distribution of the financial statements required by Section 5.1 and, prior to the date of each such conference call, will announce the time and date of such conference call and either include all information necessary to access the call or inform the Lenders how they can obtain such information, including, without limitation, the applicable password or login information (if applicable); provided that, notwithstanding the foregoing, the requirements of this Section 5.13 shall be satisfied to the extent the Borrower hosts quarterly earnings calls in which the Lenders may participate.

5.14.                     [Reserved].

5.15.                     Material Contracts.

(a)                                 Each Loan Party will, and each Loan Party will cause its Subsidiaries to, comply with all terms and conditions of and fulfill all obligations under each Material Contract to which any of them is a party, except to the extent the failure to so comply would not result in a Material Adverse Effect. Upon the occurrence of a breach of any such Material Contract by any other party thereto, which is not cured as provided therein, each Loan Party will act in a commercially reasonable way in determining whether and how to enforce its, or its Subsidiary’s, as applicable, rights and remedies thereunder.

(b)                                 Each Loan Party will not, and each Loan Party will not permit any of its Subsidiaries to: (i) forgive, release or reduce any payment, or delay or postpone any payment, owed to any Loan Party or any of their respective Affiliates under or in respect of any Material Contract or (ii) amend, modify, restate, cancel, supplement, terminate or waive any provision of any Material Contract, grant any consent thereunder or agree to do any of the foregoing, in each case, to the extent such forgiveness, release, reduction, delay, postponement, amendment, modification, restatement, cancellation, supplement, termination, waiver, grant or agreement would reasonably be expected to result in a Material Adverse Effect.

5.16.                     Compliance with Health Care Laws.

(a)                                 Each Loan Party and each of their respective Subsidiaries will comply with all applicable Health Care Laws, except to the extent that any noncompliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or (ii) as disclosed in Schedule 4.25 or in public filings of the Borrower with the SEC prior to the Closing Date.

(b)                                 Except (1) as disclosed in Schedule 4.25 or in public filings of the Borrower with the SEC prior to the Closing Date and (2) as would not reasonably be expected to result in a Material Adverse Effect, each Loan Party and each of their respective Subsidiaries shall (i) obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all material Health Care Permits and Registrations which are necessary or useful in the proper conduct of its business; (ii) be and remain in material compliance with all requirements for providing, and for licensure required to provide, the goods that are reimbursable by any Governmental Authority to any Person; (iii) with relation to any Persons providing services for or on behalf of any Loan Party (either as an employee or independent contractor), (A) not use the services of such Persons who are not, to the Loan Parties’ knowledge, in compliance with all applicable Health Care Laws in the performance of their duties and (B) cause such Persons to maintain in full force and effect all professional licenses and other Health Care Permits required to perform such duties; and (iv) keep and maintain all records required to be maintained by any Governmental Authority or otherwise under any Health Care Law.  All Products designed, developed, investigated, manufactured, prepared, assembled, packaged, tested, labeled, distributed, sold or marketed by or on behalf of any Loan Party or any of their Subsidiaries that are subject to the jurisdiction of the FDA or any comparable Governmental Authority shall be designed, developed, investigated, manufactured, prepared, assembled, packaged, tested, labeled, distributed, sold and marketed in compliance with the Health Care Laws.

(c)                                  Each Loan Party and each of their respective Subsidiaries that, in each case, actively engages in the marketing of Products, shall maintain a corporate and health care regulatory compliance program (“RCP”) which addresses the applicable requirements of Health Care Laws and includes at least the following components:  (i) standards of conduct and procedures that describe compliance policies regarding laws with an emphasis on prevention of fraud and abuse; (ii) a specific officer within high-level personnel identified as having overall responsibility for compliance with such standards and procedures; (iii) training and education programs which effectively communicate the compliance standards and procedures to employees and agents, including fraud and abuse laws; (iv) auditing and monitoring systems and reasonable steps for achieving compliance with such standards and procedures including publicizing a reporting system to allow employees and other agents to anonymously report criminal or suspect conduct and potential compliance problems; (v) disciplinary guidelines and consistent enforcement of compliance policies including discipline of individuals responsible for the failure to detect violations of the RCP; and (vi) mechanisms to promptly respond to detected violations of the RCP.  Each Loan Party and each of their respective Subsidiaries shall modify such RCPs from time to time, as may be necessary to ensure continuing compliance with all applicable Health Care Laws. Upon request, the Agent (and/or its consultants) shall be permitted to review such RCPs.

(d)                                 the Borrower shall provide to Agent upon request, an accurate, complete and current list of all third party rebate agreements with respect to the business of the Loan Parties.

5.17.                     [Reserved].

5.18.       [Reserved].

5.19.       Post-Closing Obligations.  Subject to Section 3.6 (with respect to grace periods, notice periods and extensions provided for therein), the Loan Parties shall execute and deliver the documents and complete the tasks set forth on Schedule 5.19, in each case within the time periods specified therefor.

5.20.       After-Acquired Property.  Upon the acquisition by the Borrower or any Guarantor of any assets or property, including Equity Interests issued by any new Subsidiary of the Borrower or any Guarantor (in each case, other than Excluded Assets) (“After-Acquired Property”), the Borrower or such Guarantor shall promptly execute and deliver such mortgages, deeds of trust, security instruments, pledge agreements, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the Agent a perfected security interest or other Lien, subject only to Permitted Liens, in such After-Acquired Property and to have such After-Acquired Property (but subject to certain limitations, if applicable, including as described under Article 11) added to the Collateral, and shall promptly deliver such Officers’ Certificates and opinions of counsel as are customary in secured financing transactions in the relevant jurisdictions or as are reasonably requested by the Agent or the Agent (subject to customary assumptions, exceptions and qualifications), and thereupon all provisions of this Agreement relating to the Collateral shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect. Notwithstanding the foregoing, if any property or assets of the Borrower or any Guarantor originally deemed to be an Excluded Asset at any point ceases to be an Excluded Asset pursuant to the definition of “Excluded Asset”, all or the applicable portion of such property and assets shall be deemed to be After-Acquired Property and shall be added to the Collateral in accordance with the previous sentence.

6.                                      NEGATIVE COVENANTS.

The Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations (other than contingent indemnification obligations for which no claim has been asserted):

6.1.         Indebtedness and Contingent Obligations.

(a)           (i) The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and (ii) the Borrower shall not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Borrower and any Guarantor may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, in each case if the Consolidated Leverage Ratio of the Borrower does not exceed 3.5 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the period for which the EBITDA component of the Consolidated Leverage Ratio calculation is being measured.

(b)           The limitations set forth in Section 6.1(a) shall not apply to:

(i)           Indebtedness created under the Loan Documents;

(ii)           Indebtedness of the Borrower in respect of the Senior Secured Notes in an aggregate principal amount not to exceed $95,000,000, and the Guarantees thereof by any Guarantor;

(iii)          Indebtedness existing on the Closing Date (other than Indebtedness described in clause (i) of this Section 6.1(b)) and any Guarantor’s guarantee thereof (whether or not such guarantee existed on the Closing Date);

(iv)          Indebtedness (including Capitalized Lease Obligations) Incurred by the Borrower or any Restricted Subsidiary, and Disqualified Stock issued by the Borrower or any Restricted Subsidiary, to finance (whether prior to or within 270 days after) the acquisition, lease, construction, repair, replacement or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount that, when aggregated with the principal amount of all other Indebtedness and Disqualified Stock then outstanding that was Incurred pursuant to this clause (iv), does not exceed $10,000,000;

(v)           Indebtedness Incurred by the Borrower or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from Governmental Authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

(vi)          Indebtedness arising from agreements of the Borrower or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations (including earn-out obligations and other contingent consideration), in each case, Incurred or assumed in connection with any acquisition or disposition of any business, any assets or a Subsidiary of the Borrower in accordance with the terms of this Agreement, other than guarantees of Indebtedness Incurred by any Person (other than the Borrower or a Restricted Subsidiary) acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(vii)         Indebtedness of the Borrower to a Restricted Subsidiary; provided that any such Indebtedness owed to a Restricted Subsidiary that is not a Guarantor is subordinated in right of payment to the Obligations; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Borrower or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (vii);

(viii)        shares of Preferred Stock of a Restricted Subsidiary issued to the Borrower or a Guarantor; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Guarantor that holds such shares of Preferred Stock of a Restricted Subsidiary ceasing to be a Guarantor or any other subsequent transfer of any such shares of Preferred Stock (except to the Borrower or a Guarantor) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (viii);

(ix)          Indebtedness of a Restricted Subsidiary to the Borrower or another Restricted Subsidiary of the Borrower; provided, that any such Indebtedness owed by a Guarantor to a Restricted Subsidiary that is not a Guarantor is subordinated in right of payment to the Obligations of such Guarantor pursuant to an Intercompany Subordination Agreement; provided further, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary of the Borrower holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Borrower or another Restricted Subsidiary of the

Borrower or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (ix);

(x)           Hedging Obligations of the Borrower or any Guarantor that are not incurred for speculative purposes but: (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Agreement to be outstanding; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases or sales;

(xi)          obligations (including reimbursement obligations) in respect of letters of credit and bank guarantees, performance, bid, appeal and surety bonds, completion guarantees, workers’ compensation claims, self-insurance obligations, bankers’ acceptances, export or import, indemnities, customs, revenue bonds or similar instruments of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(xii)         Indebtedness or Disqualified Stock of the Borrower or any Guarantor not otherwise permitted under this Agreement in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount or liquidation preference of all other Indebtedness and Disqualified Stock then outstanding and Incurred pursuant to this clause (xii), does not exceed $10,000,000 at any one time outstanding (it being understood that any Indebtedness Incurred pursuant to this clause (xii) shall cease to be deemed Incurred or outstanding for purposes of this clause (xii) but shall be deemed Incurred for purposes of Section 6.1(a) from and after the first date on which the Borrower, or the Guarantor, as the case may be, could have Incurred such Indebtedness under Section 6.1(a) without reliance upon this clause (xii));

(xiii)        any guarantee by the Borrower or a Restricted Subsidiary of Indebtedness or other obligations of the Borrower or any other Restricted Subsidiary so long as the Incurrence of such Indebtedness Incurred by the Borrower or such other Restricted Subsidiary is permitted under the terms of this Agreement; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Obligations or the Guarantee of any Guarantor, as applicable, any such guarantee of such Guarantor with respect to such Indebtedness shall be subordinated in right of payment to such Guarantor’s Guarantee with respect to the Obligations substantially to the same extent as such Indebtedness is subordinated to the Obligations or the Guarantee of such Guarantor, as applicable;

(xiv)        the Incurrence by the Borrower or any Guarantor of Indebtedness or Disqualified Stock of a Guarantor that serves to refund, refinance or defease any Indebtedness (or any portion thereof) Incurred or Disqualified Stock issued as permitted under Section 6.1(a) and clauses (ii), (iii), (iv), (xii), (xiii), (xv), (xix) and (xxi) of this Section 6.1(b) or any Indebtedness or Disqualified Stock Incurred to so refund or refinance such Indebtedness or Disqualified Stock, including any additional Indebtedness or Disqualified Stock Incurred to pay premiums (including tender premiums and paid-in-kind interest), fees, expenses and defeasance costs in connection therewith (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided that such Refinancing Indebtedness:

(1)           has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is not less than the remaining Weighted Average Life to Maturity of the Indebtedness or Disqualified Stock being refunded, refinanced or defeased;

(2)           has a Stated Maturity that is not earlier than the earlier of (x) the Stated Maturity of the Indebtedness being refunded or refinanced and (y) 91 days following the Stated Maturity of the Obligations;

(3)           to the extent such Refinancing Indebtedness refunds, refinances or defeases (a) Indebtedness junior in right of payment and security to the Obligations, such Refinancing Indebtedness is junior in right of payment and security to the Obligations or a Guarantee to the same extent as such Indebtedness being refunded, refinanced or defeased, as applicable, or (b) Disqualified Stock, such Refinancing Indebtedness is Disqualified Stock;

(4)           is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refunded, refinanced or defeased plus premium (including tender premium and paid-in-kind interest), fees, expenses and defeasance costs Incurred in connection with such refinancing;

(5)           [reserved]; and

(6)           in the case of any Refinancing Indebtedness Incurred to refund, refinance or defease Indebtedness outstanding under clause (iv), (xii), (xix) or (xxi) of this Section 6.1(b), shall be deemed to have been Incurred and to be outstanding under such clause (iv), (xii), (xix) or (xxi) of this Section 6.1(b), as applicable, and not this clause (xiv) for purposes of determining amounts outstanding under such clause (iv), (xii), (xix) or (xxi) of this Section 6.1(b);

(xv)         Indebtedness or Disqualified Stock of (x) the Borrower or any Restricted Subsidiary incurred to finance an acquisition of any property or assets or (y) Persons that are acquired by the Borrower or any Restricted Subsidiary or merged, consolidated or amalgamated with or into the Borrower or a Restricted Subsidiary in accordance with the terms of this Agreement; provided that, in each case, immediately after giving effect to such acquisition or merger, consolidation or amalgamation either:

(1)           the Borrower would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Section 6.1(a); or

(2)           the Consolidated Leverage Ratio would be less than immediately prior to such acquisition or merger, consolidation or amalgamation;

provided, further, that if, with respect to any Indebtedness incurred under this clause (xiv), either (A) the property or assets so acquired are held in a Restricted Subsidiary that is not a Guarantor or (B) the Person so acquired does not become, upon acquisition, a Guarantor, then, in each case, the Borrower and the Guarantors shall not guarantee any such Indebtedness, and such Indebtedness shall have no recourse to any assets or property of the Borrower or the Guarantors;

(xvi)        Indebtedness in respect of Qualified Junior Debt in an aggregate principal amount not to exceed $30,000,000;

(xvii)       Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of receipt by the Borrower or the applicable Restricted Subsidiary of notice of its Incurrence;

(xviii)      Indebtedness of the Borrower or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to a loan agreement or other credit facility, in a principal amount not in excess of the stated amount of such letter of credit, to the extent such letter of credit or bank guarantee issued pursuant to such loan agreement or credit facility is otherwise permitted by this Section 6.1;

(xix)        Contribution Indebtedness;

(xx)         Indebtedness of the Borrower or any Restricted Subsidiary consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(xxi)        Indebtedness of the Borrower or any Guarantor Incurred in connection with an Investment in, or representing guarantees of Indebtedness of, joint ventures of the Borrower or any Guarantor in an aggregate principal amount, at any one time outstanding, not to exceed $1,000,000 at the time of Incurrence;

(xxii)       Indebtedness of the Borrower or any Guarantor issued to any joint venture (regardless of the form of legal entity) that is not a Subsidiary arising in the ordinary course of business in connection with the cash management operations (including with respect to intercompany self-insurance arrangements) of the Borrower or any Guarantor, at any one time not to exceed $500,000;

(xxiii)      the Incurrence by the Borrower or any Guarantor of Subordinated Indebtedness that is unsecured and subordinated in right of payment to the Obligations with a Stated Maturity and, if applicable, a First Amortization Date no earlier than 91 days following the Stated Maturity of the Obligations;

(xxiv)     Indebtedness related to unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law; and

(xxv)      Indebtedness of Restricted Subsidiaries that are not Guarantors, at any one time not to exceed $1,000,000 at the time of Incurrence.

For purposes of determining compliance with this Section 6.1, in the event that an item of Indebtedness or Disqualified Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (i) through (xxiv) of this Section 6.1(b) or is entitled to be Incurred pursuant to Section 6.1(a), the Borrower shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness or Disqualified Stock (or any portion thereof) in any manner that complies with this Section 6.1; provided that any Indebtedness outstanding under this Agreement shall at all times be allocated to clause (i) of this Section 6.1(b).

Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, amortization or accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies shall not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 6.1. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 6.1.

For purposes of determining compliance with any U.S. Dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. Dollar-equivalent principal amount of Indebtedness denominated in a non-U.S. currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the higher U.S. Dollar equivalent), in the case of revolving credit debt. Notwithstanding any other provision of this Section 6.1, the maximum amount of Indebtedness that the Borrower or any Restricted Subsidiary of the Borrower may incur pursuant to this Section 6.1 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values following the incurrence of such Indebtedness.

6.2.         Liens.  The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist: any Lien (except Permitted Liens) on any asset or property of the Borrower or such Restricted Subsidiary securing Indebtedness.

For purposes of determining compliance with this Section 6.2, in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of Liens described in the foregoing paragraph or in clauses (1) through (37) of the definition of “Permitted Liens” (other than clauses 7(B) and 7(C) of such definition), then the Borrower shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Lien securing an item of Indebtedness (or any portion thereof) in any manner that complies with this Section 6.2.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, amortization of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies, in each case in respect of such Indebtedness.

The Liens granted in favor of the Agent on the Collateral to secure the Obligations shall also be subordinated to the Permitted Liens set forth in clauses (6), (8) and (9) of the definition of “Permitted Liens” and (as it relates to such clauses) clauses (20) and (30).

6.3.         Restrictions on Fundamental Changes.

(a)           The Borrower shall not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not the Borrower is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(i)            (x) the Borrower is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than the Borrower) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia (the Borrower or such Person, as the case may be, being herein called the “Successor Company”); and (y) the Successor Company (if other than the Borrower) expressly assumes all the obligations of the Borrower under this Agreement, the Obligations, the Closing Date Intercreditor Agreement and the Loan Documents pursuant to supplemental agreements or other documents or instruments in form reasonably satisfactory to the Agent;

(ii)           immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction) no Default shall have occurred and be continuing;

(iii)          immediately after giving pro forma effect to such transaction, as if such transaction had occurred on the first day of the applicable four-quarter measurement period (and treating any Indebtedness that becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), either:

(A)          the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Section 6.1(a); or

(B)          the Consolidated Leverage Ratio for the Successor Company and its Restricted Subsidiaries would be less than such ratio for the Borrower and its Restricted Subsidiaries immediately prior to such transaction;

(iv)          each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental agreements confirmed that its Guarantee shall apply to such Person’s obligations under this Agreement and the Obligations; and

(v)           the Borrower shall have delivered to the Agent (A) an Officers’ Certificate and an opinion of counsel, each stating (to the extent applicable with respect to such opinion of counsel) that such transaction and such supplemental agreements (if any) comply with this Agreement and the obligations of the Borrower under this Agreement, the Obligations, the Closing Date Intercreditor Agreement and the Loan Documents remain obligations of the Successor Company and confirming the necessary actions to continue the perfection and priority of the Agent’s Lien in the Collateral and of the preservation of its rights therein and (B) an Officers’ Certificate stating that such necessary actions have been taken (together with evidence thereof) promptly and in any event no later than 30 days following such transaction.

The Successor Company (if other than the Borrower) shall succeed to, and be substituted for, the Borrower under this Agreement, the Obligations, the Closing Date Intercreditor Agreement and the Loan Documents, and in such event the Borrower will automatically be released and discharged from its obligations under this Agreement, the Obligations and the Loan Documents. Notwithstanding the foregoing clauses (ii) and (iii) of this Section 6.3(a), any Restricted Subsidiary may merge, consolidate or amalgamate with or transfer all or substantially all of its properties and assets to the Borrower or to another Restricted Subsidiary. This Article 5 will not apply to a consolidation, amalgamation, merger, conversion, sale, assignment, transfer, lease, conveyance or other disposition of property or assets between or among any of the Borrower and its Restricted Subsidiaries or between or among one or more Restricted Subsidiaries of the Borrower.

(b)           Subject to the provisions of Section 15.11 (which govern the release of a Guarantee upon the sale or disposition of a Restricted Subsidiary of the Borrower that is a Guarantor), none of the Guarantors shall, and the Borrower shall not permit any Guarantor to, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(i)            either (A) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the jurisdiction of its formation (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”) and the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under this Agreement and, if applicable, such Guarantors’ Guarantee and the Loan Documents pursuant to a supplemental agreement or other documents or instruments in form reasonably satisfactory to the Agent or (B) such sale or disposition or consolidation, amalgamation or merger is made to a Person who is not the Borrower or a Restricted Subsidiary and is not in violation of Section 6.4 (in which case such Guarantor shall be released from its Guarantee); and

(ii)           the Successor Guarantor (if other than such Guarantor) or the Borrower shall have delivered or caused to be delivered to the Agent an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger, winding up, conversion, sale, assignment, transfer, lease, conveyance or disposition and such supplemental agreement (if any) comply with this Agreement.

Except as otherwise provided in this Agreement, the Successor Guarantor (if other than such Guarantor) will succeed to, and be substituted for, such Guarantor under this Agreement, such Guarantor’s Guarantee and the Loan Documents, and in such event such Guarantor will automatically be released and discharged from its obligations under this Agreement, such Guarantor’s Guarantee and the Loan Documents.

Notwithstanding the foregoing, any Guarantor may consolidate, amalgamate, merge with or into or wind up or convert into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to, the Borrower or any other Guarantor.

6.4.         Disposal of Assets.

(a)           The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless (x) the Borrower or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Borrower) of the assets sold or otherwise disposed of, and (y) at least 75% of the consideration therefor received by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(i)            any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Borrower or any Restricted Subsidiary of the Borrower (other than liabilities (1) that are by their terms subordinated in right of payment to the Obligations or any Guarantee, (2) that are unsecured, (3) that are secured by a Lien on any Collateral ranking junior to the Liens on such Collateral securing the Obligations or any Guarantee or (4) that are owed to the Borrower, a Subsidiary or any Affiliate of the foregoing) that are assumed by the transferee of any such assets or that are otherwise cancelled or terminated in connection with the transaction with such transferee;

(ii)           any notes or other obligations or other securities or assets received by the Borrower or such Restricted Subsidiary of the Borrower from such transferee that are converted by the Borrower or such Restricted Subsidiary of the Borrower into cash within 180 days of the receipt thereof (to the extent of the cash received); and

(iii)          any Designated Non-cash Consideration received by the Borrower or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value (as determined in good faith by the Borrower), taken together with all other Designated Non-cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed $1,000,000 (with the Fair Market

Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value)

shall be deemed to be Cash Equivalents for the purposes of this Section 6.4(a).

6.5.         Nature of Business.  The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, principally engage in any line of business other than those businesses engaged in on the Closing Date and any similar business.

6.6.         [Reserved].

6.7.         Restricted Payments.

(a)           The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)            declare or pay any dividend or make any distribution on account of the Borrower’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Borrower (other than (A) dividends or distributions by the Borrower payable solely in Equity Interests (other than Disqualified Stock) of the Borrower or (B) dividends or distributions by a Restricted Subsidiary), provided that, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Borrower or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(ii)           purchase or otherwise acquire or retire for value any Equity Interests (other than Disqualified Stock) of the Borrower or any direct or indirect parent of the Borrower;

(iii)          purchase or otherwise acquire or retire for value any Disqualified Stock of the Borrower or any direct or indirect parent of the Borrower;

(iv)          make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to scheduled repayment or scheduled maturity, any Subordinated Indebtedness of the Borrower or any of its Restricted Subsidiaries (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement, unless such sinking fund obligation, principal installment or final maturity occurs within one year of the Stated Maturity of the Obligations, and (B) Indebtedness permitted under clauses (vii) and (ix) of Section 6.1(b)); or

(v)           make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (v) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment (other than a Restricted Payment under clause (iii) above, for which the following exception shall not be applicable):

(1)           no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2)           immediately after giving effect to such Restricted Payment on a pro forma basis, the Borrower could Incur $1.00 of additional Indebtedness under Section 6.1(a); and

(3)           such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Borrower and its Restricted Subsidiaries after the Closing Date (including Restricted Payments permitted by clauses (i), (v) (to the extent such dividends did not reduce Consolidated Net Income), and (xv) of Section 6.7(b), but excluding all other Restricted Payments permitted by Section 6.7(b)), is less than the amount equal to the Cumulative Credit (with the amount of any Restricted Payment made under this Section 6.7 in any property other than cash being equal to the Fair Market Value (as determined in good faith by the Borrower) of such property at the time such Restricted Payment is made).

(b)           The provisions of Section 6.7(a) shall not prohibit:

(i)            the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement;

(ii)           (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of the Borrower or any direct or indirect parent of the Borrower or Subordinated Indebtedness of the Borrower, any direct or indirect parent of the Borrower or any Guarantor in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of the Borrower or any direct or indirect parent of the Borrower or contributions to the equity capital of the Borrower (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Borrower or to an employee stock ownership plan or any trust established by the Borrower or any of its Subsidiaries) (collectively, including any such contributions, “Refunding Capital Stock”); and (B) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Borrower or to an employee stock ownership plan or any trust established by the Borrower or any of its Subsidiaries) of Refunding Capital Stock;

(iii)          the redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Indebtedness of the Borrower or any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, (x) Equity Interests of the Borrower or any direct or indirect parent of the Borrower (which Equity Interests shall be deemed to be Refunding Capital Stock) or (y) new Indebtedness of the Borrower or a Guarantor that is Incurred in accordance with Section 6.1 so long as, with respect to this clause (y):

(A)          the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable), plus any accrued and unpaid interest, of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired, plus paid-in-kind interest, plus any tender premiums or any defeasance costs, fees and expenses incurred in connection therewith);

(B)          such Indebtedness is subordinated in right of payment and as to Lien priority with respect to the Collateral to the Obligations at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value;

(C)          such Indebtedness has a Stated Maturity and, if applicable, a First Amortization Date equal to or later than the earlier of (x) the Stated Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) 91 days following the Stated Maturity of any Obligations then outstanding; and

(D)          such Indebtedness has a Weighted Average Life to Maturity at the time Incurred that is not less than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired;

(iv)          the repurchase, retirement or other acquisition (or dividends to any direct or indirect parent of the Borrower to finance any such repurchase, retirement or other acquisition) for value of Equity Interests of the Borrower or any direct or indirect parent of the Borrower held by any future, present or former employee, director or consultant of the Borrower or any direct or indirect parent of the Borrower or any Subsidiary of the Borrower pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided that the aggregate amounts paid under this clause (iv) do not exceed $750,000 in any calendar year (with unused amounts in any calendar year being permitted to be carried over for the next succeeding calendar year subject to a maximum payment (without giving effect to the following proviso) of $1,000,000 in any calendar year); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(A)          the cash proceeds received by the Borrower or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Borrower or any direct or indirect parent of the Borrower (to the extent contributed to the Borrower) to members of management, directors or consultants of the Borrower and its Restricted Subsidiaries or any direct or indirect parent of the Borrower that occurs after the Closing Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend shall be excluded from the calculation of the Cumulative Credit; plus

(B)          the cash proceeds of key man life insurance policies received by the Borrower or any direct or indirect parent of the Borrower (to the extent contributed to the Borrower) or the Borrower’s Restricted Subsidiaries after the Closing Date;

provided that the Borrower may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any one or more calendar years; and provided, further, that cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary from any present or former employees, directors, officers or consultants of the Borrower or any Restricted Subsidiary or the direct or indirect parent of the Borrower will not be deemed to constitute a Restricted Payment for purposes of this Section 6.7 or any other provision of this Agreement;

(v)           the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Borrower or any of its Restricted Subsidiaries issued or incurred in accordance with Section 6.1;

(vi)          the declaration and payment of dividends or distributions (a) to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Closing Date and (b) to any direct or indirect parent of the Borrower, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent of the Borrower issued after the Closing Date; provided, however, that, (A) immediately after giving effect to such declaration (and the payment of dividends or distributions) on a pro forma basis, the Borrower would be able to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Section 6.1(a) and (B) the aggregate amount of dividends declared and paid pursuant to this clause (vi) does not exceed the net cash proceeds actually received by the Borrower from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Closing Date;

(vii)         [reserved];

(viii)        payments or distributions to dissenting stockholders or equityholders pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of the Borrower and the Restricted Subsidiaries, taken as a whole, that complies with Section 6.3;

(ix)          other Restricted Payments that are made with Excluded Contributions;

(x)           other Restricted Payments in an aggregate amount not to exceed $2,000,000;

(xi)          [reserved];

(xii)         the repurchase of Equity Interests deemed to occur upon the exercise or vesting of stock options, warrants or phantom stock, in each case, to the extent such Equity Interest (i) represents all or a portion of the exercise price of those stock options, warrants or phantom stock or (ii) are surrendered in connection with satisfying any federal or state tax obligation incurred in connection with such exercise or vesting;

(xiii)        [reserved]; and

(xiv)        Restricted Payments by the Borrower or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person (including dividends, splits, combinations and business combinations);

provided, that at the time of, and immediately after giving effect to, any Restricted Payment permitted under clauses (iv), (v), (vi), (vii), (x) and (xiv) of this Section 6.7(b), no Default shall have occurred and be continuing or would occur as a consequence thereof.

(c)           To the extent a Restricted Subsidiary is no longer a Subsidiary (to the extent that the Borrower retains an Investment in such Person), all outstanding Investments by the Borrower and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary which is no longer a Subsidiary shall be deemed to be a Restricted Payment in an amount determined as set forth in the definition of “Investments”. Such event that causes a Restricted Subsidiary to no longer be a Subsidiary shall only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time.

(d)           For purposes of determining compliance with this Section 6.7, in the event that a Restricted Payment (or any portion thereof) meets the criteria of more than one of the categories described in Section 6.7(b) or is entitled to be made pursuant to Section 6.7(a), the Borrower may, in its sole discretion, classify or reclassify, or later divided, classify or reclassify, such Restricted Payment (or any portion thereof) in any manner that complies with this Section 6.7.

6.8.         Accounting Methods.  Borrower will not, and will not permit any of its Subsidiaries to modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP) without the prior written consent of the Agent (acting at the direction of the Required Lenders).

6.9.         [Reserved].

6.10.       Transactions with Affiliates.

(a)           The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Borrower (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $500,000, unless:

(i)            such Affiliate Transaction is on terms that are not materially less favorable to the Borrower or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person; and

(ii)           with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2,500,000, the Borrower delivers to the Agent a resolution adopted by the majority of disinterested members of the Board of Directors of the Borrower approving such Affiliate Transaction, evidenced by an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) above.

(b)           The provisions of Section 6.10(a) shall not apply to the following:

(i)            any transaction or series of transactions between or among any of the Borrower and the Guarantors, including any payment to, or sale, lease, transfer or other disposition of any properties or assets to, or purchase of any property or assets from, or any contract, agreement, amendment, understanding, loan, advance or guarantee with, or for the benefit of, any of the Borrower and the other Loan Parties (or an entity that becomes a Loan Party as a result of such transaction);

(ii)           Restricted Payments permitted by Section 6.7;

(iii)          the payment of reasonable and customary compensation, benefits, fees and reimbursement of expenses paid to, and indemnity, contribution and insurance provided on behalf of, officers, directors, employees, agents or consultants of the Borrower or any Restricted Subsidiary;

(iv)          transactions in which the Borrower or any of its Restricted Subsidiaries, as the case may be, delivers to the Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 6.10(a)(i);

(v)           payments, advances or loans (or cancellation of loans) to officers, directors, employees or consultants of the Borrower or any of the Restricted Subsidiaries of the Borrower and employment agreements, stock option plans, consulting agreements, restrictive covenants agreements, expense reimbursement arrangements, indemnification agreements, severance and separation agreements and other similar arrangements with such officers, directors, employees, agents or consultants that, in each case, are entered into in the ordinary course of business (including, in each case, payments pursuant thereto);

(vi)          any agreement as in effect as of the Closing Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the Lenders of the Obligations in any material respect than the original agreement as in effect on the Closing Date) or any transaction contemplated thereby as determined in good faith by the Borrower;

(vii)         the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders or equityholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date and any amendment thereto or similar transactions, agreements or arrangements that it may enter into thereafter; provided that the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Closing Date shall only be permitted by this clause (vii) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the Lenders of the Obligations in any material respect than the original transaction, agreement or arrangement as in effect on the Closing Date;

(viii)        (A) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement, which are fair to the Borrower and its Restricted Subsidiaries (as applicable) in the reasonable determination of the Borrower, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (B) transactions with joint ventures that are not otherwise prohibited by the terms of this Agreement;

(ix)          [reserved];

(x)           the issuance of Equity Interests (other than Disqualified Stock) of the Borrower to any Person;

(xi)          the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee or director benefit plans approved by the Board of Directors of the Borrower or any direct or indirect parent of the Borrower or of a Restricted Subsidiary of the Borrower, as appropriate, in good faith;

(xii)         any contribution to the capital of the Borrower;

(xiii)        [reserved];

(xiv)        transactions between the Borrower or any of its Restricted Subsidiaries and any Person, a director of which is also a director of the Borrower or any direct or indirect parent of the Borrower; provided, however, that such director abstains from voting as a director of the Borrower or such direct or indirect parent, as the case may be, on any matter involving such other Person;

(xv)         [reserved];

(xvi)        intercompany transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of the Borrower and its Subsidiaries and not for the purpose of circumventing compliance with any covenant set forth in this Agreement; and

(xvii)       the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business.

6.11.       Use of Proceeds.  The Borrower will not, and will not permit any of its Subsidiaries to use the proceeds of Revolving Loans made hereunder for any purpose other than (a) consistent with the terms and conditions hereof, for their lawful and permitted purposes (including that no part of the proceeds of the loans made to the Borrower will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors) and (b) on the Closing Date, to pay the fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby.

6.12.       [Reserved].

6.13.       [Reserved].

6.14.       [Reserved].

6.15.       [Reserved].

6.16.       [Reserved].

6.17.       Dividend and Other Payment Restrictions Affecting Subsidiaries.

The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a)           (i) pay dividends or make any other distributions to the Borrower or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits or (ii) pay any Indebtedness owed to the Borrower or any of its Restricted Subsidiaries;

(b)           make loans or advances to the Borrower or any of its Restricted Subsidiaries; or

(c)           sell, lease or transfer any of its properties or assets to the Borrower or any of its Restricted Subsidiaries,

except in each case for such encumbrances or restrictions existing under or by reason of:

(1)           contractual encumbrances or restrictions in effect on the Closing Date;

(2)           the Loan Documents;

(3)           applicable law or any applicable rule, regulation or order;

(4)           any agreement or other instrument relating to Indebtedness of a Person acquired by the Borrower or any Restricted Subsidiary that was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or guarantees utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(5)           contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(6)           documents relating to secured Indebtedness otherwise permitted to be Incurred pursuant to Sections 6.1 and 6.2, which restrictions are restrictions on the transfer of assets securing such secured Indebtedness;

(7)           restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(8)           customary provisions in joint venture agreements, collaboration agreements, intellectual property licenses and other similar agreements entered into in the ordinary course of business;

(9)           purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business;

(10)         customary provisions contained in contracts, leases, licenses and other similar agreements entered into in the ordinary course of business (including non-assignment provisions);

(11)         [reserved];

(12)         other Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or any Restricted Subsidiary that do not materially affect the Borrower’s ability to make anticipated principal or interest payments on the Obligations (as determined in good faith by the Borrower), provided that such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be Incurred subsequent to the Closing Date under Section 6.1;

(13)         any Permitted Investment (to the extent such encumbrance or restriction was not made in contemplation of such Permitted Investment and were in existence on the date of such Permitted Investment);

(14)         customary provisions imposed on the transfer of copyrighted or patented materials;

(15)         contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Borrower or any Restricted Subsidiary in any manner material to the Borrower or any Restricted Subsidiary;

(16)         agreements governing other Indebtedness permitted to be incurred under Section 6.1 hereof and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided, that the restrictions therein either (i) are not materially more restrictive than those contained in agreements governing Indebtedness in effect on the Closing Date, or (ii) are not materially more disadvantageous to the Lenders than is customary in comparable financings (as determined by the Borrower in good faith) and, in the case of (ii), the Borrower determines (in good faith) that such encumbrance or restriction will not affect the Borrower’s ability to make principal or interest payments on the Revolving Loans; or

(17)         any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (14) above; provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, or refinancings are, in the good faith judgment of the Borrower, no more restrictive with respect to such dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this Section 6.17, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on other Capital Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Borrower or a Restricted Subsidiary of the Borrower to other Indebtedness Incurred by the Borrower or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

6.18.       Minimum Liquidity.  The Borrower shall not permit Consolidated Liquidity measured at the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending on December 31, 2019, to be less than the Minimum Liquidity Amount.

6.19.       Permitted Cure Securities. Notwithstanding anything to the contrary contained in Article VIII, in the event that the Borrower fails to comply with the requirements of the covenant contained in Section 6.18 with respect to any financial quarter, from the last day of such fiscal quarter until the expiration of the tenth Business Day subsequent to such date, the Borrower shall have the right to issue Permitted Cure Securities for cash or otherwise receive cash contributions to the capital of the Borrower (the “Cure Right”), and upon the receipt by the Borrower of such cash (the “Cure Amount”), pursuant to the exercise of the Cure Right, Consolidated Liquidity shall be recalculated with the Cure Amount being added to the amount of Consolidated Liquidity as of the relevant date of determination, solely for the purpose of measuring the covenant contained in Section 6.18 and not for any other purpose under this Agreement; provided, that a Cure Right shall not be exercised more than three times during the term of this Agreement. If, after giving effect to the adjustments in this Section 6.19, the Borrower shall then be in compliance with the requirements of the covenant contained in Section 6.18, the Borrower shall be deemed to have satisfied the requirements of the covenant contained in Section 6.18 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and any related Default under Section 8.2(d) shall be deemed cured.

7.                                      [RESERVED].

8.                                      EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

8.1.         Payments.  If Borrower fails to pay when due and payable, or when declared due and payable, (a) all or any portion of the Obligations consisting of interest, fees, or charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts (other than any portion thereof constituting principal) constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of five (5) Business Days or (b) all or any portion of the principal of the Loans;

8.2.         Covenants.  If any Loan Party or any of its Subsidiaries:

(a)           fails to perform or observe any covenant or other agreement contained in any of (i) Sections 5.1 or 5.2 (and, with respect to such Sections 5.1 or 5.2, such failure continues for a period of five (5) Business Days), 5.3 (solely with respect to the Borrower’s existence and good standing in its jurisdiction of organization), 5.6, 5.7 (solely if the Borrower refuses to allow Agent or its representatives or agents to visit the Borrower’s properties, inspect its assets or books or records, examine and make copies of its books and records, or discuss the Borrower’s affairs, finances, and accounts with officers and employees of the Borrower), 5.10, 5.11 or 5.19 of this Agreement or (ii) Section 6 of this Agreement (other than Section 6.18);

(b)           fails to perform or observe any covenant or other agreement contained in any of Sections 5.3 (other than with respect to the Borrower’s existence and good standing in its jurisdiction of organization), 5.4, 5.5, 5.8, or 5.12 of this Agreement and such failure continues for a period of 10 days after the earlier of (i) the date on which such failure shall first become known to any officer of the Borrower or (ii) the date on which written notice thereof is given to the Borrower by Agent;

(c)           fails to perform or observe any covenant or other agreement contained in this Agreement (other than Section 6.18), or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of 30 days after the earlier of (i) the date on which such failure shall first become known to any officer of the Borrower or (ii) the date on which written notice thereof is given to the Borrower by Agent; or

(d)           the Borrower and its Restricted Subsidiaries fail to comply with the covenant contained in Section 6.18 of this Agreement with respect to any fiscal quarter, and such failure to comply is not cured pursuant to Section 6.18 prior to the expiration of the tenth Business Day after the end of the relevant fiscal quarter.

8.3.         Judgments.  If one or more final judgments for the payment of money involving an aggregate amount of $2,000,000 or more (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) is entered or filed against a Loan Party or any of its Subsidiaries, or with respect to any of their respective assets, and either (a) there is a period of 30 consecutive days at any time after the entry of any such judgment during which (1) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (2) a stay of enforcement thereof is not in effect or (b) enforcement proceedings are commenced upon such judgment;

8.4.         Voluntary Bankruptcy, etc.  If an Insolvency Proceeding is commenced by a Loan Party or any of its Subsidiaries, or any Loan Party or any of its Subsidiaries shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;

8.5.         Involuntary Bankruptcy, etc.  If an Insolvency Proceeding is commenced against a Loan Party or any of its Subsidiaries and any of the following events occur: (a) such Loan Party or such Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) such Insolvency Proceeding remains undismissed and unstayed for a period of 60 consecutive calendar days, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Loan Party or its Subsidiary, or (e) an order for relief shall have been issued or entered therein;

8.6.         Default Under Other Agreements.  If there is (a) a default in one or more agreements to which a Loan Party or any of its Subsidiaries is a party with one or more third Persons relative to a Loan Party’s or any of its Subsidiaries’ Indebtedness involving an aggregate principal amount of $2,000,000 or more, and such default (i) occurs at the final maturity of the obligations thereunder, (ii) results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Loan Party’s or its Subsidiary’s obligations thereunder (after giving effect to any notice or lapse of time if required thereunder) or (iii) causes the maturity of such Loan Party’s or its Subsidiary’s obligations thereunder to be accelerated, (b) an involuntary early termination of one or more Hedge Agreements to which a Loan Party or any of its Subsidiaries is a party involving an aggregate principal amount of $2,000,000 or more or (c) the occurrence of an “Event of Default” under and as defined in the Senior Secured Indenture;

8.7.         Representations, etc.  If any warranty, representation, certificate, statement, or Record made herein or in any other Loan Document or delivered in writing to Agent or any Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or  deemed making thereof;

8.8.         Guaranty.  If the obligation of any Guarantor under the guaranty contained in the Guarantee is limited or terminated by operation of law or by such Guarantor (other than in accordance with the terms of this Agreement);

8.9.         Security Documents.  If the Collateral Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and first priority Lien on the Collateral covered thereby, except (a) as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement or (b) as the result of the failure of Agent to maintain possession of any Collateral actually delivered to it;

8.10.       Loan Documents.  The validity or enforceability of any Loan Document shall at any time for any reason  (other than solely as the result of an action or failure to act on the part of Agent) be declared to be null and void, or a proceeding shall be commenced by a Loan Party or its Subsidiaries, or by any Governmental Authority having jurisdiction over a Loan Party or its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or a Loan Party or its Subsidiaries shall deny that such Loan Party or its Subsidiaries has any liability or obligation purported to be created under any Loan Document; or any Loan Party or any of its Subsidiaries shall challenge the enforceability of any material provision of any Loan Document in writing or shall assert in writing that any material provision of any such Loan Document has ceased to be or otherwise is not valid, binding and enforceable in accordance with its or their terms (other than by reason of the payment in full of the Obligations or any other termination of any Loan Document in accordance with the terms thereof); or the Liens on any material portion of the Collateral purported to be created under any of the Loan Documents shall cease to be, or shall be asserted in writing by any Loan Party or any of its Subsidiaries not to be, a valid and perfected Lien in such material portion of the Collateral, with the priority required pursuant to this Agreement; or

8.11.       Change in Control.  A Change of Control shall occur.

9.                                      RIGHTS AND REMEDIES.

9.1.         Rights and Remedies.  Upon the occurrence and during the continuation of an Event of Default, Agent may, with the consent of the Required Lenders and, at the instruction of the Required Lenders, shall (in each case under clauses (a) or (b) by written notice to the Borrower), in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by applicable law, do any one or more of the following:

(a)           declare the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations, whether evidenced by this Agreement or by any of the other Loan Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable and the Borrower shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by the Borrower;

(b)           declare the Commitments terminated, whereupon the Commitments shall immediately be terminated together with any obligation of any Revolving Lender to make Revolving Loans; and

(c)           exercise all other rights and remedies available to Agent or the Lenders under the Loan Documents, under applicable law, or in equity.

The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to the Borrower or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Obligations, inclusive of the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations, whether evidenced by this Agreement or by any of the other Loan Documents, shall automatically become and be immediately due and payable and the Borrower shall automatically be obligated to repay all of such Obligations in full, without presentment, demand, protest, or notice or other requirements of any kind, all of which are expressly waived by the Borrower.

9.2.         Remedies Cumulative.  The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative.  The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity.  No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver.  No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10.                               WAIVERS; INDEMNIFICATION.

10.1.       Demand; Protest; etc.  The Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which the Borrower may in any way be liable.

10.2.       The Lender Group’s Liability for Collateral.  The Borrower hereby agrees that:  (a) so long as Agent complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for:  (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by the Borrower, except to the extent such loss, damage or destruction is determined by a final non-appealable judgment of a court of competent jurisdiction to have directly resulted from the Agent’s and Lender’s bad faith, gross negligence or willful misconduct.

10.3.                     Indemnification.  The Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons and the Lender-Related Persons (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (within thirty days of demand therefor and irrespective of whether suit is brought) (limited, in the case of legal fees and expenses, to reasonable and documented out-of-pocket fees and expenses of one counsel to the Agent, any Sub-Agent and the Lenders (taken as a whole), which counsel shall be selected by the Initial Lenders (and consented to by the Agent) to the extent they collectively hold greater than 50% of the aggregate Revolver Commitments, unless a conflict exists as determined in the reasonable judgment of any such party in which case(s) the reasonable and documented out-of-pocket fees, charges and disbursements of one additional counsel for all such affected parties shall be covered), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Borrower’s and its Subsidiaries’ compliance with the terms of the Loan Documents (provided, that the indemnification in this clause (a) shall not extend to (i) disputes solely between or among the Lenders that do not involve any acts or omissions of any Loan Party, or (ii) disputes solely between or among the Lenders and their respective Affiliates that do not involve any acts or omissions of any Loan Party; it being understood and agreed that the indemnification in this clause (a) shall extend to Agent (but not the Lenders) relative to disputes between or among Agent on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand, or (iii) any Taxes or any costs attributable to Taxes, which shall be governed by Section 16), (b) with respect to any actual or prospective investigation, litigation, or proceeding related to this Agreement, any other Loan Document,  the making of the Loans or the use of the proceeds of the Loans provided hereunder (irrespective of whether any Indemnified Person is a party thereto and whether or not such investigation, litigation or other proceeding is brought by the Borrower, its equity holders, its Affiliates or any other Person), or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by the Borrower or any of its Subsidiaries or any Environmental Actions, Environmental Liabilities or Remedial Actions related in any way to any such assets or properties of the Borrower or any of its Subsidiaries (each and all of the foregoing, the “Indemnified Liabilities”).  The foregoing to the contrary notwithstanding, Indemnified Liabilities shall not include, and no Borrower shall have any obligation to any Indemnified Person with respect to, any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from (i) the bad faith, gross negligence or willful misconduct of such Indemnified Person or its officers, directors, employees, attorneys, or agents or (ii) a material breach by an Indemnified Party of its obligations under this Agreement.  This provision shall survive the termination of this Agreement and the repayment in full of the Obligations.  If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which the Borrower were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by the Borrower with respect thereto.  WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

11.                               NOTICES.

Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or telefacsimile.  In the case of notices or demands to the Borrower or Agent, as the case may be, they shall be sent to the respective address set forth below:

If to the Borrower:	Egalet Corporation

600 Lee Road
Suite 100
Wayne, Pennsylvania 19087
Attn: Megan Timmins, SVP & General Counsel
Fax No.: (484) 570-6230

with copies to:	Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, Pennsylvania 19104
Attn: Sarah B. Gelb
Email: sarah.gelb@dechert.com

If to Agent:	Cantor Fitzgerald Securities
Attn: Nils Horning (Legal)
110 E. 59th St.
New York, NY 10022
Email: NHorning@cantor.com
Telephone Number: 212-829-4889
Fax Number: 646-219-1180

Attn: Jon Stapleton (Credit)
110 E. 59th St.
New York, NY 10022
Email: JStapleton@cantor.com

Bobbie Young (Agency)
900 West Trade Street, Suite 725
Charlotte, NC 28202
Email: BankLoansAgency@cantor.com
Fax Number: 646-390-1764

with copies to:	Davis Polk & Wardwell, LLP
450 Lexington Avenue
New York, New York 10017
Attn: Kenneth J. Steinberg
Email: Kenneth.steinberg@davispolk.com

Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party.  All notices or demands sent in accordance with this Section 11, shall be deemed received on the earlier of the date of actual receipt or three (3) Business Days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (c) notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).

12.                               CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION.

(a)                                 THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)                                 THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  THE BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b).

(c)                                  TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A “CLAIM”).  THE BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF

LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d)                                 THE BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK AND THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(e)                                  NO CLAIM MAY BE MADE BY ANY LOAN PARTY AGAINST THE AGENT, ANY OTHER LENDER OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OR LOSSES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH LOAN PARTY HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

(f)                                   CONSENT TO SERVICE OF PROCESS.  EACH FOREIGN LOAN PARTY HEREBY IRREVOCABLY DESIGNATES, APPOINTS, AUTHORIZES AND EMPOWERS BORROWER AS ITS AGENT FOR SERVICE OF PROCESS AT ITS OFFICES LOCATED AT 10 NORTH PARK PLACE, SUITE 201 MORRISTOWN, NJ 07960 (OR SUCH OTHER OFFICE OF PARENT LOCATED IN THE UNITED STATES AND NOTIFIED TO AGENT AND THE LENDERS IN WRITING FROM TIME TO TIME FOR PURPOSES OF THIS SECTION 12(F) AT LEAST TEN (10) BUSINESS DAYS PRIOR TO THE EFFECTIVENESS OF SUCH CHANGE IN OFFICES FOR PURPOSES OF THIS SECTION 12(F)) TO ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS, NOTICES OR OTHER DOCUMENTS THAT MAY BE SERVED IN ANY SUIT, ACTION OR PROCEEDING RELATING HERETO IN ANY NEW YORK COURT.

13.                               ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

13.1.                     Assignments and Participations.

(a)                                 (i)  Subject to the conditions set forth in clause (a)(ii) below, any Lender may assign and delegate all or any portion of its rights and duties under the Loan Documents (including the Obligations owed to it and its Commitments) to one or more assignees so long as such prospective assignee is an Eligible Transferee (each, an “Assignee”), with the prior written consent (such consent not be unreasonably withheld or delayed) of:

(A)                               the Borrower; provided, that no consent of the Borrower shall be required (1)  if an Event of Default under Section 8.1, 8.4 or 8.5 has occurred and is continuing, or (2) in connection with an assignment to a Person that is a Lender or an Affiliate (other than natural persons) of a Lender (or, in the case of an assignment by any Initial Lender, to any Approved Lender with respect to such Initial Lender), or a Related Fund of a Lender; provided further, that the Borrower shall be deemed to have consented to a proposed assignment unless they object thereto by written notice to Agent within ten (10) Business Days after having received notice thereof; and

(B)                               Agent.

(ii)                                  Assignments shall be subject to the following additional conditions:

(A)                               no assignment may be made to a natural person,

(B)                               no assignment may be made to a Loan Party or an Affiliate of a Loan Party,

(C)                               the amount of the Commitments and the other rights and obligations of the assigning Lender hereunder and under the other Loan Documents subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to Agent) shall be in a minimum amount of $1,000,000 (except such minimum amount shall not apply to (I) an assignment or delegation by any Lender to any other Lender, an Affiliate of any Lender, or a Related Fund of such Lender or (II) a group of new Lenders, each of which is an Affiliate of each other or a Related Fund of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $1,000,000),

(D)                               each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement,

(E)                                the parties to each assignment shall execute and deliver to Agent an Assignment and Acceptance; provided, that the Borrower and Agent may continue to deal solely and directly with the assigning Lender in connection with the interest so assigned to an Assignee until written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to the Borrower and Agent by such Lender and the Assignee,

(F)                                 unless waived by Agent, the assigning Lender or Assignee has paid to Agent, for Agent’s separate account, a processing fee in the amount of $3,500, and

(G)                               the assignee, if it is not a Lender, shall deliver to Agent an Administrative Questionnaire in a form approved by Agent (the “Administrative Questionnaire”).

(b)                                 From and after the date that Agent receives the executed Assignment and Acceptance and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall be a “Lender” and shall have the rights and obligations of a Lender under the Loan Documents (and for the avoidance of doubt, shall have no greater rights under Section 16 than the assigning Lender), and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this

Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto); provided, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 15, Section 16 and Section 17.9(a).

(c)                                  [Reserved].

(d)                                 Immediately upon Agent’s receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to Section 13.1(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom.  The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

(e)                                  Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a “Participant”) participating interests in all or any portion of its Obligations, its Commitment, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate (other than a waiver of default interest) applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender (other than a waiver of default interest), or (E) decreases the amount or postpones the due dates of scheduled principal repayments or prepayments or premiums payable to such Participant through such Lender, (v) no participation shall be sold to a natural person, (vi) no participation shall be sold to a Loan Party or an Affiliate of a Loan Party, and (vii) all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default (and if such Event of Default is continuing), each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, subject to Section 15.12(a).  The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, the Borrower, the Collateral, or otherwise in respect of the Obligations.  No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no

Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Agent (in its capacity as administrative agent) shall have no responsibility for maintaining a Participant Register.

(f)                                   In connection with any such assignment or participation or proposed assignment or participation or any grant of a security interest in, or pledge of, its rights under and interest in this Agreement, a Lender may, subject to the provisions of Section 17.9, disclose all documents and information which it now or hereafter may have relating to Borrower and its Subsidiaries and their respective businesses.

(g)                                  Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

13.2.                     Successors.  This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, that no Borrower may assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio.  No consent to assignment by the Lenders shall release the Borrower from its Obligations.  A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 and, except as expressly required pursuant to Section 13.1, no consent or approval by the Borrower is required in connection with any such assignment.

14.                               AMENDMENTS; WAIVERS.

14.1.                     Amendments and Waivers.

(a)                                 No amendment, waiver or other modification of any provision of this Agreement (other than pursuant to Section 2.12(d)(iii)) or any other Loan Document (other than (x) the Side Letter which may be amended solely with the consent of the parties thereto and (y) the Fee Letter, which may be amended solely with the consent of the parties thereto), and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and the Loan Parties that are party thereto and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly affected thereby and all of the Loan Parties that are party thereto, do any of the following:

(i)                                     increase the amount of or extend the expiration date of any Commitment of any Lender or amend, modify, or eliminate Section 2.4(c),

(ii)                                  postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

(iii)                               reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document (except in connection with the waiver of applicability of Section 2.6(c) (which waiver shall be effective with the written consent of the Required Lenders)),

(iv)                              amend, modify, or eliminate this Section or any provision of this Agreement providing for consent or other action by all Lenders,

(v)                                 amend, modify or eliminate Section 3.3,

(vi)                              amend any provisions in Section 15.11 that relate to release of Agent’s Liens on all or substantially all of the Collateral,

(vii)                           other than as permitted by Section 15.11, release Agent’s Lien in and to all or substantially all of the Collateral,

(viii)                        amend, modify, or eliminate the definitions of “Required Lenders” or “Pro Rata Share”,

(ix)                              contractually subordinate any of Agent’s Liens (unless otherwise expressly permitted under this Agreement),

(x)                                 other than in connection with a merger, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, (i) release the Borrower from any obligation for the payment of money or consent to the assignment or transfer by the Borrower of any of its rights or duties under this Agreement or the other Loan Documents or (ii) release all or substantially all of the Guarantees, or

(xi)                              amend, modify, or eliminate any of the provisions of Section 2.4(b)(i) or (ii) or Section 2.4(f),

(b)                                 No amendment, waiver, modification, or consent shall amend, modify, waive, or eliminate, any provision of Section 15 pertaining to Agent, or any other rights or duties of Agent under this Agreement or the other Loan Documents, without the written consent of Agent, the Borrower, and the Required Lenders;

Anything in this Section 14.1 to the contrary notwithstanding, any amendment, waiver, modification, elimination, or consent of or with respect to any provision of this Agreement or any other Loan Document may be entered into without the consent of, or over the objection of, any Defaulting Lender other than any of the matters governed by Section 14.1(a)(i) through (iii) that affect such Lender.

14.2.                     Replacement of Certain Lenders.

(a)                                 If any Lender requests compensation under Section 16 (a “Tax Lender”), then such Tax Lender shall (at the request of the Borrower) use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 16, as it may be, in the future, and (ii) would not subject such Tax Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Tax Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Tax Lender in connection with any such designation or assignment.

(b)                                 If (i) any action to be taken by the Lender Group or Agent hereunder requires the consent, authorization, or agreement of all Lenders or all Lenders affected thereby and if such action has received the consent, authorization, or agreement of the Required Lenders but not of all Lenders or all Lenders affected thereby, or (ii) any Tax Lender has declined or is unable to designate a different lending office in accordance with paragraph (a) of this Section, then the Borrower, upon at least five (5) Business Days prior irrevocable notice, may permanently replace any Lender that failed to give its consent, authorization, or agreement (a “Non-Consenting Lender”) or any Tax Lender  with one or more Replacement Lenders, and the Non-Consenting Lender or Tax Lender, as applicable, shall have no right to refuse to be replaced hereunder.  Such notice to replace the Non-Consenting Lender or Tax Lender, as applicable, shall specify an effective date for such replacement, which date shall not be later than fifteen (15) Business Days after the date such notice is given.

(c)                                  Prior to the effective date of such replacement, the Non-Consenting Lender or Tax Lender, as applicable, and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Non-Consenting Lender or Tax Lender, as applicable, being repaid in full its share of the outstanding Obligations from the assignee (without any penalty of any kind whatsoever, but including all interest, fees, premium and other amounts that may be due and payable in respect thereof).  If the Non-Consenting Lender or Tax Lender, as applicable, shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, Agent may, but shall not be required to, execute and deliver such Assignment and Acceptance in the name or and on behalf of the Non-Consenting Lender or Tax Lender, as applicable, and irrespective of whether Agent executes and delivers such Assignment and Acceptance, the Non-Consenting Lender or Tax Lender, as applicable, shall be deemed to have executed and delivered such Assignment and Acceptance.  The replacement of any Non-Consenting Lender or Tax Lender, as applicable, shall be made in accordance with the terms of Section 13.1.  Until such time as one or more Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Non-Consenting Lender or Tax Lender, as applicable, hereunder and under the other Loan Documents, the Non-Consenting Lender or Tax Lender, as applicable, shall remain obligated to make the Non-Consenting Lender’s or Tax Lender’s, as applicable, Pro Rata Share of Revolving Loans.

14.3.                     No Waivers; Cumulative Remedies.  No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof.  No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated.  No waiver by Agent or any Lender on any occasion shall affect or diminish Agent’s and each Lender’s rights thereafter to require strict performance by the Borrower of any provision of this Agreement.  Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

15.                               AGENT; THE LENDER GROUP.

15.1.                     Appointment and Authorization of Agent.  Each Lender hereby designates and appoints Cantor Fitzgerald Securities as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.  Agent agrees to act as agent for and on behalf of the Lenders on the conditions contained in this Section 15.  Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents which shall be ministerial and administrative in nature. Without limiting the generality of the foregoing, the Agent (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing; (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that, the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability with respect to which it is not indemnified or that is contrary to any Loan Document or applicable law, including, for the avoidance of doubt, any debtor relief law applicable to any Defaulting Lender; and (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Loan Parties or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.

Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties.  Each Lender hereby further authorizes Agent to act as the secured party under each of the Loan Documents that create a Lien on any item of Collateral.  Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents.  Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right, but not the duty (to the extent exercise of the following would constitute the taking of a discretionary action or the exercise any discretionary powers), to exercise the following powers as long as this Agreement remains in effect:  (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, payments and proceeds of Collateral, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Revolving Loans, for itself or on behalf of Lenders, as provided in the Loan Documents, (d) exclusively receive, apply, and distribute payments and proceeds of the Collateral as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower or its Subsidiaries, the Obligations, the Collateral, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

15.2.                     Delegation of Duties.  Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact (each, a “Sub-Agent”) and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  Agent and any such Sub-Agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article 15 shall apply to any such Sub-Agent and to the Related Parties of the Agent and any such Sub-Agent, and shall apply to their respective activities in connection with the syndication of the credit facilities under this Agreement as well as activities as such Agent. Agent shall not be responsible for the negligence or conduct of any Sub-Agent that it selects as long as such selection was made without bad faith, gross negligence or willful misconduct.

15.3.                     Liability of Agent.  None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own bad faith, gross negligence or willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower or any of its Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or its Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder.  No Agent-Related Person shall be under any obligation to any Lenders to ascertain or to inquire as to (i) the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of Borrower or its Subsidiaries, (ii) any statement, warranty or representation made by any other Person in or in connection with this Agreement or any other Loan Document, (iii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iv) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (v) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Collateral Agreement, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

15.4.                     Reliance by Agent.  Agent shall be entitled to rely, and shall be fully protected in relying, and shall not incur any liability for relying upon, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower or counsel to any Lender), independent accountants and other experts selected by Agent.  The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable.  If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.  Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

15.5.                     Notice of Default or Event of Default.  Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Agent in writing by the Loan Parties or a Lender.  Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge.  If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default.  Each Lender shall be solely responsible for giving any notices to its Participants, if any.  Subject to Section 15.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.  In no event shall the Agent be required to comply with any such directions to the extent that the Agent believes that its compliance with such directions would be unlawful.

15.6.                     Credit Decision.  Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender.  Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower or any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower.  Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower or any other Person party to a Loan Document.  Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.  Each Lender acknowledges that Agent does not have any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Lender with any credit or other information with respect to the Borrower, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into Agent’s or its Affiliates’ or representatives’ possession before or after the date on which such Lender became a party to this Agreement.

15.7.                     Costs and Expenses; Indemnification.  Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys’ fees and expenses (limited, in the case of legal fees and expenses, to reasonable and documented out-of-pocket fees and expenses of one counsel to the Agent, any Sub-Agent and the Lenders (taken as a whole), which counsel shall be selected by the Initial Lenders (and consented to by the Agent) to the extent they collectively hold greater than 50% of the aggregate Revolver Commitments (unless (x) a conflict or potential conflict exists as determined in the reasonable judgment of any such party in which case(s) the reasonable and documented out-of-pocket fees, charges and disbursements of one additional counsel for all such affected parties shall be covered, or (y) special regulatory counsel is necessary as determined in the reasonable judgment of the Agent or the Required Lenders, in which case the reasonable and documented out-of-pocket fees and expenses of such regulatory counsel shall be covered), reasonable and documented out-of-pocket fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise.  Agent is authorized and directed to deduct and retain sufficient amounts from payments or proceeds of the Collateral received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to the Lenders.  In the event Agent is not reimbursed for such costs and expenses by Borrower or its Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender’s ratable thereof.  Each of the Lenders, on a ratable basis, shall indemnify and defend the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so) from and against any and all Indemnified Liabilities; provided, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Agent-Related Person’s bad faith, gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make a Revolving Loan or other extension of credit hereunder.  Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s ratable share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document to the extent that Agent is not reimbursed for such expenses by or on behalf of the Borrower.  The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

15.8.                     Agent in Individual Capacity.  Cantor Fitzgerald Securities and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Document as though Cantor Fitzgerald Securities were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group.  The other members of the Lender Group acknowledge that, pursuant to such activities, Cantor Fitzgerald Securities or its Affiliates may receive information regarding Borrower or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them.  The terms “Lender” and “Lenders” include Cantor Fitzgerald Securities in its individual capacity, to the extent Cantor Fitzgerald Securities is party hereto as a Lender at the relevant time of determination.

15.9.                     Successor Agent.  Agent may resign as Agent upon 30 days prior written notice to the Lenders (unless such notice is waived by the Required Lenders) and Borrower (unless such notice is waived by Borrower).  If Agent resigns under this Agreement, the Required Lenders shall be entitled, with (so long as no Event of Default under Section 8.1, 8.4 or 8.5 has occurred and is continuing) the consent of the Borrower (such consent not to be unreasonably withheld, delayed, or conditioned), appoint a successor Agent for the Lenders).  If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders and the Borrower, a successor Agent.  If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders with (so long as no Event of Default under Section 8.1, 8.4 or

8.5 has occurred and is continuing) the consent of the Borrower (such consent not to be unreasonably withheld, delayed, or conditioned).  In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated.  After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.  If no successor Agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

15.10.              Lender in Individual Capacity.  Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group.  The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrower or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them.

15.11.              Collateral Matters.

(a)                                 The Lenders hereby irrevocably authorize Agent to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full in cash by the Borrower of all of the Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if the Borrower certifies to Agent that (x) the sale or disposition is permitted under Section 6.4 and (y) following such sale or disposition, such property no longer constitutes Collateral and is not required to be pledged as Collateral pursuant to this Agreement or any of the Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which no Borrower or its Subsidiaries owned any interest at the time Agent’s Lien was granted nor at any time thereafter, (iv) constituting property leased or licensed to a Borrower or its Subsidiaries under a lease or license that has expired or is terminated in a transaction permitted under this Agreement and such property no longer constitutes Collateral and is not required to be pledged as Collateral pursuant to this Agreement or the other Loan Documents, or (v) in connection with a credit bid or purchase authorized under this Section 15.11.  The Loan Parties and the Lenders hereby irrevocably authorize Agent, based upon the instruction of the Required Lenders, to (a) consent to the sale of, credit bid, or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 of the Bankruptcy Code, (b) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale or other disposition thereof conducted under the provisions of the Code, including pursuant to Sections 9-610 or 9-620 of the Code, or (c) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any other sale or foreclosure conducted or consented to by Agent in accordance with applicable law in any judicial action or proceeding or by the exercise of any legal or equitable remedy.  In connection with any such credit bid or purchase, (i) the Obligations owed to the Lenders shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not impair or unduly delay the ability of Agent to credit bid or purchase at such sale or other disposition of the Collateral and, if such contingent or unliquidated claims cannot be estimated without impairing or unduly delaying the ability of Agent to credit bid at such sale or other disposition, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the Collateral that is the subject of such credit bid or purchase) and the Lenders whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the Collateral that is the subject of such credit bid or purchase (or in the Equity Interests of the any entities that are used to consummate such credit bid or purchase), and (ii) Agent, based upon the instruction of the Required Lenders, may accept non-cash consideration, including debt and equity securities issued by any entities used to consummate such credit bid or purchase and in connection therewith Agent may reduce the Obligations owed to the Lenders (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) based upon the value of such non-cash consideration.  Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders.  Upon request by Agent or the Borrower at any time, the Lenders will confirm in writing Agent’s authority to release any such Liens on particular types or items of Collateral expressly permitted to be released pursuant to this Section 15.11; provided, that (1) anything to the contrary contained in any of the Loan Documents notwithstanding, Agent shall not be required to execute any document or take any action necessary to evidence such release on terms that, in Agent’s opinion, could expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly released) upon (or obligations of the Borrower in respect of) any and all interests retained by the Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.  Each Lender further hereby irrevocably authorizes Agent, at its option and in its sole discretion, to subordinate any Lien granted to or held by Agent under any Loan Document to the holder of any Lien on such property if such Lien is permitted by clause (6) of the definition of “Permitted Liens”.

(b)                                 Agent shall have no obligation whatsoever to any of the Lenders (i) to verify or assure that the Collateral exists or is owned by Borrower or its Subsidiaries or is cared for, protected, or insured or has been encumbered, (ii) to verify or assure that Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, (iii) to verify or assure that any particular items of Collateral meet the eligibility criteria applicable in respect thereof, (iv) to impose, maintain, increase, reduce, implement, or eliminate any particular reserve hereunder or to determine whether the amount of any reserve is appropriate or not, or (v) to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise expressly provided herein.

15.12.              Restrictions on Actions by Lenders; Sharing of Payments.

(a)                                 Each of the Lenders agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrower or its Subsidiaries or any deposit accounts of Borrower or its Subsidiaries now or hereafter maintained with such Lender.  Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against the Borrower or any Guarantor or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b)                                 If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender’s Pro Rata Share of all such distributions by Agent, such Lender promptly shall (A) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

15.13.              Agency for Perfection.  Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code can be perfected by possession or control.  Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions.

15.14.              Payments by Agent to the Lenders.  All payments to be made by Agent to the Lenders  shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent.  Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.

15.15.              Concerning the Collateral and Related Loan Documents.  Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents.  Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

15.16.              Reports and Information.  Any Lender may from time to time request of Agent in writing that Agent provide to such Lender (or any representative of such Lender that is designated by such Lender to the Agent) a copy of any report or document provided by Borrower or its Subsidiaries to Agent that has not been contemporaneously provided by Borrower or such Subsidiary to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender (or such representative), and (y) from time to time, to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from the Borrower or its Subsidiaries, reasonably request Agent to exercise such right as specified in such Lender’s notice to Agent, whereupon Agent promptly shall request of the Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from the Borrower or such Subsidiary, Agent promptly shall provide a copy of same to such Lender (or its representative). Any time that Agent renders to the Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

15.17.              Several Obligations; No Liability.  Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments.  Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender.  Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender.  Except as provided in Section 15.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group.  No Lender shall be responsible to the Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for such Lender (or on its behalf, nor to take any other action on behalf of such Lender hereunder or in connection with the financing contemplated herein.

16.                               WITHHOLDING TAXES.

16.1.                     Payments.  To the Extent permissible by law, all payments made by the Borrower hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense.  In addition, all such payments will be made free and clear of, and without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment, then the Borrower shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Government Authority in accordance with applicable law.  If such Tax is an Indemnified Tax, the Borrower agrees to pay the full amount of such Indemnified Taxes and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or Loan Document, including any amount paid pursuant to this Section 16.1 after withholding or deduction for or on account of any Indemnified Taxes, will not be less than the amount provided for herein.  The Borrower will furnish to Agent as promptly as possible after the date the payment of any Indemnified Tax is due pursuant to applicable law, evidence of such payment reasonably satisfactory to the Agent.  Without any duplication of any other obligation under this Section 16.1, the Borrower agrees to pay any present or future stamp, value added or documentary taxes or any other excise or property taxes, charges, or similar levies that arise from any payment made hereunder or from the execution, delivery, performance, recordation, or filing of, or otherwise with respect to this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 14.2).

16.2.                     Exemptions.

(a)                                 If a Lender or Participant is entitled to claim an exemption or reduction from United States withholding tax, such Lender or Participant agrees with and in favor of Agent, to deliver to Agent (or, in the case of a Participant, to the Lender granting the participation only) executed originals or copies thereof (in number of copies as shall be required by the recipient) of the relevant following document(s) before receiving its first payment under this Agreement, as applicable:

(i)                                     if such Lender or Participant is entitled to claim an exemption from United States withholding tax pursuant to the portfolio interest exception under Section 881(c) of the IRC, (A) a statement of the Lender or Participant, signed under penalty of perjury, that it is not a (I) a “bank” as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of the Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to the Borrower within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN, Form W-8BEN-E or Form W-8IMY (with proper attachments);

(ii)                                  if such Lender or Participant is entitled to claim an exemption from, or a reduction of, withholding tax under a United States income tax treaty, (x) with respect to payments of interest under any Loan Document, a properly completed and executed copy of IRS Form W-8BEN or Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(iii)                               if such Lender or Participant is entitled  to claim that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, a properly completed and executed copy of IRS Form W-8ECI;

(iv)                              if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because such Lender or Participant serves as an intermediary, a properly completed and executed copy of IRS Form W-8IMY (with proper attachments);

(v)                                 a properly completed and executed copy of any other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax; or

(vi)                              if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(b)                                 Each Lender or Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Agent (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.  In addition, any Lender or Participant, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or Agent as will enable the Borrower or Agent to determine whether or not such Lender or Participant is subject to backup withholding or information reporting requirements.

(c)                                  If a Lender or Participant is entitled to claim an exemption from applicable withholding tax in any jurisdiction other than the United States, such Lender or such Participant agrees with and in favor of Agent, to deliver to Agent (or, in the case of a Participant, to the Lender granting the participation only) any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax before receiving its first payment under this Agreement, but only if such Lender or such Participant is legally able to deliver such forms, provided, that nothing in this Section 16.2(c) shall require a Lender or Participant to disclose any information that it deems to be confidential (including, its tax returns).  Each Lender and each Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and shall promptly notify Agent (or, in the case of a Participant, notify the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(d)                                 If a Lender or Participant claims exemption from, or reduction of, withholding tax and such Lender or Participant sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Lender or Participant, such Lender or Participant agrees to notify Agent (or, in the case of a sale of a participation interest, to notify the Lender granting the participation only) of  the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower to such Lender or Participant.  To the extent of such percentage amount, Agent will treat such Lender’s or such Participant’s documentation provided pursuant to Section 16.2(a) or 16.2(c) as no longer valid.  With respect to such percentage amount, such Participant or Assignee will provide new documentation, pursuant to Section 16.2(a) or 16.2(c), if applicable.  The Borrower agrees that each Participant shall be entitled to the benefits of this Section 16 with respect to its participation in any portion of the Commitments and the Obligations provided that such Participant (A) complies with the obligations set forth in this Section 16 with respect thereto; and (B) shall not be entitled to receive any greater payment under Section 16, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

16.3.                     Reductions.

(a)                                 If a Lender or Participant is subject to an applicable withholding tax, and if the forms or other documentation required by Section 16.2(a) or 16.2(c) are not delivered to Agent (or, in the case of a Participant, to the Lender granting the participation), then Agent (or, in the case of a Participant, to the Lender granting the participation) may withhold from any payment to such Lender or such Participant not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(b)                                 If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent (or, in the case of a Participant, the Lender granting the participation) did not properly withhold tax from amounts paid to or for the account of any Lender or any Participant due to a failure on the part of the Lender or any Participant (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent (or such Participant failed to notify the Lender granting the participation) of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless (or, in the case of a Participant, such Participant shall indemnify and hold the Lender granting the participation harmless) for all amounts paid, directly or indirectly, by Agent (or, in the case of a Participant, to the Lender granting the participation), as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent (or, in the case of a Participant, to the Lender granting the participation only) under this Section 16, together with all costs and expenses (including attorneys’ fees and expenses).  The obligation of the Lenders and the Participants under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

16.4.                     Refunds.  If Agent or a Lender determines, in its sole discretion, that it has received a refund (or credit in lieu thereof) of any Indemnified Taxes to which the Borrower has paid additional amounts pursuant to this Section 16, it shall pay over such refund to the Borrower (but only to the extent of payments made, or additional amounts paid, by the Borrower under this Section 16 with respect to Indemnified Taxes giving rise to such a refund or credit), net of all out-of-pocket expenses of Agent or such Lender and without interest (other than any interest paid by the applicable Governmental Authority with respect to such a refund or credit); provided, that the Borrower, upon the request of Agent or such Lender, agree to repay the amount paid over to the Borrower (plus any penalties, interest or other charges, imposed by the applicable Governmental Authority, other than such penalties, interest or other charges imposed as a result of the bad faith, willful misconduct or gross negligence of Agent hereunder) to Agent or such Lender in the event Agent or such Lender is required to repay such refund or credit to such Governmental Authority.  Notwithstanding anything in this Agreement to the contrary, this Section 16.4 shall not be construed to require Agent or any Lender to make available its tax returns (or any other information which it deems confidential) to the Borrower or any other Person.

Subject to Section 16.2(d), nothing in this Section 16 shall be construed as creating any obligations of the Borrower to any Participant or any rights in favor of any Participant against the Borrower.

17.                               GENERAL PROVISIONS.

17.1.                     Effectiveness.  This Agreement shall be binding and deemed effective when executed by the Borrower, Agent, and each Lender whose signature is provided for on the signature pages hereof.

17.2.                     Section Headings.  Headings and numbers have been set forth herein for convenience only.  Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

17.3.                     Interpretation.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or the Borrower, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

17.4.                     Severability of Provisions.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

17.5.                     [Reserved].

17.6.                     Debtor-Creditor Relationship.  The relationship between the Lenders and Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor.  No member of the Lender Group has (or shall be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and the Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.

17.7.       Counterparts; Electronic Execution.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.  The foregoing shall apply to each other Loan Document mutatis mutandis.

17.8.       Revival and Reinstatement of Obligations; Certain Waivers.  If any member of the Lender Group repays, refunds, restores, or returns in whole or in part, any payment or property (including any proceeds of Collateral) previously paid or transferred to such member of the Lender Group in full or partial satisfaction of any Obligation or on account of any other obligation of any Loan Party under any Loan Document, because the payment, transfer, or the incurrence of the obligation so satisfied is asserted or declared to be void, voidable, or otherwise recoverable under any law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent transfers, preferences, or other voidable or recoverable obligations or transfers (each, a “Voidable Transfer,”), or because such member of the Lender Group elects to do so on the reasonable advice of its counsel in connection with a claim that the payment, transfer, or incurrence is or may be a Voidable Transfer, then, as to any such Voidable Transfer, or the amount thereof that such member of the Lender Group elects to repay, restore, or return (including pursuant to a settlement of any claim in respect thereof), and as to all reasonable costs, expenses, and attorneys’ fees of such member of the Lender Group related thereto, (i) the liability of the Loan Parties with respect to the amount or property paid, refunded, restored, or returned will automatically and immediately be revived, reinstated, and restored and will exist and (ii) Agent’s Liens securing such liability shall be effective, revived, and remain in full force and effect, in each case, as fully as if such Voidable Transfer had never been made.  If, prior to any of the foregoing, (A) Agent’s Liens shall have been released or terminated or (B) any provision of this Agreement shall have been terminated or cancelled, Agent’s Liens, or such provision of this Agreement, shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligation of any Loan Party in respect of such liability or any Collateral securing such liability.

17.9.       Confidentiality.

(a)           Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding Borrower and its Subsidiaries, their operations, assets, and existing and contemplated business plans (“Confidential Information”) shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except:  (i) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group and to employees, directors and officers of any member of the Lender Group (the Persons in this clause (i), “Lender Group Representatives”) on a “need to know” basis in connection with this Agreement and the transactions contemplated hereby and on a confidential basis, (ii) to Subsidiaries and Affiliates of any member of the Lender Group, provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 17.9, (iii) as may be required by regulatory authorities so long as such authorities are informed of the confidential nature of such information, (iv) as may be required by statute, decision, or judicial or administrative order, rule, or regulation; provided that (x) prior to any disclosure under this clause (iv), the disclosing party agrees to provide the Borrower with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to the Borrower pursuant to the terms of the applicable statute, decision, or judicial or administrative order, rule, or regulation, and cooperate reasonably with Borrower in any efforts to oppose such disclosure or ensure that such Confidential Information receives confidential treatment and (y) any disclosure under this clause (iv) shall be limited to the portion of the Confidential Information as may be required by such statute, decision, or judicial or administrative order, rule, or regulation, (v) as may be agreed to in advance in writing by the Borrower, (vi) as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, provided, that, (x) prior to any disclosure under this clause (vi) the disclosing party agrees to provide the Borrower with prior written notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior written notice to the Borrower pursuant to the terms of the subpoena or other legal process, and cooperate reasonably with Borrower in any efforts to oppose such disclosure or ensure that such Confidential Information receives confidential treatment and (y) any disclosure under this clause (vi) shall be limited to the portion of the Confidential Information as may be required by such Governmental Authority pursuant to such subpoena or other legal process, (vii) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders or the Lender Group Representatives or, if Agent or the Lenders or the Lender Group Representatives are aware of such prohibited disclosure by such other Person, by any other Person), (viii) in connection with any assignment, participation or pledge of any Lender’s interest under this Agreement, provided that prior to receipt of Confidential Information any such assignee, participant, or pledgee shall have agreed in writing to receive such Confidential Information either subject to the terms of this Section 17.9 or pursuant to confidentiality requirements substantially similar to those contained in this Section 17.9 (and such Person may disclose such Confidential Information to Persons employed or engaged by them as described in clause (i) above), (ix) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents; provided, that, prior to any disclosure to any Person (other than any Loan Party, Agent, any Lender, any of their respective Affiliates, or their respective counsel) under this clause (ix) with respect to litigation involving any Person (other than the Borrower, Agent, any Lender, any of their respective Affiliates, or their respective counsel), the disclosing party agrees to provide the Borrower with prior written notice thereof, and (x) in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor remedy under this Agreement or under any other Loan Document.

(b)           Anything in this Agreement to the contrary notwithstanding, subject to Borrower’s consent, Agent may disclose information concerning the terms and conditions of this Agreement and the other Loan Documents to pricing reporting services or in its marketing or promotional materials, with such information to consist of deal terms and other information customarily found in such publications or marketing or promotional materials and may otherwise use the name, logos, and other insignia of the Borrower or the other Loan Parties and the Commitments provided hereunder in any “tombstone” or other advertisements, on its website or in other marketing materials of the Agent.

(c)           The Loan Parties hereby acknowledge that Agent or its Affiliates may make available to the Lenders materials or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, SyndTrak or another similar electronic system (the “Platform”) and certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”).  The Loan Parties shall be deemed to have authorized Agent and its Affiliates and the Lenders to treat Borrower Materials marked “PUBLIC” or otherwise at any time filed with the SEC as not containing any material non-public information with respect to the Loan Parties or their securities for purposes of United States federal and state securities laws.  All Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor” (or another similar term).  Agent and its Affiliates and the

Lenders shall be entitled to treat the Borrower Materials that are not marked “PUBLIC” or that are not at any time filed with the SEC as being suitable only for posting on a portion of the Platform not marked as “Public Investor” (or such other similar term).

(d)           During the course of visits, inspections, examinations and discussions, representatives of the Agent and the Lenders may encounter individually identifiable healthcare information as defined under HIPAA, or other confidential information relating to healthcare patients (collectively, the “Confidential Healthcare Information”).  The Loan Party maintaining such Confidential Healthcare Information shall, consistent with HIPAA’s “minimum necessary” provisions, permit such disclosure for their “healthcare operations” purposes.

17.10.     Survival.  All representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of, or any accrued interest on, any Loan or any fee or any other amount payable under this Agreement is outstanding or unpaid and so long as the Commitments have not expired or been terminated.

17.11.     Patriot Act.  Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.  In addition, if Agent is required by law or regulation or internal policies to do so, it shall have the right to periodically conduct (a) Patriot Act searches, OFAC/PEP searches, and customary individual background checks for the Loan Parties and (b) OFAC/PEP searches and customary individual  background checks for the Loan Parties’ senior management and key principals, and the Borrower agrees to cooperate in respect of the conduct of such searches and further agrees that the reasonable costs and charges for such searches shall constitute Lender Group Expenses hereunder and be for the account of the Borrower.

17.12.     Integration.  This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

17.13.     Acknowledgment and Consent to Bail-In of EEA Financial Institutions.  Solely to the extent an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b)           the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such (ii) liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

BORROWER:	EGALET CORPORATION

	By:	/s/ Robert S. Radie
		Name:	Robert S. Radie
		Title:	Chief Executive Officer

AGENT:	CANTOR FITZGERALD SECURITIES

	By:	/s/ James Buccola
		Name:	James Buccola
		Title:	Head of Fixed Income

[Signature Page to Credit Agreement]

LENDERS:

HIGHBRIDGE SCF LOAN SPV, L.P.
By: Highbridge Capital Management, LLC, as Trading Manager

	By:	/s/ Jason Hempel
		Name:	Jason Hempel
		Title:	Managing Director

[Signature Page to Credit Agreement]

Schedule 1.1

As used in the Agreement, the following terms shall have the following definitions:

“Acquired Indebtedness” means, with respect to any specified Person:

(1)                                 Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person; and

(2)                                 Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Administrative Questionnaire” has the meaning specified therefor in Section 13.1(a) of the Agreement.

“Affected Lender” has the meaning specified therefor in Section 2.13(b) of the Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” has the meaning specified therefor in the preamble to the Agreement.

“Agent-Related Persons” means Agent, together with its Affiliates and the officers, directors, employees, attorneys, partners, trustees, administers, managers, advisors, representative, Sub-Agents and agents of Agent, its Affiliates and any Sub-Agent.

“Agent’s Account” means the Deposit Account of Agent identified on Schedule A-1 to the Agreement (or such other Deposit Account of Agent that has been designated as such, in writing, by Agent to the Borrower and the Lenders).

“Agent’s Liens” means the Liens granted by the Borrower or its Subsidiaries to Agent for the benefit of the Lenders as secured parties under the Loan Documents and securing the Obligations.

“Agreement” means the Credit Agreement to which this Schedule 1.1 is attached.

“Anti-Terrorism Laws” means any laws of the United States relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Applicable Margin” means, as of any date of determination, (i) with respect to Base Rate Loans, 4.00% per annum (the “Base Rate Margin”) and (ii) with respect to LIBOR Rate Loans, 5.00% per annum (the “LIBOR Rate Margin”).

“Application Event” means the occurrence of (a) a failure by the Borrower to repay all of the Obligations in full on the Maturity Date, or (b) an Event of Default which is continuing and the

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election by Agent or the Required Lenders to accelerate all or any part of the Obligations pursuant to Section 9.1 of the Agreement.

“Approved Lender” means (i) each Initial Lender, (ii) any fund or similar investment vehicle the investment decisions with respect to which are made by an (x) Initial Lender or (y) investment manager or other Person that manages an Initial Lender and (iii) the Affiliates of each of the foregoing to the extent that the investment decisions with respect to which are made as specified in (x) and (y) above.

“ARYMO ER™” means the product referred to as ARYMO ER™ (whether marketed under such name or any other name).

“ARYMO ER™ Product” means (a) ARYMO ER™ and (b) any and all product improvements, additional claims, line extensions, dosage changes and alternate delivery systems in respect thereof.

“Asset Purchase Agreement” means that certain Asset Purchase Agreement, dated as of October 30, 2018, among Iroko Pharmaceuticals, Inc., Egalet US and the Borrower.

“Asset Sale” means:

(1)                                 the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) of the Borrower or any Restricted Subsidiary of the Borrower (each of the foregoing, a “Disposition”); or

(2)                                 the issuance or sale of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law or any Preferred Stock or Disqualified Stock of a Restricted Subsidiary of the Borrower issued in compliance with Section 6.1 hereof) of any Restricted Subsidiary (other than to the Borrower or another Restricted Subsidiary of the Borrower) (whether in a single transaction or a series of related transactions), in each case other than:

(a)                                 a disposition of (i) Cash Equivalents or Investment Grade Securities, (ii) obsolete, damaged or worn out assets, property or equipment in the ordinary course of business (including the abandonment or other disposition of Intellectual Property that is, in the reasonable judgment of the Borrower, no longer economically practicable or commercially reasonable to maintain or useful in any material respect, taken as a whole, in the conduct of the business of the Borrower and its Restricted Subsidiaries taken as a whole), (iii) Inventory (as defined in the Uniform Commercial Code) or goods (or other assets) held for sale in the ordinary course of business or (iv) equipment or other assets as part of a trade-in for replacement equipment;

(b)                                 the disposition of all or substantially all of the assets of the Borrower in a manner permitted pursuant to Section 6.3;

(c)                                  any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 6.7;

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(d)                                 any disposition of assets or issuance or sale of Equity Interests of the Borrower or any Restricted Subsidiary, which assets or Equity Interests so disposed or issued have an aggregate Fair Market Value (as determined in good faith by the Borrower) of less than $500,000;

(e)                                  any disposition of property or assets, or the issuance of securities, by a Restricted Subsidiary of the Borrower to the Borrower, or by the Borrower or a Restricted Subsidiary of the Borrower to a Restricted Subsidiary of the Borrower (or to an entity that contemporaneously therewith becomes a Restricted Subsidiary); provided that if the transferor of such property or assets is the Borrower or a Guarantor, (i) the transferee thereof must either be the Borrower or a Guarantor or (ii) such transaction must be a Permitted Investment pursuant to paragraph (1), (9), (10) or (19) of the definition thereof or a transaction permitted pursuant to Section 6.10(b)(xvi) and, for purposes of this clause (ii), the excess, if any, of the Fair Market Value of the property received by the transferee over the Fair Market Value of the property received by the transferor shall be deemed to be an Investment by the transferor in the transferee;

(f)                                   any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Similar Business of comparable or greater market value or usefulness to the business of the Borrower and its Restricted Subsidiaries as a whole, as determined in good faith by the Borrower, which in the event of an exchange of assets with a Fair Market Value in excess of (A) $500,000 shall be evidenced by an Officers’ Certificate and (B) $1,000,000 shall be set forth in a resolution approved by a majority of the Board of Directors of the Borrower, evidenced by an Officers’ Certificate certifying as to such approval;

(g)                                  foreclosure on assets of the Borrower or any of its Restricted Subsidiaries;

(h)                                 [reserved];

(i)                                     the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(j)                                    (i) any non-exclusive, incidental license, collaboration agreement, strategic alliance or similar arrangement providing for the licensing of Intellectual Property or the development or commercialization of Intellectual Property (other than Intellectual Property Licenses, Co-Promotion Arrangements and, for the avoidance of doubt, arrangements that are exclusive with respect to a geographic territory or indication) that, at the time such non-exclusive or incidental license, collaboration agreement, strategic alliance or similar arrangement is entered into, in the judgment of the Borrower, does not materially and adversely affect the business or condition (financial or otherwise) of the Borrower and any of its Restricted Subsidiaries, taken as a whole, and (ii) any Intellectual Property Licenses or Co-Promotion Arrangements;

(k)                                 [reserved];

(l)                                     any surrender or waiver of contract rights or the settlement of, release of, recovery on or surrender of contract, tort or other claims of any kind;

(m)                             in the ordinary course of business, any swap of assets, or lease, assignment or sublease of any real or personal property, in each case, other than Intellectual Property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Borrower and its Restricted Subsidiaries taken as a whole, as determined in good faith by the Borrower;

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(n)                                 any financing transaction with respect to property built or acquired by the Borrower or any of its Restricted Subsidiaries after the Closing Date, including any Sale/Leaseback Transaction or asset securitization, permitted by this Agreement;

(o)                                 the incurrence of Permitted Liens;

(p)                                 any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Borrower or a Restricted Subsidiary of the Borrower) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(q)                                 dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(r)                                    voluntary terminations, transitions, sales or other dispositions of Hedging Obligations; and

(s)                                   the transfer, sale or other disposition resulting from any involuntary loss of title, involuntary loss or damage to or destruction of, or any condemnation or other taking of, any property or assets of the Borrower or any Restricted Subsidiary.

“Assignee” has the meaning specified therefor in Section 13.1(a) of the Agreement.

“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1 to the Agreement.

“Associated Funds” means, with respect to any Person, any funds managed by such Person or under common management with such Person.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended and codified in title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as in effect on the date of the Plan of Reorganization but, with respect to amendments to the Bankruptcy Code subsequent to commencement of the Chapter 11 Cases, only to the extent that such amendments were made expressly applicable to bankruptcy cases which were filed as of the enactment of such amendments.

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware or such other court as may have jurisdiction over the Chapter 11 Cases.

“Base Rate” means, on any day, an annual rate of interest equal to the greatest of (a) the Federal Funds Rate plus ½%, (b) the LIBOR Rate (which rate shall be calculated based upon an Interest

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Period of 3 months and shall be determined on a daily basis), plus 1 percentage point, and (c) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Agent) or any similar release by the Federal Reserve Board (as determined by the Agent).

“Base Rate Loan” means each portion of the Revolving Loans that bears interest at a rate determined by reference to the Base Rate.

“Base Rate Margin” has the meaning set forth in the definition of Applicable Margin.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means a “defined benefit plan” (as defined in Section 3(35) of ERISA) subject to Title IV of ERISA for which any Loan Party, any of their respective Subsidiaries or any of their respective ERISA Affiliates has been an “employer” (as defined in Section 3(5) of ERISA) within the past six years.

“Board of Directors” means, as to any Person, the board of directors, board of managers or similar governing body, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof. References in this Agreement to directors (on a Board of Directors) shall also be deemed to refer to managers (on a Board of Managers).

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” has the meaning specified therefor in the preamble to the Agreement.

“Borrower Materials” has the meaning specified therefor in Section 17.9(c) of the Agreement.

“Borrowing” means a borrowing consisting of Revolving Loans made on the same day by the Lenders (or Agent on behalf thereof).

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of New York, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term “Business Day” also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

“Capital Stock” means:

(1)                                 in the case of a corporation, corporate stock or shares;

(2)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

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(3)                                 in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and membership rights; and

(4)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

in each case to the extent treated as equity in accordance with GAAP.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that in no event shall an operating lease that is classified as such on the Closing Date be deemed to constitute a capital lease or a Capitalized Lease Obligation at any time after the Closing Date.

“Cash Contribution Amount” means the aggregate amount of cash contributions made to the capital of the Borrower used for purposes of calculating the amount of Indebtedness that may be Incurred as “Contribution Indebtedness” as described in the definition of “Contribution Indebtedness”; provided that such cash contributions shall cease to be treated as the Cash Contribution Amount to the extent the related Contribution Indebtedness has been reclassified in accordance with Section 6.1.

“Cash Equivalents” means:

(1)                                 U.S. Dollars, Canadian dollars, pounds sterling, euros or the national currency of any member state in the European Union (including Danish kroner);

(2)                                 securities issued or directly and fully guaranteed or insured by the U.S. government or any country that is a member of the European Union or any agency or instrumentality thereof, in each case maturing not more than two years from the date of acquisition;

(3)                                 certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250,000,000 (or the U.S. dollar equivalent as of the date of determination) and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized rating agency);

(4)                                 repurchase obligations for underlying securities of the types described in clauses (2) and (3) above or (5) below entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)                                 commercial paper issued by a corporation (other than an Affiliate of the Borrower) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized rating agency), and in each case maturing within one year after the date of acquisition;

(6)                                 readily marketable direct obligations issued by any state of the United States of America or any political subdivision or taxing authority thereof rated at least

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“A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized rating agency), in each case with maturities not exceeding two years from the date of acquisition;

(7)                                 Indebtedness issued by Persons (other than an Affiliate of the Borrower) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized rating agency), in each case with maturities not exceeding two years from the date of acquisition;

(8)                                 marketable short-term money market and similar securities rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized rating agency) and in each case maturing within 12 months after the date of creation thereof; and

(9)                                 investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (8) above.

“Change of Control” means the occurrence of any of the following events:

(i)                                     the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Borrower and its Subsidiaries, taken as a whole, to a Person other than any of the Borrower or its Restricted Subsidiaries;

(ii)                                  the Borrower becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the issued and outstanding Voting Stock of the Borrower; or

(iii)                               the adoption of a plan relating to the Borrower’s dissolution or liquidation in accordance with the Borrower’s organizational documents.

Notwithstanding the foregoing, the acquisition, directly or indirectly, of 100% of the total voting power of the issued and outstanding Voting Stock of the Borrower by any Person who, immediately after such acquisition, has no material assets other than the Capital Stock of the Borrower or its direct or indirect parent company will not, by itself, constitute a Change of Control.

“Change in Law” means the occurrence after the date of the Agreement of:  (a) the adoption or effectiveness of any law, rule, regulation, judicial ruling, judgment, directive or treaty, (b) any change in any law, rule, regulation, judicial ruling, judgment, directive or treaty or in the administration, interpretation, implementation or application by any Governmental Authority of any law, rule, regulation, guideline, directive or treaty, or (c) the making or issuance by any Governmental Authority of any request, rule, guideline or directive, whether or not having the force of law; provided that notwithstanding anything in the Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in

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connection therewith or in implementation thereof and (ii) all requests, rules, guidelines, requirements or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted, implemented or issued.

“Chapter 11 Cases” means the joint chapter 11 case of the Borrower and its affiliated debtors, under Case No. 18-12439 (BLS) in the Bankruptcy Court.

“Claim” has the meaning specified therefor in Section 11 of the Agreement.

“Closing Date” means March 20, 2019.

“Closing Date Intercreditor Agreement” means the Intercreditor Agreement, dated as of the date hereof, by and between the Agent U.S. Bank National Association, as Trustee and Collateral Agent under the Senior Secured Indenture, and acknowledged by the Loan Parties, substantially in the form of Exhibit R.

“Code” or “Uniform Commercial Code” means the New York Uniform Commercial Code, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Liens on any Collateral is governed by the Uniform Commercial Code (or similar code or statute) as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code (or similar code or statute) as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“Collateral” means all property subject, or purported to be subject from time to time, to a Lien under any Security Documents. The Collateral does not include the Excluded Assets. The Collateral includes any license described in the last sentence of Section 5.10 of the Agreement.

“Collateral Agent” shall mean Cantor Fitzgerald Securities.

“Collateral Agreement” means the Collateral Agreement dated as of the date hereof among the Borrower, the Guarantors party thereto and Agent, as may be amended, extended, renewed, restated, supplemented, waived or otherwise modified from time to time.

“Commitment” means, with respect to each Lender, its Revolver Commitment and, with respect to all Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 to the Agreement or in the Assignment and Acceptance pursuant to which such Lender became a Lender under the Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C-1 to the Agreement delivered by a Financial Officer of Borrower to Agent.

“Confidential Information” has the meaning specified therefor in Section 17.9(a) of the Agreement.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

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(1)                                 consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including (i) amortization of original issue discount, (ii) the interest component of Capitalized Lease Obligations, (iii) net payments and receipts (if any) pursuant to interest rate Hedging Obligations, (iv) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (v) non-cash interest expense, (vi) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, and (vii) any expensing of any bridge, commitment or other financing fees); plus

(2)                                 consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; minus

(3)                                 interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio” means, with respect to any Person, at any date (the “Consolidated Leverage Calculation Date”), the ratio of (i) Indebtedness (other than Indebtedness of the kind described in clauses 1(c) and 1(e) of the definition of Indebtedness herein) of such Person and its Restricted Subsidiaries as of the Consolidated Leverage Calculation Date less the amount of Cash Equivalents in excess of any Restricted Cash that is stated on the balance sheet of such Person and its Restricted Subsidiaries and held by such Person and its Restricted Subsidiaries as of such Consolidated Leverage Calculation Date, not to exceed $25,000,000, to (ii) EBITDA of such Person for the most recent four full fiscal quarters period ending on the last day of the most recent fiscal quarter for which internal financial statements are available immediately preceding such Consolidated Leverage Calculation Date. In the event that the Borrower or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness subsequent to the last day of such most recent four full fiscal quarter period but prior to the Consolidated Leverage Calculation Date, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Borrower may elect pursuant to an Officers’ Certificate delivered to Agent to treat all or any portion of the commitment under any agreement evidencing Indebtedness as being Incurred on the first day of the applicable four-quarter measurement period, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time; provided, further, that any Cash Equivalent proceeds received in connection with or as a result of such Incurrence or other transaction for which the Consolidated Leverage Ratio is being calculated shall not be subtracted from Indebtedness for purposes of calculating the Consolidated Leverage Ratio.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case, with respect to a business, a division or an operating unit of a business, as applicable, that the Borrower or any of its Restricted Subsidiaries has determined to make and/or made during the applicable four-quarter measurement period or subsequent to such measurement period and on or prior to or simultaneously with the Consolidated Leverage Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (and the change of any associated Indebtedness and the change in EBITDA resulting therefrom) had occurred on the first day of the applicable four-quarter measurement period. If since the beginning of such period any Person that

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subsequently became a Restricted Subsidiary or was merged with or into the Borrower or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation or discontinued operation, in each case, with respect to a business, a division or an operating unit of a business, as applicable, that would have required adjustment pursuant to this definition, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation had occurred on the first day of the applicable four-quarter measurement period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower in accordance with Regulation S-X under the Securities Act. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Borrower in accordance with Regulation S-X under the Securities Act, to reflect operating expense reductions, costs, savings and other operating improvements or synergies reasonably expected to result from the applicable event; provided, that any such expected operating expense reductions, costs, savings, operating improvements or synergies shall be approved by the audit committee of the Board of Directors of the Borrower if in excess of $5,000,000.

For purposes of this definition, any amount in a currency other than U.S. Dollars will be converted to U.S. Dollars based on the average exchange rate for such currency for the most recent four full fiscal quarter period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Consolidated Liquidity” means, as of any date, the average, calculated as of the close of business on each of the 30 calendar days preceding (but including) such date, of the sum of (x) the aggregate amount of Cash Equivalents of the Borrower and its Restricted Subsidiaries which is free and clear of all Liens (other than Liens in favor of the Collateral Agent securing the Obligations and Liens permitted by clauses (1), (2), (3), (6), (11), (12), (15), (24) and (37) of the definition of “Permitted Liens”) plus (y) any amount available to be borrowed, at such time, by the Borrower or its Restricted Subsidiaries under a revolving credit agreement (or similar facility) pursuant to the terms of such agreement, in each case, determined on a consolidated basis.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

(1)                                 any net after-tax extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) shall be excluded;

(2)                                 effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries) in amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(3)                                 the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(4)                                 any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded;

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(5)                                 any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Borrower) shall be excluded;

(6)                                 any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, and any unrealized gains and losses relating to Hedging Obligations or other derivative instruments shall be excluded;

(7)                                 the Net Income for such period of any Person that is not a Subsidiary of such Person or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(8)                                 solely for the purpose of determining the amount available for Restricted Payments under clause (1) of the definition of “Cumulative Credit”, the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not, at the date of determination with respect to such Restricted Payment, permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders or equityholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;

(9)                                 any impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(10)                          any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights (including any of the foregoing related to terminated employees) shall be excluded;

(11)                          any one-time non-cash compensation charges shall be excluded;

(12)                          accruals and reserves that are established or adjusted within 12 months after the Closing Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded;

(13)                          (a)(i) the non-cash portion of “straight-line” rent expense shall be excluded and (ii) the cash portion of “straight-line” rent expense that exceeds the amount expensed in respect of such rent expense shall be included and (b) non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations shall be excluded;

(14)                          any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from Hedging Obligations, shall be excluded;

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(15)                          solely for the purposes of calculating Restricted Payments, if positive, any permanent difference (but excluding, for the avoidance of doubt, any temporary difference the Borrower reasonably expects to be paid in cash in any future tax period) of the Consolidated Taxes of the Borrower calculated in accordance with GAAP and the actual Consolidated Taxes paid in cash by the Borrower during such period shall be excluded;

(16)                          any non-cash after-tax interest expense resulting from the application of Accounting Standards Codification Topic 470-20 “Debt — Debt with Conversion Options — Recognition” shall be excluded;

(17)                          to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), such loss or expense amounts as are so reimbursed, or reimbursable, by insurance providers in respect of liability or casualty events or business interruption shall be excluded;

(18)                          to the extent covered by fees, costs, expenses and losses that are, or (without duplication) are required to be, covered by contractual indemnities, guaranty obligations, purchase price adjustments, insurance policies or other contractual reimbursement obligations of third parties, to the extent actually indemnified or reimbursed or with respect to which Borrower has determined that a reasonable basis exists for indemnification or reimbursement, but only to the extent that such amount is actually indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period of any amount so added back to the extent not so indemnified or reimbursed within such 365 days) shall be excluded; and

(19)                          any net after-tax gains, losses, charges or expenses arising from the implementation of “fresh start” accounting shall be excluded (it being understood that, for the avoidance of doubt, (i) the recognition of costs or expenses, amortization, depreciation or similar amounts from assets or liabilities adjusted in such “fresh start” accounting and (ii) any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation shall, in each case, not be excluded).

Notwithstanding the foregoing, for the purpose of Section 6.7 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from a Restricted Subsidiary of the Borrower to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under clauses (5) and (6) of the definition of “Cumulative Credit”.

Notwithstanding the foregoing, “Consolidated Net Income” shall exclude the effects of any issuance of any Permitted Cure Securities.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP, but excluding any such charge that consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period.

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“Consolidated Taxes” means, with respect to any Person for any period, the provision for taxes of such Person and its Restricted Subsidiaries based on income, profits or capital, including state, franchise, property and similar taxes and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations).

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent:

(1)                                 to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2)                                 to advance or supply funds:

(a)                                 for the purchase or payment of any such primary obligation; or

(b)                                 to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)                                 to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contribution Indebtedness” means Indebtedness of the Borrower or any Guarantor and Preferred Stock of any Guarantor in an aggregate principal amount not greater than the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Borrower after the Closing Date; provided that (1) such cash contributions have not been used to make a Restricted Payment or a Permitted Investment in any Person other than the Borrower or a Guarantor; and (2) such Contribution Indebtedness is Incurred within 180 days after the making of such cash contributions and is designated as Contribution Indebtedness.

“Controlled Foreign Corporation” means a corporation that is a “controlled foreign corporation” within the meaning of Section 957 of the IRC.

“Co-Promotion Arrangement” means any agreement or arrangement related primarily to the marketing, promoting, distributing, detailing, or commercial selling of, or customer service with respect to, any product (including the Products).

“Copyrights” means any and all rights in any works of authorship, including (a) copyrights and moral rights, (b) copyright registrations and recordings thereof and all applications in connection therewith including those listed on Schedule 4.5 to the Agreement, (c) income, license fees, royalties, damages, and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (e) the right to sue for past, present, and future infringements thereof, and  (d) all rights corresponding thereto throughout the world.

“Cumulative Credit” means the sum of (without duplication):

(1)                                 50% of the Consolidated Net Income for the period (taken as one accounting period, the “Reference Period”) from April 1, 2019 to the end of the Borrower’s

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most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payments (or, in the case such Consolidated Net Income for such Reference Period is a deficit, minus 100% of such deficit); plus

(2)                                 100% of the aggregate net proceeds, including cash and the Fair Market Value (as determined in good faith by Borrower) of property other than cash, received by the Borrower after the Closing Date from the issue, sale or exercise of Equity Interests of the Borrower (excluding Refunding Capital Stock, Designated Preferred Stock, Excluded Contributions, Disqualified Stock and the Cash Contribution Amount), including Equity Interests issued upon conversion of Indebtedness or Disqualified Stock or upon exercise of warrants or options (other than an issuance or sale to a Restricted Subsidiary of the Borrower); plus

(3)                                 100% of the aggregate amount of contributions to the capital of the Borrower received in cash and the Fair Market Value (as determined in good faith by Borrower) of property other than cash after the Closing Date (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, Disqualified Stock and the Cash Contribution Amount); plus

(4)                                 the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of the Borrower or any Restricted Subsidiary thereof issued after the Closing Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) that has been converted into or exchanged for Equity Interests in the Borrower (other than Disqualified Stock) or any direct or indirect parent of the Borrower (provided in the case of any such parent, such Indebtedness or Disqualified Stock is retired or extinguished); plus

(5)                                 100% of the aggregate amount received by the Borrower or any Restricted Subsidiary in cash and the Fair Market Value (as determined in good faith by the Borrower) of property other than cash after the Closing Date received by the Borrower or any Restricted Subsidiary after the Closing Date from the sale or other disposition (other than to the Borrower or a Restricted Subsidiary of the Borrower) of Restricted Investments made by the Borrower and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Borrower and its Restricted Subsidiaries by any Person (other than the Borrower or any of its Restricted Subsidiaries) and from repayments of loans or advances that constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to clause (vii) or (x) of Section 6.7(b)).

Notwithstanding the foregoing, “Cumulative Credit” shall not include any proceeds of any Permitted Cure Securities.

“Danish Account Pledge” means the Pledge of Bank Accounts to be entered into between the Borrower and the Collateral Agent with respect to the Accounts at Danske Bank A/S (CVR 61126228).

“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed to fund any amounts required to be funded by it under the Agreement on the date that it is required to do so under the Agreement (including the failure to make available to Agent amounts required pursuant to a Settlement), (b) notified the Borrower, Agent, or any Lender in writing that it does not intend to comply with all or any portion of

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its funding obligations under the Agreement, (c) has made a public statement to the effect that it does not intend to comply with its funding obligations under the Agreement or under other agreements generally (as reasonably determined by Agent) under which it has committed to extend credit, (d) failed, within one (1) Business Day after written request by Agent, to confirm that it will comply with the terms of the Agreement relating to its obligations to fund any amounts required to be funded by it under the Agreement, (e) otherwise failed to pay over to Agent or any other Lender any other amount required to be paid by it under the Agreement on the date that it is required to do so under the Agreement, unless the subject of a good faith dispute, or (f) (i) becomes or is insolvent or subject to a Bail-In-Action or has a parent company that has become or is insolvent or subject to a Bail-In-Action or (ii) becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian or appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Defaulting Lender Rate” means (a) for the first three (3) days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Revolving Loans that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto).

“Designated Account” means any account of the Borrower or any Guarantor specified on Schedule D-1, as such schedule may be updated from time to time by written notice from the Borrower to the Agent.

“Designated Non-cash Consideration” means the Fair Market Value (as determined in good faith by the Borrower) of non-cash consideration received by the Borrower or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Borrower or any direct or indirect parent of the Borrower, as applicable (other than Disqualified Stock), that is issued for cash (other than to the Borrower or any of its Subsidiaries or an employee stock ownership plan or trust established by the Borrower or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on or promptly following the issuance date thereof.

“Disposition” shall have the meaning set forth in the definition of “Asset Sale.”

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1)                                 matures (other than an optional redemption by the Borrower thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided that the relevant asset sale or change of control provisions, taken as a whole, are no more favorable in any material respect to holders of such Capital Stock than the asset sale and change of control provisions applicable to the Senior Secured Notes and any purchase requirement triggered thereby may not become operative until compliance with the asset sale and change of control provisions applicable to the Senior Secured Notes);

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(2)                                 is convertible or exchangeable at the option of the holder thereof for Indebtedness or Disqualified Stock of such Person; or

(3)                                 is redeemable at the option of the holder thereof, in whole or in part (other than solely as a result of a change of control or asset sale),

in each case, prior to 91 days after the earlier of the then-applicable Stated Maturity of the Obligations and the date the Obligations are no longer outstanding; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Dollars” or “$” means United States dollars.

“Domestic Subsidiary” means any Subsidiary of the Borrower incorporated or organized under the laws of the United States of America or any state or political subdivision of the United States of America.

“DTC” means The Depository Trust Company, its nominees and their respective successors.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, to the extent the same was deducted (or otherwise not included) in calculating Consolidated Net Income:

(1)                                 Consolidated Taxes; plus

(2)                                 Consolidated Interest Expense plus all cash dividend payments (excluding items eliminated in consolidation) on a series of Preferred Stock or Disqualified Stock of such Person and its Subsidiaries that are Restricted Subsidiaries; plus

(3)                                 Consolidated Non-cash Charges; plus

(4)                                 any expenses or charges related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness permitted to be incurred by this Agreement (including a refinancing thereof) (whether or not successful) or repaid on the Closing Date, including (i) such fees, expenses or charges related to the offering of Senior Secured Notes and the effectiveness of this Agreement and (ii) any amendment or other modification of the Senior Secured Notes or this Agreement; plus

(5)                                 business optimization expenses and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include the costs related to severance or relocation, facility openings or closures, facility consolidations, retention, contract terminations, project start-up costs, acquisition integration costs and excess pension charges); plus

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(6)                                 any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or a Guarantor or net cash proceeds of an issuance of Equity Interests of the Borrower (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the Cumulative Credit; plus

(7)                                 any expenses in connection with earn-out obligations of such Person and its Restricted Subsidiaries for such period; plus

(8)                                 expenses incurred and cash payments made in connection with the settlement of any litigation or claim involving the Borrower or its Restricted Subsidiaries; plus

(9)                                 Consolidated Net Income attributable to, or adding to the losses attributable to, the minority equity interests of third parties in any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary of such Person, except to the extent of dividends declared or paid with respect to such period or any prior period on the shares of Capital Stock of such Restricted Subsidiary held by such third parties; plus

(10)                          any ordinary course dividend, distribution or any other payment paid in cash and received from any Person in excess of amounts included in clause (7) of the definition of Consolidated Net Income;

less, without duplication,

(11)                          non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period and any items for which cash was received in a prior period).

Notwithstanding the foregoing, without duplication, (i) any amounts arising from the implementation of “fresh start” accounting shall be excluded from the calculation of EBITDA (it being understood that, for the avoidance of doubt, (1) the recognition of costs or expenses, amortization, depreciation or similar amounts from assets or liabilities adjusted in such “fresh start” accounting and (2) any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation shall, in each case, shall not be excluded), (ii) any gains, losses, charges or expenses arising from the Emergence Transactions or the Chapter 11 Cases shall be excluded from the calculation of EBITDA and (iii) EBITDA shall exclude the effects of any issuance of any Permitted Cure Securities..

“Egalet-002” means the product candidate referred to on the Closing Date as Egalet- 002 (whether marketed under such name or any other name).

“Egalet-002 Product” means (a) Egalet-002 and (b) any and all product improvements, additional claims, line extensions, dosage changes and alternate delivery systems in respect thereof.

“Egalet Corp DACA” means the deposit account control agreement to be entered into among the Borrower, the Collateral Agent and Wells Fargo Bank, N.A. which is in form and substance reasonably satisfactory to the Collateral Agent and to counsel to the Initial Lender.

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“Egalet Corp SACA” means the securities account control agreement to be entered into among the Borrower, the Collateral Agent, U.S. Bank, N.A., as account bank, and Wells Fargo Bank, N.A. which is in form and substance reasonably satisfactory to the Collateral Agent and to counsel to the Initial Lenders.

“Egalet US” means Egalet US Inc., a corporation formed under the laws of Delaware.

“Egalet US DACA” means the deposit account control agreement to be entered into among Egalet US, the Collateral Agent and Wells Fargo Bank, N.A. which is in form and substance reasonably satisfactory to the Collateral Agent and to counsel to the Initial Lenders.

“Egalet Limited” means Egalet Limited, a limited company organized under the laws of England and Wales.

“Eligible Transferee” means (a) any Lender (other than a Defaulting Lender), any Affiliate of any Lender and any Related Fund of any Lender; (b) (i) a commercial bank organized under the laws of the United States or any state thereof, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof, and having total assets in excess of $1,000,000,000; or (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (A) (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country, and (B) such bank has total assets in excess of $1,000,000,000 or the foreign currency equivalent thereof; (c) any other entity (other than a natural person) that is an “accredited investor” (as defined in Regulation D under the Securities Act) that extends credit or buys loans as one of its businesses including insurance companies, investment or mutual funds and lease financing companies, and having total assets in excess of $1,000,000,000; and (d) during the continuation of an Event of Default under Section 8.1, 8.4 or 8.5, any other Person approved by Agent.

“Emergence Transactions” means the consummation of the transactions contemplated by the Plan of Reorganization and emergence from Chapter 11 Cases on the Effective Date (as defined in the Plan of Reorganization) including, without limitation, the issuance of the Senior Secured Notes, the consummation of the transactions contemplated by the Asset Purchase Agreement and the payment of any fees and expenses related to any of the foregoing.

“Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, investigation, judgment, letter, or other written communication, or any litigation or judicial or administrative proceeding, from or involving any Governmental Authority or any third party, involving violations of Environmental Laws by the Borrower or any Subsidiary of the Borrower, or releases of Hazardous Materials (a) from or to any assets or properties, or businesses of the Borrower, any Subsidiary of the Borrower, or any of their predecessors in interest, (b) from adjoining properties or businesses to any properties of the Borrower or any Subsidiary of the Borrower or (c) from or onto any facilities which received Hazardous Materials generated by the Borrower, any Subsidiary of the Borrower, or any of their predecessors in interest.

“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any applicable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on Borrower or its Subsidiaries, relating to

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the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.

“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party arising under Environmental Laws or with respect to an environmental matter.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any and all rules or regulations promulgated from time to time thereunder, and any successor statute thereto.

“ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of any Loan Party or any of their respective Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of any Loan Party or their respective Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which any Loan Party or any of their respective Subsidiaries is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with any Loan Party or any of their respective Subsidiaries and whose employees are aggregated with the employees of any Loan Party or any of their respective Subsidiaries under IRC Section 414(o).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified therefor in Section 8 of the Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time, and the rules and regulations promulgated thereunder.

“Excluded Assets” means (i) any license, contract, permit or agreement of the Borrower or any of the Guarantors, or the property or assets subject thereto, if and only for so long as and to the extent that the grant of a security interest therein under the Security Documents would result in a breach or default under, or abandonment, invalidation or unenforceability of, that license, contract, permit or agreement (except (x) to the extent the relevant term that would result in such breach, default, abandonment, invalidation or unenforceability is rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or equivalent statutes of any jurisdiction) or any other applicable law or (y) any such license, contract, permit or agreement between the Borrower and any Subsidiary of the Borrower or between Subsidiaries of the Borrower, or the property or assets subject thereto), (ii) any leasehold interest in real property (excluding fixtures), (iii) any asset or property to the

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extent that the grant of a security interest in such asset or property is prohibited by any applicable law or requires a consent not obtained of any Governmental Authority pursuant to applicable law (except to the extent the law prohibiting such grant or requiring such consent is rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or equivalent statutes of any jurisdiction) or any other applicable law), (iv) any assets or property as to which the Collateral Agent (at the direction of the Required Lenders) reasonably determines in good faith that the costs of obtaining such a security interest are excessive in  relation to the value of the security to be afforded thereby, (v) [reserved], (vi) any Equity Interests in or of any Foreign Subsidiary (other than Egalet Limited and any Specified IP Subsidiary), other than 65% of the total outstanding voting Equity Interests and 100% of the non-voting Equity Interests of (x) any First Tier Controlled Foreign Corporation and (y) any Domestic Subsidiary that owns (directly or indirectly through one or more disregarded entities) only the Equity Interests of (and indebtedness issued by) one or more Controlled Foreign Corporations to the extent and only for so long as the Borrower determines in good faith that permitting a pledge of 100% of such voting Equity Interests in the case of clause (x) above or clause (y) above would result in material adverse tax consequences for the Borrower or any of its Subsidiaries (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) (it being understood that, in the case of clause (x) above or clause (y) above, if a percentage less than 100% but greater than 65% of such voting Equity Interests may be pledged without any such material adverse tax consequences, then such percentage shall be pledged), (vii) any Equity Interests of any Subsidiary (other than Egalet Limited and any Specified IP Subsidiary) owned by a First Tier Controlled Foreign Corporation or by a lower-tier Foreign Subsidiary to the extent and only for so long as the Borrower determines in good faith that permitting a pledge of 100% of such Equity Interests would result in material adverse tax consequences for the Borrower or any of its Subsidiaries (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) (it being understood that, if a percentage less than 100% but greater than 0% of such Equity Interests may be pledged without any such material adverse tax consequences, then such percentage shall be pledged), (viii) any Equity Interests issued by any minority-owned Investment, so long as no other Person is granted a Lien in respect thereof which secured Indebtedness for borrowed money, (ix) any tax accounts, trust accounts, wage and benefit accounts, fiduciary accounts, zero balance accounts, payroll accounts, withholding tax accounts, pension and pension reserve accounts and employee benefit accounts to the extent funded or maintained in accordance with prudent business practice or as required by law, (x) the OXAYDO® Excluded Assets, (xi) any trademark or service mark applications filed in the United States Patent and Trademark Office on the basis of the intent of the Borrower or any Guarantor to use such trademark or service mark, unless and until evidence of use of such mark acceptable to the United States Patent and Trademark Office has been filed with the United States Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C., et seq.), to the extent that granting a security interest in such application prior to such filing would adversely affect the validity or enforceability of such trademark application, (xii) any motor vehicle or other equipment that is subject to a certificate of title and (xiii) any fee owned real property with a fair market value less than $1,000,000 individually; provided, that if, following the Closing Date, the Borrower or any Guarantor, in the Borrower’s sole discretion, grants a security interest in any OXAYDO® Excluded Asset to any third-party financing source, such OXAYDO® Excluded Asset shall no longer be deemed an “Excluded Asset” and shall be deemed “After-Acquired Property,” in each case, subject to customary, agreed-upon intercreditor terms with such third-party financing source, such that the Lien on such OXAYDO® Excluded Asset securing the Obligations ranks equally with the Lien on such OXAYDO® Excluded Asset securing such third-party financing.

“Excluded Contributions” means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by the Borrower) received by the Borrower after the Closing Date from:

(1)                                 contributions to its common equity capital; and

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(2)                                 the sale (other than to a Subsidiary of the Borrower or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Borrower,

in each case designated as Excluded Contributions on or after the date such capital contributions are made or the date such Capital Stock is sold, as the case may be.

“Excluded Taxes” means (i) any tax imposed on the net income (however denominated) or net profits of any Lender or any Participant (including any branch profits or franchise taxes), in each case imposed by the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender or such Participant is organized or the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender’s or such Participant’s principal office is located in each case as a result of a present or former connection between such Lender or such Participant and the jurisdiction or taxing authority imposing the tax (other than any such connection arising solely from such Lender or such Participant having executed, delivered or performed its obligations or received payment under, or enforced its rights or remedies under the Agreement or any other Loan Document); (ii) taxes resulting from a Lender’s or a Participant’s failure to comply with the requirements of Section 16.2 of the Agreement, (iii) any United States federal withholding taxes that would be imposed on amounts payable to a Foreign Lender based upon the law (and the applicable withholding rate) in effect at the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), excluding any amount that such Foreign Lender (or its assignor, if any) was previously entitled to receive pursuant to Section 16.1 of the Agreement with respect to such withholding tax at the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), and (iv) any United States federal withholding taxes imposed under FATCA.

“Fair Market Value” means, at the time of any given transaction, with respect to any asset or property, the price (after taking into account any liabilities related to such asset or property) that could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of the Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, including any applicable intergovernmental agreement with respect thereto.

“FDA” means the U.S. Food and Drug Administration and any Governmental Authority successor thereto.

“Federal Deposit Insurance Corporation” means the Federal Deposit Insurance Corporation or any successor thereto.

“Fee Letter” means that certain agent fee letter, dated as of the date hereof, between the Borrower and the Agent.

“Financial Officer” of any Person shall mean the Chief Executive Officer, Chief Financial Officer (and/or principal financial officer), Chief Accounting Officer (and/or principal accounting officer), Chief Operating Officer, Treasurer, Assistant Treasurer or Controller of such Person.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds

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transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it.

“First Amortization Date” means, with respect to any Indebtedness, the date specified in the documentation governing such Indebtedness as the fixed date on which the first payment of principal of such Indebtedness is due and payable.

“First Tier Controlled Foreign Corporation” means any First Tier Foreign Subsidiary that is a Controlled Foreign Corporation.

“First Tier Foreign Subsidiary” means any Foreign Subsidiary the Equity Interests of which are owned directly by the Borrower or indirectly by the Borrower through one or more Domestic Subsidiaries or disregarded entities for U.S. federal income tax purposes.

“Foreign Subsidiary” means any Subsidiary of the Borrower that is a Controlled Foreign Corporation.

“Foreign Lender” means any Lender or Participant that is not a United States person within the meaning of IRC section 7701(a)(30).

“Funding Date” means the date on which a Borrowing occurs.

“Funding Losses” has the meaning specified therefor in Section 2.12(b)(ii) of the Agreement.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case, as in effect on the Closing Date, other than reports and financial information required to be delivered under Section 4.02, which shall be prepared in accordance with GAAP in effect on the date thereof.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, constitution (including, with respect to any Loan Party incorporated under the laws of England and Wales, articles of association), by-laws, or other organizational documents of such Person.

“Government Drug Rebate Program” means, collectively, the Medicaid Drug Rebate Program with CMS and any individual state drug rebate program administered by any State.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“guarantee” means a guarantee or other provision of credit support (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or

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indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations, including by providing security therefor or by becoming a co-obligor with respect thereto. The term, “guarantee,” when used as a verb, shall mean to provide a guarantee.

“Guarantee” means the guarantee made by the Guarantors in favor of the Agent substantially in the form of Exhibit Q, as may be amended, extended, renewed, restated, supplemented, waived or otherwise modified from time to time.

“Guarantor” means any Restricted Subsidiary of the Borrower party to this Agreement on the Closing Date and any other Person that Incurs a Guarantee pursuant to Section 5.11; provided, however that, upon the release or discharge of such Person from its Guarantee in accordance with this Agreement, such Person ceases to be a Guarantor.

“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

“Health Care Laws” means all applicable Requirements of Law relating to (a) fraud and abuse (including the following statutes, as amended, modified or supplemented from time to time and any successor statutes thereto and regulations promulgated from time to time thereunder:  the federal Anti-Kickback Statute  (42 U.S.C. § 1320a-7b(b)); the civil False Claims Act (31 U.S.C. § 3729 et seq.); and Sections 1320a-7 and 1320a-7a and 1320a-7b of Title 42 of the United States Code); (b) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173)); (c) any Government Drug Rebate Program, (d) all statutes and regulations administered by the FDA or any comparable Governmental Authority, including but not limited to the Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.); (e) the Physician Payments Sunshine Act; (f) quality, safety certification and accreditation standards and requirements; (g) HIPAA; (h) laws regulating the provision of free or discounted care or services; and (i) any and all other applicable federal, state or local health care laws, rules, codes, statutes, regulations, orders, ordinances, statutes, and professional or ethical rules, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto.

“Health Care Permits” means any and all permits, licenses, authorizations, certificates or certificates of need issued by a Governmental Authority that are (a) necessary to enable any Loan Party to continue to conduct its business as it is conducted on the Closing Date, or (b) required under any Health Care Law or the business affairs, practices, licensing or reimbursement entitlements of any Loan Party.

“Health Care Proceeding” means any inquiries, investigations, probes, audits, hearings, litigation or proceedings (in each case, whether civil, criminal, administrative or investigative) concerning any alleged or actual non-compliance by any Loan Party with any Health Care Laws or the requirements of any Health Care Permit.

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“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1)                                 currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2)                                 other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices or to otherwise manage interest rate risk or currency exchange risk.

“HIPAA” means (a) the Health Insurance Portability and Accountability Act of 1996; (b) the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009); and (c) any state and local laws regulating the privacy and/or security of individually identifiable information, in each case as the same may be amended, modified or supplemented from time to time, any successor statutes thereto, and any and all rules or regulations promulgated from time to time thereunder.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary; and “Incurrence” has a correlative meaning.

“Indebtedness” means, with respect to any Person:

(1)                                 the principal of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except (i) any such balance that constitutes a trade payable or similar trade obligation Incurred in the ordinary course of business and (ii) any liabilities accrued in the ordinary course of business), which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, if and solely to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2)                                 to the extent not otherwise included under clause (1) above and without duplication, any guarantee of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on any such Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(3)                                 to the extent not otherwise included under clause (1) above and without duplication, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value (as determined in good faith by the Borrower) of such asset at such date of determination; and (b) the amount of such Indebtedness of such other Person;

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provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include: (1) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) any earn-out obligations, contingent consideration, purchase price adjustments, deferred purchase money amounts, milestone and/or bonus payments (whether performance or time-based), and royalty, licensing, revenue and/or profit sharing arrangements, in each case, characterized as such and arising expressly out of purchase and sale contracts, development arrangements or licensing arrangements; (5) deferred compensation; (6) accrued expenses; or (7) obligations in respect of Preferred Stock that is not Disqualified Stock.

Notwithstanding anything in this Agreement to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Accounting Standards Codification section 815 and related interpretations to the extent such effects would otherwise increase or decrease the amount of Indebtedness deemed outstanding for purposes of this Agreement, (so that such outstanding amount differs from the principal amount of such Indebtedness payable at maturity) as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Agreement but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under this Agreement.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of recognized standing in the United States that is, in the good faith determination of the Borrower, qualified to perform the task for which it has been engaged.

“Indemnified Liabilities” has the meaning specified therefor in Section 10.3 of the Agreement.

“Indemnified Person” has the meaning specified therefor in Section 10.3 of the Agreement.

“Indemnified Taxes” means any Taxes, other than Excluded Taxes, imposed on or with respect to any payments made by or on account of any obligation of the Borrower under any Loan Document.

“INDOCIN” means the product referred to as INDOCIN (whether marketed under such name or any other name).

“INDOCIN Product” means (a) INDOCIN and (b) any and all product improvements, additional claims, line extensions, dosage changes and alternate delivery systems in respect thereof.

“Initial Lenders” means each Lender party to the Agreement as of the Closing Date.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal or other applicable bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, examinership, arrangement, or other similar relief, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of such Person or any substantial part of its properties.

“Intellectual Property” means, with respect to any Person, all intellectual property and proprietary rights in any jurisdiction throughout the world, and all corresponding rights, presently or

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hereafter existing, including: (a) all inventions (whether or not patentable or reduced to practice), all improvements thereto, and all patents, patent applications, industrial designs, industrial design applications, and patent disclosures, together with all reissues, continuations, continuations-in-part, revisions, divisionals, extensions, and reexaminations in connection therewith; (b) all trademarks, trademark applications, tradenames, servicemarks, servicemark applications, trade dress, logos and designs, business names, company names, Internet domain names, and all other indicia of origin, all applications, registrations, and renewals in connection therewith, and all goodwill associated with any of the foregoing; (c) all copyrights and other works of authorship, mask works, database rights and moral rights, and all applications, registrations, and renewals in connection therewith; (d) all trade secrets and proprietary know- how and confidential information (including technical data, customer and supplier lists, manufacturing processes, pricing and cost information, and business and marketing plans and proposals); (e) all software (including source code, executable code, data, databases, and related documentation); and (f) all rights of privacy and publicity, including rights to the use of names, likenesses, images, voices, signatures and biographical information of real persons.

“Intellectual Property Licenses” means the licensing, development or commercialization of all or any substantial portion of the Intellectual Property related to ARYMO ER™ or Egalet-002 for commercialization in the United States pursuant to any license, sub-license, collaboration agreement, strategic alliance or similar arrangement; provided, that Intellectual Property Licenses shall not include any Co-Promotion Arrangement or any license incidental to a Co- Promotion Arrangement.

“Intellectual Property Security Agreement” means, collectively, the intellectual property security agreements, substantially in the form of Exhibit S hereto together with each intellectual property security agreement supplement, including any such supplement executed and delivered pursuant to Section 5.20.

“Intercompany Subordination Agreement” means an intercompany subordination agreement to be executed and delivered by Borrower, each of its Subsidiaries, and Agent, substantially in the form of Exhibit T.

“Interim Payments Note” means that certain unsecured promissory note in the aggregate principal amount of $4,500,000 issued on the Closing Date by the Borrower to Iroko Pharmaceuticals, LLC.

“Interest Period” means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Base Rate Loan to a LIBOR Rate Loan) and ending 3 months thereafter; provided, that (a) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (b) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (c) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 3 months after the date on which the Interest Period began, and (d) the Borrower may not elect an Interest Period which will end after the Maturity Date.

“Investment Grade Securities” means:

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(1)                                 securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents);

(2)                                 securities that have a rating equal to or higher than “Baa3” (or equivalent) by Moody’s or “BBB-” (or equivalent) by S&P, or an equivalent rating by any other Rating Agency, but excluding any debt securities or loans or advances between and among the Borrower and its Subsidiaries;

(3)                                 investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2), which fund may also hold immaterial amounts of cash pending investment and/or distribution; and

(4)                                 corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Borrower in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. Except as otherwise provided in this Agreement, the outstanding amount of any Investment shall be deemed to be the initial cost of such Investment when made, purchased or acquired (without giving effect to any adjustments for subsequent increases or decreases in value), but giving effect to any repayments, interest, returns, profits, dividends, distributions, proceeds, fees, income and other amounts actually received by the Borrower or any Restricted Subsidiary of the Borrower in respect of such Investment and determined without regard to any write-downs or write-offs of any investments, loans or advances in connection therewith. For purposes of Section 6.7 (including Permitted Investments), “Investments” shall include the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Borrower) of the net assets of a Subsidiary of the Borrower at the time that such Subsidiary ceases to be a Subsidiary (to the extent the Borrower retains an Investment in such Person).

“IRC” means the Internal Revenue Code of 1986, as in effect from time to time.

“Lender” has the meaning set forth in the preamble to the Agreement and shall also include any other Person made a party to the Agreement pursuant to the provisions of Section 13.1 of the Agreement and “Lenders” means each of the Lenders or any one or more of them.

“Lender Group” means each of the Lenders and Agent, or any one or more of them.

“Lender Group Expenses” means all (a) reasonable and documented out-of-pocket costs or expenses (including taxes and insurance premiums) required to be paid by Borrower or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) reasonable and documented out-of-pocket fees or charges paid or incurred by Agent in connection with the Lender Group’s transactions with Borrower and its Subsidiaries under any of the Loan Documents, including, photocopying, notarization, couriers and messengers, telecommunication, public record searches, filing fees, recording fees, publication, real estate surveys and real estate title policies and endorsements, and environmental audits, in each case as may be reasonably required to carry out or

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enforce any of their rights or remedies hereunder, (c) reasonable and documented out-of-pocket fees or charges paid or incurred by Agent in connection with maintaining an electronic delivery service (e.g. Intralinks or similar services and providing accounting to the Borrower, (d) Agent’s customary fees and charges imposed or incurred in connection with any background checks or OFAC/PEP searches related to Borrower or its Subsidiaries, (e) Agent’s customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of the Borrower (whether by wire transfer or otherwise), together with any reasonable and documented out-of-pocket costs and expenses incurred in connection therewith, (f) customary charges imposed or incurred by Agent resulting from the dishonor of checks payable by or to any Loan Party, (g) reasonable and documented out-of-pocket costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (h) Agent’s and the Lenders reasonable and documented costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses, limited to one outside counsel) relative to third party claims or any other lawsuit or adverse proceeding paid or incurred, whether in enforcing or defending the Loan Documents or otherwise in connection with the transactions contemplated by the Loan Documents, Agent’s Liens in and to the Collateral, or the Lender Group’s relationship with Borrower or any of its Subsidiaries, (i) Agent’s and the Initial Lenders’ reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees and due diligence expenses, limited, in the case of attorneys’ fees and expenses, to reasonable and documented out-of-pocket fees and expenses of one counsel to the Agent, any Sub-Agent and the Lenders (taken as a whole), which counsel shall be selected by the Initial Lenders (and consented to by the Agent) to the extent they collectively hold greater than 50% of the aggregate Revolver Commitments (unless (x) a conflict or potential conflict exists as determined in the reasonable judgment of any such party in which case(s) the reasonable and documented out-of-pocket fees, charges and disbursements of one additional counsel for all such affected parties shall be covered, or (y) special regulatory counsel is necessary as determined in the reasonable judgment of the Agent or the Required Lenders, in which case the reasonable and documented out-of-pocket fees and expenses of such regulatory counsel shall be covered) incurred in advising, structuring, drafting, reviewing, administering (including reasonable travel, meals, and lodging), or amending, waiving, or modifying the Loan Documents, and (j) Agent’s and each Lender’s reasonable and documented out-of-pocket costs and expenses (including reasonable documented attorneys, accountants, consultants, and other advisors fees and expenses, limited in each case to one outside counsel) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors’ fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning Borrower or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents, limited in each case to one such outside counsel), or defending the Loan Documents, irrespective of whether a lawsuit or other adverse proceeding is brought, or in taking any enforcement action or any Remedial Action with respect to the Collateral.

“Lender Group Representatives” has the meaning specified therefor in Section 17.9 of the Agreement.

“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates and the officers, directors, employees, partners, trustees, managers, advisors, representative, attorneys, and agents of such Lender, such Lender’s manager and such Lender’s Affiliates.

“LIBOR Deadline” has the meaning specified therefor in Section 2.12(b)(i) of the Agreement.

“LIBOR Notice” means a written notice in the form of Exhibit L-1 to the Agreement.

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“LIBOR Option” has the meaning specified therefor in Section 2.12(a) of the Agreement.

“LIBOR Rate” means the rate per annum as reported on the Reuters Screen LIBOR01 page (or any successor page) as set by the ICE Benchmark Administration for deposits in dollars (the “LIBO Screen Rate”) (2) Business Days prior to the commencement of the requested Interest Period, for a term, and in an amount, comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by the Borrower in accordance with the Agreement (and, if any such rate is below 2.00%, the LIBOR Rate shall be deemed to be 2.00%), which determination shall be made by Agent and shall be conclusive in the absence of manifest error.

“LIBOR Rate Loan” means each portion of a Revolving Loan that bears interest at a rate determined by reference to the LIBOR Rate.

“LIBOR Rate Margin” has the meaning set forth in the definition of Applicable Margin.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Loan” shall mean any Revolving Loan made (or to be made) hereunder.

“Loan Account” has the meaning specified therefor in Section 2.9 of the Agreement.

“Loan Documents” means the Agreement, the Collateral Agreement, the Guarantee, the Side Letter, the Fee Letter, the Closing Date Intercreditor Agreement, any Intercompany Subordination Agreement, any note or notes executed by the Borrower in connection with the Agreement and payable to any Lender, and any other instrument or agreement entered into, now or in the future, by Borrower or any of its Subsidiaries and any member of the Lender Group in connection with the Agreement.

“Loan Party” means the Borrower or any Guarantor.

“Margin Stock” means “margin stock” as defined in Regulation U of the Board of Governors as in effect from time to time.

“Material Adverse Effect” means (a) a material adverse effect in the business, operations, results of operations, assets, liabilities or financial condition of the Loan Parties and their Subsidiaries, taken as a whole, (b) a material impairment of the Loan Parties’ ability to perform their material obligations under the Loan Documents to which they are parties or of the Lender Group’s ability to enforce the Obligations or realize upon all or a material portion of the Collateral (other than as a result of as a result of an action taken or not taken that is solely in the control of Agent), or (c) a material impairment of the enforceability or priority of Agent’s Liens with respect to all or a material portion of the Collateral.

“Material Asset” means (i) each of OXAYDO® Product, the INDOCIN Product, the TIVORBEX Product, SPRIX® (ketorolac tromethamine) Nasal Spray, the VIVLODEX Product and the

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ZORVOLEX Product, in each case including (but not limited to) a material portion of the Intellectual Property (or exclusive license (other than to a Loan Party) of Intellectual Property) solely related to such product and (ii) any other Intellectual Property acquired by the Borrower or any of its Subsidiaries after the Closing Date that is material to the business of the Borrower and its Subsidiaries taken as a whole.

“Material Contract” means (a) each contract or agreement related to any Material Asset to which any Loan Party or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Loan Party or such Subsidiary of $750,000 or more in any calendar year (other than purchase orders in the ordinary course of the business of such Loan Party or such Subsidiary and other than contracts that by their terms may be terminated by such Loan Party or Subsidiary in the ordinary course of its business upon less than 60 days’ notice without penalty or premium) and (b) any other contract or agreement, the loss of which could reasonably be expected to result in a Material Adverse Effect.

“Material Debt” means, collectively, the Senior Secured Notes and any Indebtedness of the Borrower and/or its Subsidiaries involving an aggregate amount of $3,000,000 or more.

“Material Debt Documents” means the Senior Secured Indenture and all other agreements, documents, notes, indentures and instruments at any time executed and/or delivered by a Borrower or any other Person evidencing, governing or securing or otherwise related to any other Material Debt, as each of the foregoing may be amended, restated, modified, supplemented, renewed, or replaced from time to time in accordance with the terms of the Agreement.

“Maturity Date” means March 20, 2022.

“Maximum Revolver Amount” means $20,000,000, decreased by the amount of reductions in the Revolver Commitments made in accordance with Section 2.4(d)(ii) or Section 3.5, as applicable, of the Agreement.

“Medicaid” means, collectively, the healthcare assistance program established by Title XIX of the Social Security Act (42 U.S.C. §§ 1396 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders, guidelines or requirements (whether or not having the force of law) pertaining to such program, including all state statutes and plans for medical assistance enacted in connection with such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Medicare” means, collectively, the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. §§ 1395 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders, guidelines or requirements (whether or not having the force of law) pertaining to such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Minimum Draw Amount” means, at of any time, an amount equal to 25% of the aggregate Revolver Commitments at such time.

“Minimum Liquidity Amount” means, as of any date, an amount equal to the greater of (1) the quotient of (x) the outstanding principal amount of the Senior Secured Notes (or any Refinancing Indebtedness with respect thereto) as of such date divided by (y) 9.5 and (2) $7,500,000.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

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“Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any Loan Party or any Subsidiary or any of their respective ERISA Affiliates is making or accruing an obligation to make contributions or has within the preceding six plan years (as determined on the applicable date of determination) made contributions.

“Net Income” means, with respect to any Person, the net income (loss) of such Person and its Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Borrower or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of (i) the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, (ii) the Borrower’s good faith estimate of taxes paid or payable as a result thereof, (iii) amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to Section 6.4(b)(i)) to be paid as a result of such transaction, (iv) the pro rata portion of the net proceeds attributable to minority interests and not available for distribution to or for the account of the Borrower or any Guarantor, and (v) any deduction of appropriate amounts to be provided by the Borrower as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Borrower after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, and any funded escrow established pursuant to the documents evidencing any such sale or disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition (provided, that to the extent that any amounts are released from such escrow to the Borrower or a Restricted Subsidiary, such amounts net of any related expenses shall constitute Net Proceeds); provided, that Net Proceeds shall not include (i) the proceeds of any sale or other disposition of Intellectual Property to any Specified IP Subsidiary or (ii) the proceeds of any sale or other disposition of Excluded Assets (other than any OXAYDO® Excluded Assets).

“Non-Consenting Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.

“Non-Defaulting Lender” means each Lender other than a Defaulting Lender.

“Notice of Borrowing” has the meaning specified therefor in Section 2.3(a) of the Agreement.

“Obligations” means all Revolving Loans, debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), premiums, liabilities (including all amounts payable pursuant to the Agreement or any other Loan Document), obligations (including indemnification obligations), fees, Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description owing by any Loan Party arising out of, under, pursuant to,

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in connection with, or evidenced by the Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that the Borrower are required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents.  Without limiting the generality of the foregoing, the Obligations of the Borrower under the Loan Documents include the obligation to pay (i) the principal of the Revolving Loans, (ii) interest accrued on the Revolving Loans, (iii) Lender Group Expenses, (iv) fees payable under the Agreement or any of the other Loan Documents, and (v) indemnities and other amounts payable by any Loan Party under any Loan Document. Any reference in the Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer (and/or principal executive officer), the Chief Financial Officer (and/or principal financial officer), the Chief Accounting Officer (and/or principal accounting officer), the President, any Executive Vice President, any Senior Vice President, any Vice President, the Controller, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Borrower.

“Officers’ Certificate” means a certificate signed on behalf of the Borrower by an Officer of the Borrower, which Officer must be the principal executive officer, the principal financial officer, the chief operating officer, the treasurer or the principal accounting officer of the Borrower.

“OXAYDO®” means the product referred to as OXAYDO® (whether marketed under such name or any other name).

“OXAYDO® Excluded Assets” means the new drug applications, licensed intellectual property rights, other approvals and licenses and clinical and other data, in each case relating to the OXAYDO® Product.

“OXAYDO® Product” means (a) OXAYDO® and (b) any and all product improvements, additional claims, line extensions, dosage changes and alternate delivery systems in respect thereof.

“Originating Lender” has the meaning specified therefor in Section 13.1(e) of the Agreement.

“Other Connection Taxes” means, with respect to any Lender or Participant, Taxes imposed as a result of a present or former connection between such Lender or Participant and the jurisdiction imposing such Tax (other than connections arising from such Lender or Participant having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Borrower” has the meaning specified therefor in the preamble to the Agreement.

“Participant” has the meaning specified therefor in Section 13.1(e) of the Agreement.

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“Participant Register” has the meaning specified therefor in Section 13.1(e) of the Agreement.

“Patriot Act” has the meaning specified therefor in Section 4.13 of the Agreement.

“Perfection Certificate” means a certificate in the form of Exhibit P-1 to the Agreement.

“Permits” means, with respect to any Person, any permit, approval, clearance, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other contractual obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or Products or to which such Person or any of its property or Products is subject, including all Registrations and all Health Care Permits.

“Permitted Cure Debt” means any Indebtedness (i) of (a) the Borrower that ranks subordinated in right of payment to the Obligations or (b) any Guarantor that ranks subordinated in right of payment to such Guarantor’s Guarantee, and, in each case is subject to the Intercompany Subordination Agreement (as applicable), (ii) that is unsecured and (iii) that has no scheduled cash interest or principal payments owing prior to the one year anniversary of the Stated Maturity of the Obligations.

“Permitted Cure Securities” shall mean (i) any Equity Interests of the Borrower (other than Disqualified Stock) or (ii) any Permitted Cure Debt, in each case issued pursuant to the Cure Right.

“Permitted Holders” means, at any time, each of (i) Iroko Pharmaceuticals Inc., a business company incorporated in the British Virgin Islands (registered number 1732699), (ii) CR Group L.P. and its Affiliates and Associated Funds, including, without limitation, CRG Servicing LLC, CRG Partners III L.P., CRG Partners III — Parallel Fund “A” L.P., CRG Partners III (Cayman) L.P., CRG Partners III (Cayman) LEV AIV I L.P., CRG Partners III (Cayman) UNLEV AIV I, L.P. and CRG Partners III — Parallel Fund “B” (Cayman) L.P., (iii) CI Investments Inc. and its Affiliates and Associated Funds, (iv) Highbridge Capital Management, LLC, and its Affiliates and Associated Funds, (v) Honeywell Capital Management LLC, and its Affiliates and Associated Funds and (vi) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any of the Permitted Holders specified in clauses (i) through (v) above and that, directly or indirectly, hold or acquire beneficial ownership of the Voting Stock of the Borrower (a “Permitted Holder Group”), so long as (1) each member of the Permitted Holder Group has voting rights proportional to the percentage of ownership interests held or acquired by such member and (2) no Person or other “group” (other than Permitted Holders specified in clauses (i) through (v) above) beneficially owns more than 50% on a fully diluted basis of the Voting Stock held by the Permitted Holder Group.

“Permitted Investments” means:

(1)                                 any Investment in the Borrower or any Restricted Subsidiary; provided that the aggregate amount of Investments made by Loan Parties in Restricted Subsidiaries that are not Guarantors shall not exceed $1,000,000;

(2)                                 any Investment in Cash Equivalents or Investment Grade Securities;

(3)                                 any Investment by the Borrower or any Restricted Subsidiary of the Borrower in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Borrower or (b) such Person, in one transaction or a series of related transactions, is merged,

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consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary of the Borrower; provided that any Collateral may be transferred pursuant to this clause (3) only to a Restricted Subsidiary that is a Guarantor;

(4)                                 any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of Section 6.4 or any other disposition of assets not constituting an Asset Sale;

(5)                                 any Investment existing on, or made pursuant to binding commitments existing on, the Closing Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Closing Date, if any; provided that the amount of any such Investment may be increased as required by the terms of such Investment as in existence on the Closing Date;

(6)                                 advances to employees not in excess of $500,000 outstanding at any one time in the aggregate;

(7)                                 any Investment acquired by the Borrower or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, (b) as a result of a foreclosure by the Borrower or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default or (c) in settlement of or other resolution of claims or disputes, and, in each case, extensions, modifications and renewals thereof;

(8)                                 Hedging Obligations permitted under Section 6.1(b)(x);

(9)                                 any Investment by the Borrower or any of its Restricted Subsidiaries in a Similar Business having an aggregate Fair Market Value (as determined in good faith by the Borrower), taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding, not to exceed $1,500,000 (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary of the Borrower at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Borrower after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;

(10)                          Investments by the Borrower or any of its Restricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed $1,500,000 (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (10) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (10) for so long as such Person continues to be a Restricted Subsidiary;

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(11)                          loans and advances to officers, directors and employees for business- related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business or consistent with past practice or to fund such person’s purchase of Equity Interests of the Borrower or any direct or indirect parent of the Borrower, not to exceed $500,000 at any one time outstanding pursuant to this clause (11);

(12)                          Investments the payment for which consists of Equity Interests of the Borrower (other than Disqualified Stock) or any direct or indirect parent of the Borrower, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the definition of “Cumulative Credit”;

(13)                          any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 6.10(b) (except transactions described in clauses (ii), (iv), (v), (viii)(B), (x), (xiii), (xiv) and (xv) of such Section);

(14)                          Investments consisting of the licensing of Intellectual Property or collaboration agreements, strategic alliances, Co-Promotion Arrangements or similar arrangements in respect of Intellectual Property, in each case, for the development or commercialization of Intellectual Property that, at the time such license, collaboration agreement, strategic alliance, Co-Promotion Arrangement or similar arrangement is entered into, does not materially and adversely affect the Borrower’s business or condition (financial or otherwise) or the value of the Collateral, taken as a whole;

(15)                          guarantees issued in accordance with Section 6.1, including those in connection with any letter of credit issued for the account of the Borrower or any of its Subsidiaries (including with respect to the issuance of, or payments in respect of drawings under, such letters of credit);

(16)                          Investments consisting of, or made in order or to finance, purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of Intellectual Property;

(17)                          [reserved];

(18)                          Investments of a Restricted Subsidiary of the Borrower acquired after the Closing Date or of an entity merged into, amalgamated with, or consolidated with a Restricted Subsidiary of the Borrower in a transaction that is not prohibited by Section 6.3 after the Closing Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(19)                          Investments in Restricted Subsidiaries who are not Guarantors not to exceed $2,500,000 at any one time outstanding pursuant to this clause (19);

(20)                          loans and advances relating to indemnification or reimbursement of any officers, directors or employees in respect of liabilities relating to their serving in such capacity;

(21)                          (i) lease, utility and other similar deposits, and (ii) prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits, in each case, in the ordinary course of business;

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(22)                          any redemption or repurchase of the Obligations permitted and made in accordance with the terms of this Agreement;

(23)                          Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by this Agreement;

(24)                          guarantees of the Borrower or any Restricted Subsidiary in connection with the provision of credit card payment processing services in the ordinary course of business; and

(25)                          Investments by the Borrower and its Restricted Subsidiaries consisting of deposits, prepayments and other credits to suppliers or landlords, and guaranties of business obligations owed to landlord, suppliers, customers, franchisees and licensees of the Borrower and its Subsidiaries.

In the event that any Investment (or any portion thereof) meets the criteria of more than one of the categories of Permitted Investments described in clauses (1) through (25) above, or is entitled to be Incurred or made pursuant to Section 6.7, the Borrower shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Investment (or any portion thereof) in any manner that complies with such categories above or Section 6.7.  In addition, at the time of Incurrence or making of an Investment, the Borrower will be entitled to divide and classify such Investment in more than one of the categories of Permitted Investments described above or described in Section 6.7.

“Permitted Liens” means, with respect to any Person:

(1)                                 pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)                                 Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not overdue for more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3)                                 Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or that are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4)                                 Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business (including any Liens securing Indebtedness permitted to be Incurred pursuant to Section 6.1(b)(v) and Section 6.1(b)(xi));

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(5)                                 survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or title defects or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that were not Incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)                                 Liens securing Indebtedness permitted to be Incurred pursuant to Section 6.1(b)(iv) (provided that such Lien applies solely to the leased or acquired property or equipment, as the case may be) and Section 6.1(b)(xv) (provided that such Lien applies solely to acquired property or assets of the acquired entity, as the case may be);

(7)                                 (A) Liens existing on the Closing Date (other than Liens described in the following clauses (B) and (C)), (B) Liens created pursuant to any Loan Document and (C) Liens on the Collateral securing (i) the Senior Secured Notes and/or (ii) Qualified Junior Debt (so long as, in each case of this clause (C), such Liens are junior to the Liens securing the Obligations pursuant to the Closing Date Intercreditor Agreement);

(8)                                 Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Borrower or any Restricted Subsidiary of the Borrower;

(9)                                 Liens on assets or property at the time the Borrower or a Restricted Subsidiary of the Borrower acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Borrower or any Restricted Subsidiary of the Borrower; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Borrower or any Restricted Subsidiary of the Borrower;

(10)                          Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Borrower or a Guarantor permitted to be Incurred in accordance with Section 6.1;

(11)                          Liens securing Hedging Obligations not incurred for speculative purposes or in violation of the Agreement; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness;

(12)                          Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13)                          leases and subleases of real property that do not materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries;

(14)                          Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Borrower and its Restricted Subsidiaries in the ordinary course of business;

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(15)                          Liens in favor of the Borrower or any Guarantor;

(16)                          [reserved];

(17)                          deposits made in the ordinary course of business to secure liability to insurance carriers;

(18)                          [reserved];

(19)                          (i) Intellectual Property Licenses, (ii) Co-Promotion Arrangements and (iii) any other license, collaboration agreement, strategic alliance or similar arrangement providing for the licensing of Intellectual Property or the development or commercialization of Intellectual Property that, in the case of any such agreement or arrangement entered into after the Closing Date, at the time of such grant, does not materially and adversely affect the Borrower’s business, condition (financial or otherwise) or the value of the Collateral taken as a whole;

(20)                          Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness (“Refinancing Secured Indebtedness”) secured by any Lien referred to in the foregoing clauses (6) (in the case of Liens to secure any Refinancing Secured Indebtedness under such clause (6), such Liens shall be deemed to have also been incurred under such clause (6), and not this clause (20), for purposes of determining amounts outstanding under such clauses (6)), (7)(A), (7)(C), (8) and (9); provided, however, that (w) such new Lien shall be limited to all or part of the same property that secured (or, under the written arrangements under which the original Lien arose, could secure) the original Lien (plus improvements, accessions, proceeds or dividends or distributions in respect thereof), (x) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7)(A), (7)(C), (8) and (9) at the time the original Lien became a Permitted Lien under this Agreement, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement, (y) any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause 7(C) shall not be secured by any assets that are not Collateral and shall rank pari passu with the Indebtedness that is refinanced, refunded, extended, renewed or replaced and (z) any Lien securing the Refinancing Indebtedness shall have a priority relative to the Liens securing the Obligations that is not greater than the relative priority of the Lien securing in the Indebtedness that is refinanced, refunded, extended, renewed or replaced;

(21)                          Liens on equipment of the Borrower or any Restricted Subsidiary granted in the ordinary course of business to the Borrower’s or such Restricted Subsidiary’s client at which such equipment is located;

(22)                          judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(23)                          Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

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(24)                          Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business that do not, individually or in the aggregate, materially impair the value of the Collateral;

(25)                          any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement; provided, however, that this clause (25) shall not apply to any Liens securing Indebtedness;

(26)                          any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Borrower or any Restricted Subsidiary;

(27)                          Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to Deposit Accounts (as defined in the Uniform Commercial Code) or other funds maintained with a depository or financial institution;

(28)                          Liens that secure Indebtedness Incurred in the ordinary course of business not to exceed $1,500,000 at any one time outstanding;

(29)                          any interest of title of a lessor under any lease of real or personal property;

(30)                          Liens on the identifiable proceeds of any property or asset subject to a Lien otherwise constituting a Permitted Lien;

(31)                          Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Borrower or a Restricted Entity, including rights of offset and set off;

(32)                          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(33)                          Liens to secure a defeasance trust to the extent such defeasance is otherwise permitted pursuant to the terms of this Agreement;

(34)                          Liens to secure the financing of insurance premiums permitted to be Incurred pursuant to Section 6.1(b)(xx);

(35)                          customary Liens granted in favor of a trustee to secure fees and other amounts owing to such trustee under an indenture or other agreement pursuant to which Indebtedness not prohibited by this Agreement is issued including this Agreement;

(36)                          Liens arising on any real property as a result of eminent domain, condemnation or similar proceedings against such property; and

(37)                          [reserved].

For purposes of determining compliance with this definition, (a) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof and (b) in the event that a Lien (or any portion thereof) meets the criteria of one or more categories of Permitted Liens described above, the Borrower shall, in its

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sole discretion, classify (or later reclassify) such item of Permitted Liens (or any portion thereof) in any manner that complies with this definition and will only be required to include the amount and type of such item of Permitted Liens in one of the above clauses and such Lien will be treated as having been incurred pursuant to only one of such clauses.

“Permitted Protest” means the right of Borrower or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes, or rental payment, provided that (a) a reserve or other appropriate provision with respect to such obligation is established on Borrower’s or its Subsidiaries’ books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Borrower, the Borrower or its Subsidiary, as applicable, in good faith, (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Agent’s Liens, (d) the title to, and right to use, the applicable asset by any Loan Party or the Subsidiaries of any Loan Party are not adversely affected thereby, (e) the applicable asset or any part thereof or any interest therein shall not be in any danger of being sold, forfeited or lost by reason of such contest by any Loan Party or any Subsidiaries of any Loan Party, and (f) upon a final, non-appealable determination of such protest, any Loan Party and the Subsidiaries of any Loan Party shall promptly comply with the requirements thereof.

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Plan of Reorganization” means the First Amended Joint Chapter 11 Plan of Reorganization of the Borrower and its affiliated debtors, dated December 3, 2018, as amended, for the resolution of outstanding claims and interests in the Chapter 11 Cases, as may be modified in accordance with the Bankruptcy Code, including all exhibits, supplements, appendices and schedules.

“Platform” has the meaning specified therefor in Section 17.9(c) of the Agreement.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.

“Products” means any FDA-approved product that is marketed and sold in the United States by any of the Loan Parties or any of their Subsidiaries and shall include by reference Registrations that are required to conduct the Loan Parties’ business as currently conducted and any other Subsidiary’s business as conducted from time to time.

“Projections” means any forecasts, projections or other forward-looking information furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Agent or any Lender for purposes of or in connection with this Agreement or the other Loan Documents.

“Pro Rata Share” means, as of any date of determination:

(a)                                 with respect to a Lender’s obligation to make all or a portion of the Revolving Loans, with respect to such Lender’s right to receive payments of interest, fees, and principal with respect to the Revolving Loans, and with respect to all other computations and other matters related to the Revolver Commitments or the Revolving Loans, the percentage obtained by dividing (i) the Revolving Loan Exposure of such Lender by (ii) the aggregate Revolving Loan Exposure of all Lenders, and

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(b)                                 with respect to all other matters and for all other matters as to a particular Lender (including the indemnification obligations arising under Section 15.7 of the Agreement), the percentage obtained by dividing (i) the Revolving Loan Exposure of such Lender by (ii) the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to Section 13.1 of the Agreement; provided, that if all of the Loans have been repaid in full and all Commitments have been terminated, Pro Rata Share under this clause shall be determined as if the Revolving Loan Exposures had not been repaid, collateralized, or terminated and shall be based upon the Revolving Loan Exposures as they existed immediately prior to their repayment, collateralization, or termination.

“Public Lender” has the meaning specified therefor in Section 17.9(c) of the Agreement.

“Qualified ECP Guarantor” has the meaning set forth in the Collateral Agreement.

“Qualified Junior Debt” means any Indebtedness of the Borrower (and any guarantee thereof by a Guarantor) that is secured by a Lien on the Collateral (and not by any assets that are not Collateral) that ranks junior to the Lien securing the Obligations or that is unsecured; provided that (i) such Indebtedness has a final maturity equal to or later than January 31, 2024, (ii) such Indebtedness does not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the maturity date of the Senior Secured Notes (other than customary offers to repurchase or mandatory prepayments upon a change of control, asset sale or event of loss, customary acceleration rights after an event of default), (iii) the covenants, events of default and other terms of such Indebtedness are not more restrictive to the Borrower and its Subsidiaries than those set forth in the Senior Secured Notes (as in effect on the date hereof), (iv) to the extent such Indebtedness is secured, the agent, trustee or other representative of the holders of such Indebtedness, acting on behalf of such holders, shall be party to the Closing Date Intercreditor Agreement, (v) such Indebtedness shall not be guaranteed by any Person that is not a Guarantor and (vi) such Indebtedness otherwise complies with the terms set forth in the Side Letter.

“Rating Agency” means (1) Moody’s, (2) S&P or (3) any “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Borrower or any direct or indirect parent of the Borrower as a replacement agency for Moody’s or S&P, as the case may be.

“RCP” has the meaning specified therefor in Section 5.16(c) of the Agreement.

“Real Property” means any estates or interests in real property now owned or hereafter acquired by Borrower or one of its Subsidiaries and the improvements thereto.

“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

“Registrations” means all Permits and exemptions issued or allowed by any Governmental Authority (including but not limited to new drug applications, abbreviated new drug applications, biologics license applications, investigational new drug applications, over-the-counter drug monograph, product recertifications, manufacturing approvals and authorizations, CE Marks, labeling approvals or their foreign equivalent, controlled substance registrations, and wholesale distributor permits) held by, or applied by contract to, any Loan Party or any of its Subsidiaries, that are required for the research, development, manufacture, distribution, marketing, storage, transportation, use and sale of the Products of any Loan Party or any of its Subsidiaries.

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“Regulatory Action” means a governmental administrative or regulatory action, proceeding or investigation related to the safety, efficacy, manufacture, marketing, sale and/or reimbursement of one or more Products.

“Regulatory Authority” means the U.S. Food and Drug Administration or any successor thereto or any comparable Governmental Authority that is concerned with the safety, efficacy, reliability, manufacture, sale, advertising, promotion, reimbursement, import, export or marketing of medical products or drugs.

“Regulatory Matters” means governmental administrative or regulatory matters related to or as a result of relevant Health Care Laws.

“Related Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Related Parties” with respect to any Person, means such Person’s Affiliates and the directors, officers, employees, partners, agents, trustees, administrators, managers, advisors and representatives of such Person and its Affiliates.

“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address a release of Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to a release of Hazardous Materials, in each case as required by Environmental Laws.

“Replacement Lender” has the meaning specified therefor in Section 2.13(b) of the Agreement.

“Report” has the meaning specified therefor in Section 15.16 of the Agreement.

“Representative” means the trustee(s), agent(s) or representative(s) (if any) for an issue of Indebtedness; provided, however, that if, and for so long as, such Indebtedness lacks such a Representative, then, unless otherwise provided in the document governing such Indebtedness, the Representative for such Indebtedness shall at all times constitute the holder or holders of a majority in outstanding principal amount of obligations under such Indebtedness.

“Required Lenders” means, at any time, Lenders having or holding more than 50% of the aggregate Revolving Loan Exposure of all Lenders; provided, that the Revolving Loan Exposure of any Defaulting Lender shall be disregarded in the determination of the Required Lenders.

“Representative” means the trustee(s), agent(s) or representative(s) (if any) for an issue of Indebtedness; provided, however, that if, and for so long as, such Indebtedness lacks such a Representative, then, unless otherwise provided in the document governing such Indebtedness, the Representative for such Indebtedness shall at all times constitute the holder or holders of a majority in outstanding principal amount of obligations under such Indebtedness.

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“Requirement of Law” shall mean, as to any person, any law, treaty, rule, regulation, statute, order, ordinance, decree, judgment, consent decree, writ, injunction or governmental requirement enacted, promulgated or imposed by any Governmental Authority, in each case applicable to or binding upon such person or any of its property or assets or to which such person or any of its property or assets is subject.

“Restricted Cash” means Cash Equivalents held by Restricted Subsidiaries that are contractually restricted from being distributed to the Borrower, except for such restrictions that are contained in agreements governing Indebtedness permitted under this Agreement and secured by such Cash Equivalents.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person. Unless otherwise indicated in this Agreement, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Borrower.

“Revolver Commitment” means, with respect to each Revolving Lender, its Revolver Commitment, and, with respect to all Revolving Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Revolving Lender’s name under the applicable heading on Schedule C-1 to the Agreement or in the Assignment and Acceptance pursuant to which such Revolving Lender became a Revolving Lender under the Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement.

“Revolving Lender” means a Lender that has a Revolving Loan Commitment or that has an outstanding Revolving Loan.

“Revolving Loan Exposure” means, with respect to any Revolving Lender, as of any date of determination (a) prior to the termination of the Revolver Commitments, the amount of such Lender’s Revolver Commitment, and (b) after the termination of the Revolver Commitments, the aggregate outstanding principal amount of the Revolving Loans of such Lender.

“Revolving Loans” has the meaning specified therefor in Section 2.1(a) of the Agreement.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or acquired after the Closing Date by the Borrower or a Restricted Subsidiary whereby the Borrower or such Restricted Subsidiary transfers such property to a Person and the Borrower or such Restricted Subsidiary leases it from such Person, other than leases between the Borrower and a Restricted Subsidiary of the Borrower or between Restricted Subsidiaries of the Borrower.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government or (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a comprehensive country sanctions program administered and enforced by OFAC (currently, such programs target Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means a person named on the list of Specially Designated Nationals maintained by OFAC.

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“S&P” has the meaning specified therefor in the definition of Cash Equivalents.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Senior Secured Notes” mean the 13.0% senior secured notes due 2024 issued pursuant to the Secured Notes Indenture from time to time.

“Secured Notes Indenture” means that certain Indenture for the Senior Secured Notes, dated as of January 31, 2019 between the Borrower, as issuer, the Subsidiaries of the Borrower party thereto as guarantors from time to time and U.S. Bank National Association, as Trustee and Collateral Agent, as may be amended, restated, supplemented, waived or otherwise modified from time to time.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder, and any successor statute.

“Security Documents” means the Collateral Agreement and all other security agreements, pledge agreements, mortgages, collateral assignments and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating, perfecting or otherwise evidencing the security interests granted by the Borrower and any Guarantor in favor of the Collateral Agent in the Collateral as contemplated by this Agreement.

“Settlement” has the meaning specified therefor in Section 2.3(e)(i) of the Agreement.

“Settlement Date” has the meaning specified therefor in Section 2.3(e)(i) of the Agreement.

“Side Letter” means that certain side letter, dated on or about the date of this Agreement, between Borrower and the Initial Lenders.

“Similar Business” means a business, the majority of whose revenues are derived from the activities of the Borrower and its Subsidiaries as of the Closing Date or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary or complementary thereto.

“Specified IP Subsidiary” means any Subsidiary of the Borrower that directly or indirectly (including by licensing) acquires or holds any of the Intellectual Property rights related to ARYMO ER™, Egalet-002, SPRIX® (ketorolac tromethamine) Nasal Spray or OXAYDO®, in each case, to the extent such Intellectual Property right is directly owned, licensed or otherwise held by the Borrower or any Guarantor on the Closing Date and included in the Collateral on the date of such acquisition.

“Specified  Product” means any of (i) the ARYMO ER™ Product, (ii) the Egalet-002 Product, (iii) the SPRIX® Product, (iv) the OXAYDO® Product, (v) the INDOCIN Product, (vi) the TIVORBEX Product, (vii) the VIVLODEX Product and (viii) the ZORVOLEX Product.

“SPRIX®” means the product referred to as SPRIX® (ketorolac tromethamine) Nasal Spray (whether marketed under such name or any other name).

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“SPRIX® Product” means (a) SPRIX® and (b) any and all product improvements, additional claims, line extensions, dosage changes and alternate delivery systems in respect thereof.

“Stated Maturity” means, with respect to any security, the date specified in the documentation governing such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Stockholder Agreement” means the Stockholders’ Agreement, dated as of January 31, 2019, by and among the Borrower and the Stockholders party thereto from time to time.

“Subordinated Indebtedness” means (a) with respect to the Borrower, any Indebtedness of the Borrower that (i) is unsecured, (ii) ranks subordinated in right of payment to the Obligations or (iii) is secured by Liens on Collateral ranking junior to the Liens securing the Obligations or (b) with respect to any Guarantor, any Indebtedness of such Guarantor that (i) is unsecured, (ii) ranks subordinated in right of payment to such Guarantor’s Guarantee or (iii) is secured by Liens on Collateral ranking junior to the Liens securing such Guarantor’s Guarantee. For the avoidance of doubt, Subordinated Indebtedness shall be deemed to include any Indebtedness reflecting the payment subordination terms set forth in Exhibit E to this Agreement.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity. For purposes of clarity, a Subsidiary of a Person shall not include any Person that is under common control with the first Person solely by virtue of having directors, managers or trustees in common and shall not include any Person that is solely under common control with the first Person (i.e., a sister company with a common parent).

“Taxes” means any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed or levied by any jurisdiction or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto.

“Tax Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.

“TIVORBEX” means the product referred to as TIVORBEX (whether marketed under such name or any other name).

“TIVORBEX Product” means (a) TIVORBEX and (b) any and all product improvements, additional claims, line extensions, dosage changes and alternate delivery systems in respect thereof.

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“UK Share Charge” means the charge over, inter alia, all of the Capital Stock of Egalet Limited to be granted by the Borrower in favor of Agent, which is in form and substance reasonably satisfactory to the Agent and to counsel to the Initial Lenders.

“United States” or “U.S.” means the United States of America.

“Unused Line Fee” has the meaning specified therefor in Section 2.10(a) of the Agreement.

“U.S. Government Obligations” means securities that are:

(1)                                 direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)                                 obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Utilization Fee” has the meaning specified therefor in Section 2.10(b) of the Agreement.

“VIVLODEX” means the product referred to as VIVLODEX (whether marketed under such name or any other name).

“VIVLODEX Product” means (a) VIVLODEX and (b) any and all product improvements, additional claims, line extensions, dosage changes and alternate delivery systems in respect thereof.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Voidable Transfer” has the meaning specified therefor in Section 17.8 of the Agreement.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products obtained by multiplying (A) the number of years from the date of determination to the date of each remaining scheduled principal payment of such Indebtedness, or redemption or similar payment with respect to such Disqualified Stock, by (B) the amount of each such remaining payment, by (2) the then outstanding aggregate principal amount of such Indebtedness.

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“Wholly Owned Restricted Subsidiary” means any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required to be held by foreign nationals or Subsidiaries not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia) is owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“ZORVOLEX” means the product referred to as ZORVOLEX (whether marketed under such name or any other name).

“ZORVOLEX Product” means (a) ZORVOLEX and (b) any and all product improvements, additional claims, line extensions, dosage changes and alternate delivery systems in respect thereof.

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